As filed with the Securities and Exchange Commission on June 19 , 2018.

Registration No. 333- 225477

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 2 TO FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

Intiva BioPharma Inc.

(Exact name of registrant as specified in its charter)

Delaware	8731	26-2049376
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

4340 East Kentucky Avenue, Suite 206, Glendale, Colorado 80246

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Evan Wasoff

Chief Financial Officer

4340 East Kentucky Avenue, Suite 206

Glendale, Colorado 80246

(303) 495-7583

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Doida Law Group LLC

8480 East Orchard Road, Suite 2000

Greenwood Village, Colorado 80111

(720) 306-1001

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definition of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[ ]		Accelerated filer	[ ]
Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Smaller reporting company	[X]
			Emerging growth company	[X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for not complying with any new or revised financial accounting provided pursuant to Section 7(a)(2)(B) of the Securities Act. [  ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee
Common Stock, $0.0001 par value (3)	2,463,466	$3.97	$9,779,960	$1,217.61	(4)

(1)	Pursuant to Rule 416 under the Securities Act of 1933, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.
(2)	Estimated solely for the purpose of calculating the amount of the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, based on the closing price of the registrant’s common stock on June 7, 2018 on the OTCPink Market.
(3)	This Registration Statement covers the resale by our Selling Security Holders of up to 2,463,466 shares of common stock previously issued to such Selling Security Holders.
(4)	The amount of $546.41 has been previously paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this Prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission becomes effective. This Prospectus is not an offer to sell these securities and we are not soliciting offers to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

SUBJECT TO COMPLETION, DATED JUNE 19 , 2018

INTIVA BIOPHARMA INC.

2,463,466 SHARES OF COMMON STOCK

The selling shareholders (the “Selling Security Holders”) named in this prospectus (the “Prospectus”) are offering all of the shares of common stock (the “Common Stock”) of Intiva BioPharma Inc. f/k/a Kinder Holding Corp., a Delaware corporation, offered through this Prospectus. We are filing the registration statement (the “Registration Statement”), of which this Prospectus forms a part, in order to permit the Selling Security Holders to sell their restricted shares of Common Stock issued by the Registrant in a series of transactions exempt from registration under the Securities Act of 1933, as amended (the “Act”) pursuant to the provisions of Regulation D and Regulation S promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Act. The Common Stock to be sold by the Selling Security Holders as provided in the “Selling Security Holders section of this Prospectus has already been issued.

Reference is made to the disclosure under “Selling Security Holders” and “Description of Securities to be Registered” below. The outstanding shares of Common Stock described above were previously issued in private placement transactions, including unit offerings, under Regulation D and Regulation S completed prior to the filing of the Registration Statement of which this Prospectus forms a part. We will not receive any proceeds from the sale of the Common Stock covered by this Prospectus in connection with the offering (the “Offering”).

Our Common Stock is subject to quotation on OTCPink Market under the symbol NTVA. On June 15 , 2018, the last reported sales price for our Common Stock was $ 4.00 per share. We urge prospective purchasers of our Common Stock to obtain current information about the market prices of our Common Stock. The shares of our Common Stock may be offered and sold by selling stockholders at a fixed price of $3.00 per share until our Common Stock is quoted on the OTCQB tier of the OTC Markets, and thereafter at prevailing market prices or privately negotiated prices or in transactions that are not in the public market. We cannot assure you that our Common Stock will be quoted on the OTCQB tier .

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

Investing in our Common Stock involves a high degree of risk. See “Risk Factors” to read about factors you should consider before buying shares of our Common Stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The Date of This Prospectus is: June __, 2018

Please read this Prospectus carefully and in its entirety. This Prospectus contains disclosure regarding our business, our financial condition and results of operations and risk factors related to our business and our Common Stock, among other material disclosure items. We have prepared this Prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on information contained in this Prospectus. We have not authorized any other person to provide you with different information. This Prospectus is not an offer to sell, nor is it seeking an offer to buy, these securities in any state where the offer or sale is not permitted. The information in this Prospectus is complete and accurate as of the date on the front cover, but the information may have changed since that date.

The Registration Statement containing this Prospectus, including the exhibits to the Registration Statement, provides additional information about our Company and the Common Stock offered under this Prospectus. The Registration Statement, including the exhibits and the documents incorporated herein by reference, can be read on the Securities and Exchange Commission website or at the Securities and Exchange Commission offices mentioned under the heading “Where You Can Find More Information.”

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PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this Prospectus. This summary does not contain all the information that you should consider before investing in the Common Stock. You should carefully read the entire Prospectus, including “Risk Factors”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements, before making an investment decision. In this Prospectus, the terms “Intiva”, “BioPharma”, “Company,” “Registrant,” “we,” “us” and “our” refer to Intiva BioPharma Inc., a Delaware corporation.

Business Plan

The Company was incorporated on November 10, 1952 in Michigan as Gantos, Inc. On July 21, 2008, the Company completed its change in domicile to Delaware and subsequently changed its name to Kinder Holding Corp. Since bankruptcy liquidation in June 2000, the Company has not had any operations and adopted “fresh-start” accounting as of June 21, 2000 in accordance with procedures specified by AICPA Statement of Position No. 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.”

As of October 13, 2017, the Company completed a reverse acquisition of Intiva BioPharma Inc., a private Colorado corporation (the “Share Exchange Transaction”). In connection with the completion of the reverse merger the Company changed its name to Intiva BioPharma Inc. on November 8, 2017.

Intiva BioPharma Inc. was formed under the laws of the State of Colorado in March 2017 as a wholly-owned subsidiary of Intiva USA Inc. and is a start-up company engaged in the business of developing drugs containing cannabinoids and/or terpenes for the treatment of various diseases, disorders and medical conditions; the development or licensing of proprietary delivery systems for cannabinoid-based medications; and the investment in companies and the acquisition of technologies or medications, focused on cannabinoid-based science through special purpose vehicles, discussed more fully below. Intiva USA Inc. is a wholly-owned subsidiary of Kanativa Inc., formerly Intiva Inc., an Ontario, Canada corporation.

Our business objective is to pursue the formulation and development of cannabinoid-based drugs for diseases, disorders and medical conditions. At present, we have two exclusive licenses covering certain intellectual property, including certain patent applications. We have also filed one utility and five provisional patent applications with the U.S. Patent Office covering formulations that include cannabinoids and/or other substances, including terpenes, formulated for the purpose of treating various medical conditions and disorders.

Terpenes are a large and diverse class of organic compounds, produced by a variety of plants. The name “terpene” is derived from the word “turpentine”. In addition to their roles as end-products in many organisms, terpenes are major biosynthetic building blocks within nearly every living creature. Terpenes are the primary constituents of the essential oils of many types of medical plants and flowers. Essential oils are used widely in, among other things, medicine and alternative medicines. Terpenes are also constituents of cannabis plants, which contain an estimated 111 cannabinoids, compounds unique to the cannabis plant.

We plan to invest significant capital and professional efforts in the development of both synthetic and plant-derived cannabinoid-based pharmaceuticals with the objective of obtaining approval by the U.S. Food and Drug Administration (“FDA”) and/or from pharmaceutical and other regulatory authorities in other countries and regions.

We operate in a highly-controlled regulatory environment with strict regulations and established requirements by the FDA, U.S. federal and state drug regulatory agencies, and agencies and authorities in other countries and jurisdictions, relating to analytical, toxicological and clinical standards and protocols with respect to the research and development of pharmaceuticals. Regulations specifically cover research, development, manufacturing and reporting procedures, both pre- and post-approval.

Governmental authorities in many countries require that a new pharmaceutical product be approved or exempted from approval before any such pharmaceutical product can be marketed. The time to obtain approval varies by country and some pharmaceutical drugs may fail in pre-clinical or clinical trials and therefore may never be approved. The approval process is typically a lengthy process that requires conducting pre-clinical studies and clinical trials to seek and then hopefully receive regulatory approval, in compliance with applicable statutes and regulations and the expenditure of substantial capital resources.

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The emerging markets for cannabinoid-based drug research and development is and will likely remain competitive. In general, the biotechnology and pharmaceutical industries are characterized by rapidly advancing technologies, intense competition, and a strong emphasis on proprietary drugs.

We also intend to develop or license proprietary delivery systems for cannabinoid-based medications. We envision that these delivery systems may be utilized for some of the drugs that we seek to develop, and that we may also license them to third-parties. There is no assurance that we will be able to develop or license any delivery system.

We also intend to invest in companies or acquire technologies or medications based on cannabinoid-based science, possibly through special purpose vehicles formed or controlled by the Company. There is no assurance that we will be able to invest in any of these companies or acquire any technology or medication, nor that we will be successful in forming or acquiring capital for any special purpose vehicle for these purposes.

We expect that we will be required to compete with a variety of multinational pharmaceutical companies and specialized biotechnology companies, as well as drugs and processes being developed at universities and other research institutions. Our competitors may develop or may already have developed drugs comparable or competitive with our drug candidates. Competitive therapeutic treatments for diseases, disorders and medical conditions that are included in our drug development projects may have already been approved and accepted by the medical community and any new treatments that may enter the market may face fierce competition.

Through March 2018, we have raised approximately $1.8 million in equity under private placement offerings and we may be expected to require up to an additional $1 million in capital during the next 12 months to fully implement our business plan and fund our operations for that period.

Summary of Risk Factors

This offering involves substantial risk. Our ability to execute our business strategy is also subject to certain risks. The risks described under the heading “Risk Factors” included elsewhere in this Prospectus may cause us not to realize the full benefits of our business plan and strategy or may cause us to be unable to successfully execute all or part of our strategy. Some of the most significant challenges and risks include the following:

●	Our Auditor has expressed substantial doubt as to our ability to continue as a going concern.
●	Our limited operating history does not afford investors a sufficient history on which to base an investment decision.
●	As of the date of this prospectus, we have no revenues and will not have revenues until we have developed and brought to market products. This may take several years.
●	Our sustained revenue generating ability will be dependent upon the regulatory approval of our drug development projects. The failure of such approval will cause us to curtail or cease our research and development operations.
●	We face substantial and increasing competition in the drug development market.
●	We cannot be certain that we will obtain patents for our cannabinoid-based drug research and development projects and that such patents will protect us.
●	The availability of a large number of authorized but unissued shares of Common Stock may, upon their issuance, lead to dilution of existing stockholders.
●	Our stock is thinly traded, resulting in the sale of any investor’s holdings likely taking a considerable amount of time.

Before you invest in our common stock, you should carefully consider all the information in this Prospectus, including matters set forth under the heading “Risk Factors.”

Where You Can Find Us

The Company’s principal executive office and mailing address is at 4340 East Kentucky Avenue, Suite 206, Glendale, CO, 80246 Phone: (303) 495-7583.

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Implications of Being an Emerging Growth Company

We qualify as an emerging growth company as that term is used in the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other burdens that are otherwise applicable generally to public companies. These provisions include:

●	A requirement to have only two years of audited financial statements and only two years of related MD&A;
●	Exemption from the auditor attestation requirement in the assessment of the emerging growth company’s internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002 (“SOX”);
●	Reduced disclosure about the emerging growth company’s executive compensation arrangements; and
●	No non-binding advisory votes on executive compensation or golden parachute arrangements.

We have already taken advantage of these reduced reporting burdens in this Prospectus, some of which are also available to us as a smaller reporting company as defined under Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Act for complying with new or revised accounting standards. We have elected to take advantage of the extended transition period for complying with new or revised accounting standards, which allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies. As a result of this election, our financial statements contained in this Form S-1 may not be comparable to other public reporting companies. The existing scaled executive compensation disclosure requirements for smaller reporting companies will continue to apply to our filings for so long as our Company is an emerging growth company, regardless of whether the Company remains a smaller reporting company.

We could remain an emerging growth company for up to five years, or until the earliest of (i) the last day of the first fiscal year in which our annual gross revenues exceed $1 billion, (ii) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter, or (iii) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three year period.

For more details regarding this exemption, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Critical Accounting Policies.”

The Offering

Common Stock offered by Selling Security Holders	We are registering 2,463,466 shares of Common Stock.
Common stock outstanding before and after the Offering	43,880,896 shares of Common Stock before and after the offering
Terms of the Offering

The Selling Security Holders will determine when and how they will sell the Common Stock offered in this Prospectus. The prices at which the Selling Security Holders may sell the shares of Common Stock in this Offering will be determined by the prevailing market price for the shares of Common Stock or in negotiated transactions.

Trading Market	Our Common Stock is quoted on the OTC Pink Market under the symbol “NTVA”.
Use of proceeds

The Company is not selling any shares of the Common Stock covered by this Prospectus. As such, we will not receive any of the Offering proceeds from the sale of the shares of Common Stock covered by this Prospectus.

Risk Factors	The Common Stock offered hereby involves a high degree of risk and should not be purchased by investors who cannot afford the loss of his/her/its entire investment. See “Risk Factors”.

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SUMMARY OF FINANCIAL INFORMATION

The following summary financial data should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the Financial Statements and Notes thereto, included elsewhere in this Prospectus. The balance sheet and the statement of operations data are derived from our unaudited interim consolidated financial statements for the nine-month period ended March 31, 2018 and our audited financial statements for the initial period ended June 30, 2017.

Statement of Operations Data:
	For the Nine Months Ended March 31, 2018	For the Period ended June 30, 2017
	(Unaudited)	(Audited)
Revenues	$-	$-
General and administrative expenses	$496,830	$179,171
Research and development	$90,720	$12,261
Stock based compensation	$434,516	$-
Total operating expenses	$1,022,066	$191,432
Net loss	$(1,022,066)	$(191,432)
Net Loss Per Share – Basic and Diluted	$(0.02)	$(0.02)
Weighted Average Number of Shares Outstanding - Basic and Diluted	42,298,532	24,421,427

Balance Sheet Data:	March 31, 2018	June 30, 2017
	(Unaudited)	(Audited)
Cash	$733,399	$242,778
Total assets	$1,185,981	$773,692
Total current liabilities	$53,138	$210,405
Total liabilities	$53,138	$210,405
Total stockholders’ equity	$1,132,843	$563,287
Total liabilities and shareholders’ equity	$1,185,981	$773,692

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this Prospectus, including in the documents incorporated by reference into this Prospectus, includes some statements that are not purely historical and that are “forward-looking statements.” Such forward-looking statements include, but are not limited to, statements regarding our management’s expectations, hopes, beliefs, intentions and/or strategies regarding the future, including our financial condition and results of operations. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipates,” “believes,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “might,” “plans,” “possible,” “potential,” “predicts,” “projects,” “seeks,” “should,” “would” and similar expressions, or the negatives of such terms, may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.

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The forward-looking statements contained in this Prospectus are based on current expectations and beliefs concerning future developments and the potential effects on the parties and the transaction. There can be no assurance that future developments actually affecting us will be those anticipated. These that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements, including the following forward-looking statements involve a number of risks, uncertainties (some of which are beyond the parties’ control) or other assumptions.

RISK FACTORS

The shares of our Common Stock being offered for resale by the Selling Security Holders are highly speculative in nature, involve a high degree of risk and should be purchased only by persons who can afford to lose their entire amount invested in the Common Stock. Accordingly, prospective investors should carefully consider, along with other matters referred to herein, the following risk factors in evaluating our business before purchasing any shares of Common Stock. If any of the following risks actually occurs, our business, financial condition or operating results could be materially adversely affected. In such case, you may lose all or part of your investment. You should carefully consider the risks described below and the other information in this Prospectus before investing in our Common Stock.

Risks Related to Our Financial Position and Capital Requirements

Our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern.

The audited financial statements of BioPharma included in this Prospectus have been prepared assuming that we will continue as a going concern and do not include any adjustments that might result if we cease to continue as a going concern. The development of pharmaceuticals with the objective of obtaining approval by the FDA and other international regulatory authorities is not a short-term endeavor for any specific drug candidate. It also requires extremely significant amounts of capital funding for clinical trials and other matters. At March 31, 2018, the Company had working capital of approximately $794,928 (unaudited). The Company will require significant additional capital to fund the implementation and execution of its business plan. This capital, which likely will be millions of dollars for a single drug candidate, will be required for research, regulatory applications, and clinical trials. We have incurred significant losses since our inception. We have funded these losses primarily through the sale of restricted shares of our Common Stock.

Based on our financial history, in its report on the financial statements for the year ended June 30, 2017 our independent registered public accounting firm has expressed substantial doubt as to our ability to continue as a going concern. To date, we have not generated any revenues and we do not anticipate generating any significant revenues during the current fiscal year.

Notwithstanding BioPharma’s success in raising approximately $1.8 million from the sale of its securities from inception in 2017 through March 2018, there can be no assurance that we will be able to continue to raise equity and/or debt capital from investors on terms and conditions satisfactory to the Company, find strategic or financial partners for a specific drug candidate, or have adequate capital resources required by us to fund our current and future planned operations. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our plan of operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

We face many of the risks and difficulties frequently encountered by relatively new companies with respect to our operations.

The Company’s business objective is to conduct scientific research and development related to the use of cannabinoid receptor modulators and/or terpenes for medical treatment of certain medical conditions and diseases. We have no operating history as a medical research company engaged in cannabinoid-based research upon which an evaluation of the Company and its prospects could be based. There can be no assurance that our management will be successful in being able to commercially exploit the results, if any, from our drug development research projects or that we will be able to develop drugs and treatments that will enable us to generate sufficient revenues to meet our expenses or to achieve and/or maintain profitability.

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If we are unable to raise sufficient capital as needed, we may be required to reduce the scope of our planed research and development activities, which could harm our business plans, financial condition and operating results, or cease our operations entirely, in which case, you will lose all your investment.

We currently have no revenues and may never become profitable.

Our ability to generate revenue and become profitable depends upon our ability to obtain regulatory approval for any of our drug development projects. Even if we are able to successfully achieve regulatory approval for any of our drug candidates, we do not know when any of these drugs will generate revenues, if at all. We have not generated, and do not expect to generate, any product revenue for the foreseeable future, and we expect to continue to incur significant operating losses for the foreseeable future due to the cost of research and development, preclinical studies and clinical trials and the regulatory approval process for our drug candidates. The amount of future losses is uncertain and will depend, in part, on the rate of growth of our research and development expenses as well as other operating expenses. We are unable to predict the timing or amount of these expected increases in operating expenses. If we are able to obtain approval for any of our drug candidates, we will incur significant costs associated with commercializing our drug candidates.

We will require additional capital to fund our operations and if we fail to obtain necessary financing, we will not be able to complete any of our drug development projects

Our research operations are expected to require significant cash expenditures. We expect to spend substantial and increasing amounts to conduct our planned research and development, including preclinical testing and clinical trials of our drug candidates, to seek regulatory approvals to eventually market and commercialize any of our drug candidates. As of March 31, 2018, we had $733,399 in cash and cash equivalents. Through March 2018, we have raised approximately $1.8 million in equity under private placement offerings. We believe that current cash is sufficient to start our Kotzker and Sharir Development Projects and fund our operations and capital requirements through the first half of calendar 2018. Any progress we make in our Kotzker and Sharir Development Projects is uncertain because it is difficult to predict our budget for our drug development activities due to numerous factors, including, without limitation, the rate of progress of preclinical studies, clinical trials, the results of preclinical studies and clinical trials for such indication and the costs and timing of seeking and obtaining regulatory approvals for clinical trials. Moreover, changing circumstances may cause us to expend cash significantly faster than we currently anticipate, and we may need to spend more cash than currently anticipated due to changing circumstances beyond our control. Our future capital requirements may depend on a wide range of factors, including, but not limited to:

●	the costs related to initiation, progress, timing, costs and results of preclinical studies and clinical trials for our drug candidates;
●	any change in the clinical development plans for these drug candidates;
●	the number and characteristics of drug candidates that we develop;
●	the terms of any future collaboration agreements we may choose to enter;
●	the events related to the outcome, timing and cost of meeting regulatory requirements established by the U.S. Drug Enforcement Administration (“DEA”), the FDA, the European Medicines Agency (“EMA”) or other comparable foreign regulatory authorities;
●	the potential costs of filing, prosecuting, defending and enforcing our patent claims and other intellectual property;
●	the cost of defending intellectual property disputes; and
●	the cost of marketing and generating revenues for any of our drug candidates.

We cannot be certain that additional funding will be available on acceptable terms, if at all. If we are unable to raise additional capital on terms acceptable to us, we may have to significantly delay, scale back or discontinue one or more of our drug development projects.

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Raising additional capital may cause dilution to our existing stockholders and restrict our operations.

We may seek additional capital through a combination of private and public equity offerings, debt financings, strategic partnerships and alliances, and licensing arrangements. To the extent that we raise additional capital through the sale of equity or convertible debt securities, existing ownership interests will be diluted, and the terms of such financings may include liquidation or other preferences that adversely affect the rights of existing stockholders. Debt financings may be coupled with an equity component, such as warrants to purchase shares, which could also result in dilution of our existing stockholders’ ownership. The incurrence of indebtedness would result in increased fixed payment obligations and could also result in certain restrictive covenants, such as limitations on our ability to incur additional debt, limitations on our ability to acquire or license intellectual property rights and other operating restrictions that could adversely impact our ability to conduct our business and may result in liens being placed on our assets and intellectual property. If we were to default on such indebtedness, we could lose such assets and intellectual property. If we raise additional funds through strategic partnerships and alliances and licensing arrangements with third parties, we may have to relinquish valuable rights to our drug candidates.

Risks Relating to Our Drug Development Projects

Our future success will largely depend on the success of our drug candidates, which development will require significant capital resources and years of clinical development effort.

We currently have no drug products on the market, and none of our drug development projects has reach preclinical study or clinical trial status. Our business depends almost entirely on the successful clinical development, regulatory approval and commercialization of our drug candidates. Investors need to be aware that substantial additional investments including clinical development and regulatory approval efforts will be required before we are permitted to market and commercialize our drug candidates, if ever. It may be several years before we can commence clinical trials, if ever. Any clinical trial will be subject to extensive and rigorous review and regulation by numerous government authorities in the United States, the European Union, and other jurisdictions where we intend, if approved, to market our drug candidates. Before obtaining regulatory approvals for any of our drug candidates, we must demonstrate through preclinical testing and clinical trials that the drug candidate is safe and effective for its specific application. This process can take many years and may include post-marketing studies and surveillance, which would require the expenditure of substantial resources. Of the large number of drugs in development for approval in the United States and the European Union, only a small percentage will successfully complete the FDA regulatory approval process or be granted authorization to be marketed in the European Commission or the other competent authorities in the European Union (“EU”) Member States. Accordingly, even if we obtain the sufficient financing to fund our planed research, development and clinical programs, we cannot assure you that any of our drug candidates will be successfully developed or commercialized.

We may be unable to formulate or scale-up any or all of our drug candidates. There is no guarantee that any of the drug candidates will be or are able to be produced in a manner to meet the FDA’s criteria for product stability, content uniformity and all other criteria necessary for product approval in the United States and other markets. Any of our drug candidates may fail to achieve their specified endpoints in clinical trials. Furthermore, drug candidates may not be approved even if they achieve their specified endpoints in clinical trials. The FDA may disagree with our trial design and our interpretation of data from clinical trials, or may change the requirements for approval even after it has reviewed and commented on the design for our clinical trials. The FDA may also approve a drug for fewer or more limited indications than we request, or may grant approval contingent on the performance of costly post-approval clinical trials (i.e., Phase IV trials). In addition, the FDA may not approve the labeling claims that we believe are necessary or desirable for the successful commercialization of our drug candidates.

If we are unable to expand our pipeline and obtain regulatory approval for our drug candidates on the timelines we anticipate, we will not be able to execute our business strategy effectively and our ability to substantially grow our revenues will be limited, which would have a material adverse impact on our long-term business, results of operations, financial condition, and prospects.

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Our drug development projects, if approved, may be unable to achieve the expected market acceptance and, consequently, limit our ability to generate revenue.

Even when drug development is successful and regulatory approval has been obtained, our ability to generate significant revenue depends on the acceptance of our drug candidates by physicians and patients. We cannot assure you that any of our drug candidates will achieve the expected market acceptance and revenue, if and when we obtain the regulatory approvals. The market acceptance of any drug depends on a number of factors, including the indication statement and warnings approved by regulatory authorities for the drug label, continued demonstration of efficacy and safety in commercial use, physicians’ willingness to prescribe the drug, reimbursement from third-party payers such as government health care systems and insurance companies, the price of the drug, the nature of any post-approval risk management plans mandated by regulatory authorities, competition, and marketing and distribution support. Any factors preventing or limiting the market acceptance of our drugs could have a material adverse effect on our business, results of operations and financial condition.

Results of preclinical studies and earlier clinical trials are not necessarily predictive indicators of future results.

Any positive results from future preclinical testing of our drug candidates and potential clinical trials may not necessarily be predictive of the results from Phase 1, Phase 2 or Phase 3 clinical trials. In addition, our interpretation of results derived from clinical data or our conclusions based on our preclinical data may prove inaccurate. Frequently, pharmaceutical and biotechnology companies have suffered significant setbacks in clinical trials after achieving positive results in preclinical testing and early clinical trials, and we cannot be certain that we will not face similar setbacks. These setbacks may be caused by the fact that preclinical and clinical data can be susceptible to varying interpretations and analyses. Furthermore, certain drug candidates may perform satisfactorily in preclinical studies and clinical trials, but nonetheless fail to obtain FDA approval, a marketing authorization granted by the European Commission, or appropriate approvals by government authorities in other countries. If we fail to produce positive results in our clinical trials for our drug candidates, the development timeline and regulatory approval and commercialization prospects for them and as a result our business and financial prospects, would be materially adversely affected.

The regulatory approval processes with the FDA, the EMA and other comparable foreign regulatory authorities is lengthy and inherently unpredictable.

We are not permitted to market our drug candidates in the United States or the European Union until we receive approval of a New Drug Application (“NDA”) from the FDA or an Marketing Authorization Application (“MAA”) from the European Commission, respectively, or in any foreign countries until we receive the approval from the regulatory authorities of such countries. Prior to submitting an NDA to the FDA or an MAA to the EMA for approval of our drug candidates we will need to have completed our preclinical studies and clinical trials. Successfully completing of any clinical program and obtaining approval of an NDA or MAA is a complex, lengthy, expensive and uncertain process, and the FDA or EMA may delay, limit or deny approval of drug candidates for many reasons, including, among others, because:

●	an inability to demonstrate that our drug candidates are safe and effective in treating patients to the satisfaction of the FDA or EMA;
●	results of clinical trials that may not meet the level of statistical or clinical significance required by the FDA or EMA;
●	disagreements with the FDA or EMA with respect to the number, design, size, conduct or implementation of clinical trials;
●	requirements by the FDA and EMA to conduct additional clinical trials;
●	disapproval by the FDA or EMA or other applicable foreign regulatory authorities of certain formulations, labeling or specifications of drug candidates;
●	findings by the FDA or EMA that the data from preclinical studies and clinical trials are insufficient;
●	the FDA or EMA may disagree with the interpretation of data from preclinical studies and clinical trials;
●	the FDA, European Commission or other applicable foreign regulatory agencies may change their approval policies or adopt new regulations.

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Any of these factors, many of which are beyond our control, could increase development costs, jeopardize our ability to obtain regulatory approval for our drug candidates.

We may apply for orphan drug status granted by the FDA for some of our drug candidates for the treatment of rare diseases.

Regulatory authorities in some jurisdictions, including the United States and the European Union, may designate drugs for relatively small patient populations as orphan drugs. The FDA may grant orphan drug designation to drugs intended to treat a rare disease or condition that affects fewer than 200,000 individuals annually in the United States. In the European Union, the EMA’s Committee for Orphan Medicinal Products grants orphan drug designation to promote the development of drugs that are intended for the diagnosis, prevention or treatment of life-threatening or chronically debilitating conditions affecting not more than five in 10,000 persons in the European Union. Additionally, such designation is granted for drugs intended for the diagnosis, prevention or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in the European Union would be sufficient to justify the necessary investment in developing the drug.

In the United States, orphan drug designation entitles a party to financial incentives, such as opportunities for grant funding towards clinical trial costs, tax credits for certain research and user fee waivers under certain circumstances. In addition, if a drug receives the first FDA approval for the drug and indication for which it has orphan drug designation, the drug is entitled to seven years of market exclusivity, which means the FDA may not approve any other application for the same drug for the same indication for a period of seven years, except in limited circumstances, such as a showing of clinical superiority over the drug with orphan drug exclusivity. Orphan drug exclusivity does not prevent the FDA from approving a different drug for the same disease or condition, or the same drug for a different disease or condition. In the European Union, orphan drug designation also entitles a party to financial incentives such as reduction of fees or fee waivers and ten years of market exclusivity following drug approval. This period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the drug is sufficiently profitable so that market exclusivity is no longer justified.

Our drug candidates may become subject to controlled substance laws and regulations in the U.S.

While cannabis is a controlled substance under the Controlled Substance Act (“CSA”) in the United States, we plan to initially focus our drug development projects using cannabinoids that are synthetically produced. Some of these synthetics, such as dronabinol, have been approved by the FDA for various medical research and conditions. While plant-derived cannabinoids are categorized as Schedule 1 substances under the CSA, dronabinol, which is synthetic tetrahydrocannabinol, or THC is a Schedule 3 substance in capsule form, although it is a Schedule 1 substance in bulk form. Even though dronabinol is still a controlled substance, research based on Schedule 3 substances, including trials in the United States, are substantially less restrictive.

However, if we decide to proceed with clinical trials using plant-derived cannabinoids, and are conducting those trials in the United States, we will become subject to the CSA laws and regulation in addition to FDA regulations. Currently the Company does not intend to proceed with clinical trials using cannabis-derived cannabinoids in the U.S. If the Company decides to proceed with plant-derived cannabinoids, it will evaluate where to conduct its research and preclinical trials.

Nevertheless, our final drugs may contain controlled substances as defined in the CSA. Controlled substances that are pharmaceutical drugs are subject to a high degree of regulation under the CSA, which establishes, among other things, certain registration, manufacturing quotas, security, recordkeeping, reporting, import, export and other requirements administered by the DEA. The DEA classifies controlled substances into five schedules: Schedule I, II, III, IV or V substances. Schedule I substances, by definition, have a high potential for abuse, have no currently “accepted medical use” in the United States, lack accepted safety for use under medical supervision, and may not be prescribed, marketed or sold in the United States. Pharmaceutical products approved for use in the United States may be listed as Schedule II, III, IV or V, with Schedule II substances considered to present the highest potential for abuse or dependence and Schedule V substances the lowest relative risk of abuse among such substances. Schedule I and II drugs are subject to the strictest controls under the CSA, including manufacturing and procurement quotas, security requirements and criteria for importation. In addition, dispensing of Schedule II drugs is further restricted. For example, they may not be refilled without a new prescription.

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While cannabis and certain of its derivatives are Schedule I controlled substances, drugs approved for medical use in the United States that contain cannabis or cannabis extracts must be placed in Schedules II - V, since approval by the FDA satisfies the “accepted medical use” requirement. If, and when any of our drug candidates receive FDA approval, the DEA will make a scheduling determination and place it in a schedule other than Schedule I for it to be prescribed for patients in the United States. If approved by the FDA, we expect the finished dosage forms of any of our drug candidates to be listed by the DEA as a Schedule II or III controlled substance. Consequently, their manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use will be subject to a significant degree of regulation by the DEA. The scheduling process may take one or more years beyond FDA approval, thereby significantly delaying the launch of our drugs. However, the DEA must issue a temporary order scheduling the drug within 90 days after the FDA approves the drug and the DEA receives a scientific and medical evaluation and scheduling recommendation from the Department of Health and Human Services. Furthermore, if the FDA, DEA or any foreign regulatory authority determines that any of our drugs may have potential for abuse, it may require us to generate more clinical data than that which is currently anticipated, which could increase the cost and/or delay the launch of our drugs.

Clinical trials of cannabinoid-based drug candidates are novel with very limited or non-existing history; we face a significant risk that the trials will not result in commercially viable drugs and treatments.

At present, there is only a very limited documented clinical trial history from which we can derive any scientific conclusions, or prove that our present assumptions for the current and planned research are scientifically compelling. While we are encouraged by the limited results of clinical trials by others, there can be no assurance that any clinical trial will result in commercially viable drugs or treatments.

Clinical trials are expensive, time consuming and difficult to design and implement. We, as well as the regulatory authorities may suspend, delay or terminate our clinical trials at any time, may require us, for various reasons, to conduct additional clinical trials, or may require a particular clinical trial to continue for a longer duration than originally planned, including, among others:

●	lack of effectiveness of any formulation or delivery system during clinical trials;
●	discovery of serious or unexpected toxicities or side effects experienced by trial participants or other safety issues;
●	slower than expected rates of subject recruitment and enrollment rates in clinical trials;
●	delays or inability in manufacturing or obtaining sufficient quantities of materials for use in clinical trials due to regulatory and manufacturing constraints;
●	delays in obtaining regulatory authorization to commence a trial, including Institutional Review Board (“IRB”) approvals, licenses required for obtaining and using cannabis or cannabis derived substances for research, either before or after a trial is commenced;
●	unfavorable results from ongoing pre-clinical studies and clinical trials;
●	patients or investigators failing to comply with study protocols;
●	patients failing to return for post-treatment follow-up at the expected rate;
●	sites participating in an ongoing clinical study withdraw, requiring us to engage new sites;
●	third-party clinical investigators decline to participate in our clinical studies, do not perform the clinical studies on the anticipated schedule, or act in ways inconsistent with the established investigator agreement, clinical study protocol, good clinical practices, and other IRB requirements;
●	third-party entities do not perform data collection and analysis in a timely or accurate manner or at all; or
●	regulatory inspections of our clinical studies require us to undertake corrective action or suspend or terminate our clinical studies.

Any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

Changes in consumer preferences and acceptance of cannabinoid-derived drugs and any negative trends will adversely affect our business.

We are substantially dependent on initial and continued market acceptance and proliferation of cannabinoid-derived drugs. We believe that as cannabinoid-derived drugs become more widely accepted by the medical and scientific communities and the public at large, the stigma associated with cannabinoid-derived drugs and treatments will moderate and, as a result, consumer demand will likely continue to grow. However, we cannot predict the future growth rate and size of the market, assuming that the regulatory framework is favorable, of which there can be no assurance. Any negative outlook on cannabinoid-derived drugs will adversely affect our business prospects.

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In addition, while some may believe that large, well-funded pharmaceutical and other related businesses and industries may have material economic reasons to be in strong opposition to cannabinoid-based drugs, we don’t believe that it is the case. Regardless, the pharmaceutical industry is well-funded with a strong and experienced lobbying presence at both the federal and state levels as well as internationally, that surpasses financial resources of the current group of medical cannabinoid research and development companies. Any effort by the pharmaceutical lobby could or might undertake to halt or delay the development of cannabinoid-based drugs and could have a detrimental impact on our business.

These pressures could also limit or restrict the introduction and marketing of any cannabinoid-derived drug. Adverse publicity regarding cannabis misuse or adverse side effects from cannabis or other cannabinoid-derived drugs may adversely affect the commercial success or marketability. The nature of our business attracts and may be expected to continue to attract a high-level of public and media interest and, in the event of any related adverse publicity; we may not succeed in monetizing our drugs.

Our drug candidates may contain controlled substances, the use of which may generate public controversy.

Since our drug candidates may contain controlled substances, their regulatory approval may generate public controversy. Political and social pressures and adverse publicity could lead to delays in approval of, and increased expenses for, our drug candidates. These pressures could also limit or restrict the introduction and marketing of our drug candidates. Adverse publicity from cannabis misuse or adverse side effects from cannabis or other cannabinoid-derived drugs may adversely affect the commercial success or market penetration achievable by our drug candidates. The nature of our business will likely attract a high-level of public and media interest, and in the event of any resultant adverse publicity, our reputation may be harmed.

The FDA has not approved any plant-derived drug as a safe and effective drug for any indication.

To date, the FDA has not approved any plant-derived cannabinoid drug as safe and effective for any indication. However, the FDA is aware that there is considerable interest in its use to attempt to treat a number of medical conditions. Before conducting testing in humans of a drug that has not been approved by the FDA, we will need to submit an investigational new drug (“IND”) application to the FDA. Failure to comply with applicable U.S. requirements may subject a company to a variety of administrative or judicial sanctions, such as the FDA’s refusal to approve pending NDAs, warning letters, product recalls, product seizures, total or partial suspension of production or distribution, injunctions, fines, civil penalties and criminal prosecution.

At Present We Have No Guaranteed or Reliable Source of Synthetic Cannabinoids at an Economically Feasible Price – Even Though We Intend to Focus on the Utilization of Synthetic Cannabinoids

Our primary objective is to focus our initial drug development utilizing synthetic cannabinoids. While we currently have arrangements with sources from which we are obtaining synthetic cannabinoids, without any guarantees of supply, there is no assurance that we will be able to access synthetic cannabinoids in the future, or at an economically feasible price for a reasonable period of time that would enable us to implement and execute our business plan.

Laws and regulations affecting therapeutic uses of cannabis are constantly evolving.

The potential ongoing evolution of laws and regulations affecting the research and development of cannabinoid-based medical drugs and treatments could detrimentally affect our business. Laws and regulations related to the therapeutic uses of cannabis and cannabinoid-based drugs may be subject to changing interpretations. These changes may require us to incur substantial costs associated with legal and compliance fees and may ultimately require us to alter our business plan. Furthermore, violations or alleged violation of these laws could disrupt our business and result in a material adverse effect on our operations. In addition, we cannot predict the nature of any future laws, regulations, interpretations or applications of laws and regulations and it is possible that new laws and regulations may be enacted in the future that will be directly applicable to our business.

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Our research activities in the cannabinoid drug industry may make it difficult to obtain insurance coverage.

In the event that we decide to commence research based on plant-derived cannabinoids in the U.S., obtaining and maintaining necessary insurance coverage, for such things as workers compensation, general liability, product liability and directors and officers liability insurance, may be more difficult and/or expensive for us to find because of our research directions utilizing synthetic and/or plant-derived cannabinoids. There can be no assurance that we will be able to find such insurance, if needed, or that the cost of coverage will be affordable or cost-effective. If, either because of unavailability or cost prohibitive reasons, we are compelled to operate without insurance coverage, we may be prevented from entering certain business sectors, experience inhibited growth potential and/or expose us to additional risks and financial liabilities.

We face a potentially highly competitive market.

Demand for cannabinoid-derived drugs will likely be dependent on a number of social, political and economic factors that are beyond our control. While we believe that there will be a demand for such drugs, and that the demand will grow, there is no assurance that such demand will happen, that we will benefit from any demand or that our business, in fact, will ever generate revenues from our drug development activities or become profitable.

The emerging markets for cannabinoid-derived drugs and medical research and development is and will likely remain competitive. The development and commercialization of drugs is highly competitive. We compete with a variety of multinational pharmaceutical companies and specialized biotechnology companies, as well as products and processes being developed by universities and other research institutions. Many of our competitors have developed, are developing, or will develop drugs and processes competitive with our drug candidates. Competitive therapeutic treatments include those that have already been approved and accepted by the medical community and any new treatments that may enter the market. For some of our drug development directions, other treatment options are currently available, under development, and may become commercially available in the future. If any of our drug candidates is approved for the diseases and conditions we are currently pursuing, they may compete with a range of therapeutic treatments that are either in development or currently marketed.

We are aware of many companies that are engaged in cannabinoid-derived drug development activities. GW Pharmaceuticals, for example, has received approvals in several countries for a plant-derived cannabinoid drug and is in the process of seeking FDA approvals in the United States. In addition, other U.S.-based and foreign-based companies are in early stage discovery and preclinical development utilizing the cannabinoids cannabidiol (“CBD”) and/or THC.

Established companies may have a competitive advantage over us due to their size and experiences, financial resources, and institutional networks. Many of our competitors may have significantly greater financial, technical and human resources than we do. Due to these factors, our competitors may have an advantage in marketing their approved drugs and may obtain regulatory approval of their drug candidates before we are able to, which may limit our ability to develop or commercialize our drug candidates. Our competitors may also develop drugs that are safer, more effective, more widely used and less expensive than ours. These advantages could materially impact our ability to develop and, if approved, commercialize our drug candidates successfully. Furthermore, some of these competitors may make acquisitions or establish collaborative relationships among themselves or with third parties to increase their ability to rapidly gain market share.

Our drug candidates may compete with other plant-derived or synthetic cannabinoid drugs, in addition to competing with state-licensed medical and recreational marijuana, in markets where the recreational and/or medical use of marijuana is legal. There is continuing support in the United States for further state legalization of marijuana. In markets where recreational and/or medical marijuana is not legal, our drug candidates, once approved by regulators, may compete with marijuana or marijuana-based products purchased in the illegal drug market.

Moreover, as generic versions of drug products enter the market, the price for such drugs may be expected to decline rapidly and substantially. Even if we are the first to obtain FDA approval of one of our drug candidates, the future potential approval of generics could adversely affect the price we are able to charge and the profitability of our product will likely decline.

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Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in more resources being concentrated among a smaller number of our competitors. Smaller and other early-stage companies may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. These companies may compete with us in recruiting and retaining qualified scientific, management and commercial personnel, establishing clinical trial sites and subject registration for clinical trials, as well as in acquiring technologies complementary to our research projects.

We may have difficulties accessing the services of banks in the United States due to the nature of our business.

The use, sale, or possession of all forms of cannabis in the United States is illegal under federal law. As a Schedule I drug under the federal Controlled Substances Act of 1970, cannabis is considered to have “no accepted medical use” and have a high potential for abuse and physical or psychological dependence. As a result, historically many banks have not accepted for deposit funds from persons/entities that are in the business engaged in cannabis-related businesses, including those engaged in developing drugs containing cannabinoids such as our Company. On February 14, 2014, the U.S. Department of the Treasury Financial Crimes Enforcement Network (“FinCEN”) released guidance to banks “clarifying Bank Secrecy Act (“BSA”) expectations for financial institutions seeking to provide services to cannabis-related businesses.” In addition, U.S. Rep. Jared Polis (D-CO) has stated he will seek an amendment to banking regulations and laws in order to allow banks to transact business with state-authorized medical marijuana treatment programs. While these are positive developments, there can be no assurance this legislation will be successful, or that, even with the FinCEN guidance, banks will decide to do business with corporations that are in the business of developing drugs containing cannabinoids, or that, in the absence of actual legislation, state and federal banking regulators will not strictly enforce current prohibitions on banks handling funds generated from an activity that is illegal under federal law. Our inability to open accounts and otherwise use the services of banks could materially harm our business.

Our inability to attract and retain qualified key management and technical personnel would impair our ability to implement our business plan.

Our success largely depends on the continued service of key management and other specialized personnel, including Richard Greenberg, our chairman, Evan Wasoff, our chief financial officer, Alain Bankier, our chief strategy officer and interim chief executive officer, and Robert Goldfarb, our chief operating officer. The loss of one or more members of our management team or other key employees could delay our research and development programs and materially harm our business, financial condition, results of operations and prospects. The relationships that our team has cultivated in researching the medical benefits of cannabinoid-derived pharmaceuticals results in our being particularly dependent upon their continued employment with us. Because our management team is not obligated to provide us with continued service, they could terminate their employment or services with us at any time without penalty, subject to not providing to us any required advance notice. We do not maintain key person life insurance policies for any members of our management team. Our future success and growth will depend in large part on our continued ability to attract and retain other highly qualified scientific, technical and management personnel, whether as employees or consultants, as well as personnel with expertise in clinical testing, governmental regulation and commercialization. We face competition for personnel and consultants from other companies, universities, public and private research institutions, government entities and other organizations.

Our employees may engage in misconduct or other improper activities, including noncompliance with regulatory standards and requirements, which could subject us to significant liability and harm our reputation.

We are exposed to the risk of employee fraud or other misconduct. Misconduct by employees could include intentional failures to comply with DEA, FDA or EMA regulations or similar regulations of other foreign regulatory authorities or to provide accurate information to the DEA, FDA, EMA or other foreign regulatory authorities. In addition, misconduct by employees could include intentional failures to comply with U.S. federal and state laws and regulations and similar laws and regulations established by other foreign regulatory authorities, to report financial information or data accurately or to disclose unauthorized activities to us. Employee misconduct could also involve the improper use of information obtained in the course of clinical trials, which could result in regulatory sanctions and serious harm to our reputation. We plan to adopt a Code of Business Conduct and Ethics. However, it is not always possible to identify and deter employee misconduct and having adopted a Code of Business Conduct and Ethics may not be effective or sufficient in protecting us from governmental investigations or other actions or lawsuits. If any such actions are instituted against us, and we are not successful in defending ourselves or asserting our rights, those actions could have a significant impact on our business and results of operations, including the imposition of significant fines or other sanctions.

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Failure to obtain regulatory approval in jurisdictions outside the United States and the European Union would prevent our drug candidates from being marketed in those jurisdictions.

To market and sell our future drugs in jurisdictions other than the United States and the European Union, we must obtain separate marketing approvals and comply with numerous and varying regulatory requirements. The regulatory approval process outside the United States and the European Union generally includes all of the risks associated with obtaining FDA approval or the approval from the European Commission, but may involve additional testing.

We may need to partner with third parties to obtain approvals outside the United States and the European Union. In addition, in many countries worldwide, it is required that the drug be approved for reimbursement before the drug can be approved for sale in that country. We may not obtain approvals from regulatory authorities outside the United States and the European Union on a timely basis, if at all. Even if we were to receive approval in the United States or the European Union, approval by the FDA or the European Commission does not ensure approval by regulatory authorities in other countries or jurisdictions. Similarly, approval by one regulatory authority outside the United States and the European Union would not ensure approval by regulatory authorities in other countries or jurisdictions or by the FDA or the European Commission. If we are unable to obtain approval of our drug candidates by regulatory authorities in other foreign jurisdictions, the commercial prospects of those drug candidates may be significantly reduced and our business prospects could decline.

Our failure to comply with existing and potential future laws and regulations relating to drug development could harm our plan of operations.

Our business is, and will be, subject to wide-ranging existing federal and state laws and regulations and other governmental bodies in each of the countries we may develop and/or market our drug candidates. We must comply with all regulatory requirements if we expect to be successful.

If any of our cannabinoid-derived drug candidates is approved in the United States, it will be subject to ongoing regulatory requirements including federal and state requirements. As a result, we and our collaborators and/or joint venture partners must continue to expend time, money and effort in all areas of regulatory compliance, including, if applicable, manufacturing, production, quality control and assurance and, of upmost importance, clinical trials. We will also be required to report certain adverse reactions and production problems, if any and applicable, to the FDA, and to comply with advertising and promotion requirements for our cannabinoid-derived drug candidates.

Any failure to comply with ongoing regulatory requirements may significantly and adversely affect our ability to conduct clinical trials which are prerequisites to our ability to commercialize our cannabinoid-based drugs and related treatments. If regulatory sanctions are applied or if regulatory approval, once obtained, is for any reason withdrawn, the value of our business and our operating results could be materially adversely affected.

Changes in legislation or regulation in the health care systems in the United States and foreign jurisdictions may affect us.

Our ability to successfully commercialize our drugs may depend on how the U.S. and other governments and/or health administrations provide coverage and/or reimbursements for any drugs that we are successful in developing. The ongoing efforts of governments, insurance companies, and other participants in the health care services industry to trim health care costs may adversely affect our ability to achieve profitability.

In certain foreign markets, including countries in the European Union, pricing of prescription pharmaceuticals is subject to governmental control. Price negotiations with governmental authorities may range from 6 to 12 months or longer after the receipt of regulatory marketing approval for a drug. Our business could be detrimentally affected if reimbursements of our drugs is unavailable or limited, if pricing is set at unacceptable levels.

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We will need to increase the size of our organization and may experience difficulties in managing growth.

At present, we are a very small company. We expect to experience a period of expansion in headcount, infrastructure and overhead and anticipate that further expansion will be required to address potential growth and market opportunities. Future growth will impose significant added responsibilities on members of management, including the need to identify, recruit, maintain and integrate new members of our management team, employees including researchers, and consultants. Our future financial performance and our ability to compete effectively will depend, in part, on our ability to manage any future growth effectively.

We may not be able to successfully expand our business through acquisitions.

We may review corporate and product acquisition candidates as a part of our growth strategy. If we decide to undertake an acquisition to obtain, what we view as promising drug candidates, we may not be able to successfully integrate it in order to realize the full benefit of such acquisition. Factors which may affect our ability to grow successfully through acquisitions include:

●	inability to identify suitable targets given the relatively narrow scope of our drug candidates;
●	difficulties and expenses in connection with integrating the acquired companies and achieving the expected benefits;
●	diversion of management’s attention from current operations;
●	the possibility that we may be adversely affected by risk factors facing the acquired companies;
●	possible dilution of earnings, or in the case of acquisitions made through the issuance of our common shares to the shareholders of the acquired company, dilution in the percentage of ownership of our existing shareholders;
●	potential losses resulting from undiscovered liabilities of acquired companies not covered by the indemnification we may obtain from the seller; and
●	loss of key employees of the acquired companies.

Risks Related to Collaboration with Third Parties and Intellectual Property Rights

We will depend on third parties to conduct our research activities.

We will rely on third parties such as clinical data management organizations and consultants to design, conduct, supervise and monitor our preclinical studies and clinical trials (the “Third Parties”). We and the Third Parties are required to comply with various regulations and guidelines from regulatory authorities to ensure that the health, safety and rights of patients are protected in clinical development and clinical trials, and that trial data integrity is assured. Relying on Third Parties does not relieve us of certain responsibilities and requirements. If we or any of the Third Parties fail to comply with applicable requirements, the clinical data generated in our clinical trials may be deemed unreliable and the FDA, the EMA or other comparable foreign regulatory authorities may require us to perform additional clinical trials before approving our marketing applications. There is no assurance that upon inspection by a given regulatory authority, such regulatory authority will determine that any of our clinical trials comply with such requirements. Failure to comply with these regulations may require us to repeat preclinical studies and clinical trials, which would delay the regulatory approval process.

The Third Parties will not be designated as our employees. We therefore cannot control whether they devote sufficient time and resources to our ongoing clinical and preclinical programs. If the Third Parties do not successfully carry out their contractual duties or if the quality or accuracy of the clinical data they obtain is compromised due to their failure to adhere to clinical protocols and/or regulatory requirements, our clinical trials may be extended, delayed or terminated and we may not be able to obtain regulatory approval for, or successfully commercialize our drug candidates. As a result, our commercial prospects for our drug candidates would be harmed, our costs could increase and our ability to generate revenue could be delayed or reduced.

Clinical trials are very expensive, time consuming and difficult to design and implement. Our drug candidates are in preclinical development, which is an extremely preliminary stage of development that includes no regulatory input. We estimate that clinical trials for these drug candidates, if and when initiated, may continue for several years and may take significantly longer than expected to complete. In addition, we, the FDA, an institutional review board (IRB), or other regulatory authorities, including state and local authorities, may suspend, delay or terminate our clinical trials at any time, or the DEA could suspend or terminate the registrations and quota allotments we require in order to procure and handle controlled substances, for various reasons, including:

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●	Lack of effectiveness of any product candidate during clinical trials;
●	Discovery of serious or unexpected toxicities or side effects experienced by study participants or other safety issues;
●	Slower than expected rates of subject recruitment and enrollment rates in clinical trials;
●	Difficulty in retaining subjects who have initiated a clinical trial but who may withdraw at any time due to adverse side effects from the therapy, insufficient efficacy, fatigue with the clinical trial process, or for any other reason;
●	Delays or inability in manufacturing or obtaining sufficient quantities of materials for use in clinical trials, in particular, obtaining sufficient quantities of synthetic or plant-derived cannabinoids due to regulatory and manufacturing constraints.
●	Inadequacy of or changes in our manufacturing process or product formulation;
●	Delays in obtaining regulatory authorization to commence a study, or “clinical holds” or delays requiring suspension or termination of a study by a regulatory agency, including by the FDA, before or after a study is commenced;
●	DEA-related recordkeeping, reporting, or security violations at a clinical site, leading the DEA or state authorities to suspend or revoke the site’s controlled substance license and causing a delay or termination of planned or ongoing studies;
●	Changes in applicable regulatory policies and regulations;
●	Delays or failure in reaching agreement(s) on acceptable terms in clinical trial contracts or protocols with prospective clinical trial sites;
●	Uncertainty regarding proper dosing;
●	Unfavorable results from ongoing clinical trials and preclinical studies;
●	Failure of the Third Parties or other third-party contractors to comply with all contractual and regulatory requirements or to perform their services in a timely or acceptable manner;
●	Failure by us, our employees, our consultants, the Third Parties, or their employees to comply with all applicable FDA, DEA or other regulatory requirements relating to the conduct of clinical trials or the handling, storage, security and recordkeeping for controlled substances;
●	Scheduling conflicts with participating clinicians and clinical institutions;
●	Failure to design appropriate clinical trial protocols;
●	Insufficient data to support regulatory approval;
●	Inability or unwillingness of medical investigators to follow our clinical protocols;
●	Difficulty in maintaining contact with subjects during or after treatment, which may result in incomplete data; or
●	Regulatory concerns with cannabinoid-derived drugs generally and the potential for abuse of the drugs.

Generally, there is a high rate of failure for drug candidates proceeding through clinical trials. We may suffer significant setbacks in our clinical trials similar to the experience of many other companies in the pharmaceutical and biotechnology industries, even after receiving promising results in early trials. Further, even if we view the results of a clinical trial to be positive, the FDA or other regulatory authorities may disagree with our interpretation of the data. In the event that we abandon or are delayed in our clinical development efforts related to our drug candidates, we may not be able to execute on our business plan effectively, we may not be able to generate revenues from our drug development activities, become profitable, resulting in our reputation in the industry and in the investment community likely becoming significantly damaged and this could adversely affect the price of our shares.

We intend to rely upon Third Parties to formulate and produce our drug candidates in accordance with our clinical protocols and all applicable regulatory requirements, including the FDA’s good clinical practice regulations and current good manufacturing practices and DEA and state regulations governing the handling, storage, security and recordkeeping for controlled substances. These third parties are anticipated to play a significant role in the formulation process and the development of our drug candidates. We intend to likely rely on these third parties for the formulation and development of the products to be utilized in our clinical and preclinical studies, and we will likely control minimally certain aspects of their activities.

We intend to rely on Third Parties to conduct and oversee our clinical trials. If these Third Parties do not meet our deadlines or otherwise conduct the trials as required, we may not be able to obtain regulatory approval for or commercialize our drug candidates when expected or at all.

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We may also rely upon various medical institutions, clinical investigators and contract laboratories to conduct our trials in accordance with our clinical protocols and all applicable regulatory requirements, including the FDA’s good clinical practice regulations and DEA and state regulations governing the handling, storage, security and recordkeeping for controlled substances. These Third Parties are anticipated to play a significant role in the conduct of these trials and the subsequent collection and analysis of data from the clinical trials. We intend to rely heavily on these parties for the execution of our clinical and preclinical studies, and control only certain aspects of their activities.

If any of our clinical trial sites terminate their involvement in one of our clinical trials for any reason, we may experience the loss of follow-up information on patients enrolled in our ongoing clinical trials unless we are able to transfer the care of those patients to another qualified clinical trial site. In addition, principal investigators for our clinical trials may serve as scientific advisors or consultants to us from time to time and receive cash or equity compensation in connection with their services. If these relationships and any related compensation result in perceived or actual conflicts of interest, the integrity of the data generated at the applicable clinical trial site may be questioned by the FDA.

We may conduct clinical trials for our drug candidates outside the United States, and the FDA may not accept data from such trials.

We may choose to conduct one or more of our clinical trials outside the United States. Although the FDA may accept data from clinical trials conducted outside the United States, acceptance of such study data by the FDA is subject to certain conditions. For example, the study must be well designed and conducted and performed by qualified investigators in accordance with ethical principles. The study population must also adequately represent the U.S. population, and the data must be applicable to the U.S. population and U.S. medical practice in ways that the FDA deems clinically meaningful. Generally, the patient population for any clinical studies conducted outside of the United States must be representative of the population for whom we intend to label the product in the United States. In addition, such studies would be subject to the applicable local laws, and FDA acceptance of the data would be dependent upon its determination that the studies also complied with all applicable U.S. laws and regulations. There can be no assurance the FDA will accept data from trials conducted outside of the United States, as much of the criteria is evaluated in the discretion of the FDA. If the FDA does not accept any such data, it would likely result in the need for additional trials, which would be costly and time-consuming and delay aspects of our business plan.

If we rely on Third Parties, our internal capacity to perform these functions will be limited. Outsourcing these functions involves risk that third parties may not perform to our standards, may not produce results in a timely manner or may fail to perform at all. In addition, the use of Third Parties requires us to disclose our proprietary information to these parties, which could increase the risk that this information will be misappropriated. Though we will carefully manage our relationships with these Third Parties, there can be no assurance that challenges or delays in the future will not have a material adverse impact on our business, financial condition and prospects.

If a Third Party terminates or fails to perform its obligations under an agreement with us, the prospects of regulatory approval of our drugs candidates could be delayed or terminated.

At present, we are not party to any collaborative arrangement with a Third Party, although we may pursue such arrangements before commencing any preclinical studies or clinical trials for our drug candidates. If we enter into future collaborative arrangements for the research and development of any drug and any of the Third Party does not devote sufficient time and resources to our drug candidates, we may not realize the potential commercial benefits of the collaborative agreement, and our results of operations may be materially adversely affected. In addition, if any such future Third Party were to breach or terminate its arrangements with us, the development of any drug candidate could be delayed or terminated.

If we are unable to protect our intellectual property rights or if our intellectual property rights are inadequate for our drug candidates, our competitive position could be harmed.

Our commercial success will depend in large part on our ability to obtain and maintain patent and other intellectual property protection in the U.S. and other countries with respect to our proprietary technology and drug candidates. We will rely on trade secret, patent, copyright and trademark laws, and confidentiality and other agreements with employees and third parties, all of which offer only limited protection. We are seeking to protect our proprietary positions by filing patent applications in the United States and abroad related to our novel technologies and drugs that are important to our business.

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We do not know whether any of the pending patent applications for any of our drug candidates will result in the issuance of patents. The patent positions of biotechnology and pharmaceutical companies generally are highly uncertain, involve complex legal and factual questions and have often been the subject of litigation. As a result, the issuance, scope, validity, enforceability and commercial value of any of our potential future patents are highly uncertain. The steps we will take to protect our proprietary rights may not be adequate to preclude misappropriation of our proprietary information or infringement of our intellectual property rights, both inside and outside the United States. Patent examination processes may require us to narrow the claims for our pending patent applications, which may limit the scope of patent protection that may be obtained if the patents are granted. The rights to be granted under future patents issued to us may not provide us with the proprietary protection or competitive advantages we seek. If we are unable to obtain and maintain patent protection for our technology and drugs, or if the scope of the patent protection obtained is not sufficient, our competitors could develop and commercialize technology and drugs similar or superior to ours, and our ability to successfully commercialize our technology and drugs may be adversely affected.

The issuance of a patent may not always be conclusive as to its inventorship, scope, validity or enforceability. Our issued patents may be challenged in the courts or patent offices in the U.S. and abroad. Such challenges may result in the loss of patent protection, the narrowing of claims in such patents or the invalidity or unenforceability of such patents, which could limit our ability to stop others from using or commercializing similar or identical technology and drugs, or limit the duration of the patent protection for our technology and drugs.

Costly litigation may be necessary to protect our intellectual property rights and we may be subject to claims alleging the violation of the intellectual property rights of others.

We may face significant expense and liability due to litigation or other proceedings relating to patents and other intellectual property rights of others. If another party has also filed a patent application or been issued a patent relating to an invention or technology claimed by us in pending applications, we may be required to participate in an interference proceeding declared by the U.S. Patent and Trademark Office to determine priority of invention, which could result in substantial uncertainties and costs for us, even if the eventual outcome were favorable to us. We, or our licensors, also could be required to participate in interference proceedings involving issued patents and pending applications of another entity. An adverse outcome in an interference proceeding could require us to cease using the technology or to license rights from prevailing third parties.

The cost to us of any patent application or patent litigation, even if resolved in our favor, could be substantial. Our ability to enforce our patent protection could be limited by our financial resources, and may be subject to lengthy delays.

A third party may claim that we use inventions claimed by their patents and may go to court to stop us from engaging in research, development and/or the sale of any of our future drugs. Such lawsuits are expensive and would consume time and other resources. There is a risk that the court will decide that we are infringing on the third party’s patents and will order us to stop the activities claimed by the patents. In addition, there is a risk that a court will order us to pay the other party damages for having infringed their patents.

Moreover, there is no guarantee that any prevailing patent owner would offer us a license so that we could continue to engage in activities claimed by the patent, or that such a license, if made available to us, could be acquired on commercially acceptable terms. In addition, third parties may in the future, assert other intellectual property infringement claims against us with respect to our drug candidates, technologies or other matters.

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We will rely on confidentiality agreements that could be breached and may be difficult to enforce, which could result in third parties using our intellectual property to compete against us.

We will take reasonable steps to protect our intellectual property, including the use of agreements relating to the non-disclosure of confidential information to third parties, as well as agreements that purport to require the disclosure and assignment to us of the rights to the ideas, developments, discoveries and inventions of our employees and consultants while we employ them. These agreements may be difficult and costly to enforce. Although we will seek to obtain these types of agreements from these Third Parties, to the extent that employees and consultants utilize or independently develop intellectual property in connection with any of our projects, disputes may arise as to the intellectual property rights associated with our drug candidates. If a dispute arises, a court may determine that the right belongs to a third party. Enforcement of our rights can be costly and unpredictable. Despite the protective measures we intent to employ, we will still face the risk that:

●	these agreements may be breached;
●	these agreements may not provide adequate remedies for the applicable type of breach;
●	our trade secrets or proprietary know-how will otherwise become known; or
●	our competitors will independently develop similar technology or proprietary information.

Intellectual property rights may not necessarily address all potential threats to our competitive advantage.

The degree of future protection afforded by our intellectual property rights may be uncertain because intellectual property rights have limitations, and may not adequately protect us to enable us to maintain any competitive advantage. The following factors may weaken our protection:

●	compounds may be made by others that are the same or similar to our drug candidates, but are not covered by our patent claims;
●	inventions covered by our future patents or pending patent may have been discovered by others previously;
●	independently develop similar or alternative technologies may duplicate any of our technologies without infringing our intellectual property rights;
●	pending patents will not lead to issued patents;
●	our future issued patents may not provide us with any competitive advantages, or may be held invalid or unenforceable as a result of legal challenges;
●	our competitors might conduct research and development activities in the United States and other countries that provide a safe harbor from patent infringement claims for certain research and development activities, as well as in countries where we do not have patent rights; and
●	the patents of others may have an adverse effect on our business.

Sales Strategies and Licensing Opportunities

We currently do not have sales, distribution or marketing capabilities. If we are unable to establish a sales and marketing capability or collaborate with a partner to do so, it can expect that little if any sales of the drugs that we may develop, if ever approved for marketing, would occur. Prospective investors in our securities must be aware that given the early stage of our efforts, no reliable estimates of revenues derived from sales of any drugs that we succeed in developing can be made. Further, no estimate of operating or net profits that could be derived from any drug sales can be made.

There is no guarantee that marketing approval for any drug candidate will lead to sales or profits. For example, the commercial success of our drug candidates, for which marketing approval is obtained from the FDA or other regulatory authorities, will depend upon the acceptance of these drugs by the medical community and reimbursement for them by third-party payors, including government payors. The degree of market acceptance of any approved drugs will depend on a number of factors, including but not limited to: convenience and ease of administration; limitations or warnings contained in a product’s FDA approved labeling; pricing and cost effectiveness; effectiveness of our or our collaborators’ sales and marketing strategies; and our ability to obtain sufficient third-party coverage or reimbursement.

Our desire to have the drugs we may develop gain acceptance in foreign countries. We do not expect that we will have the personnel, resources, or desire to directly market any pharmaceutical product in any foreign country in the foreseeable future and cannot guarantee that any suitable marketing partner will be found for any drug.

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Risks Related to Our Common Stock

There can be no assurance of a liquid public trading market for our common stock or whether investors will be able to readily be able to sell their shares of common stock.

At present, our Common Stock is subject to quotation on the OTC Pink Market under the symbol NTVA. There is only a limited and non-liquid public trading market for our Common Stock and there can be no assurance that a more liquid market will ever develop or be sustained. Market liquidity will depend on the perception of our business and any steps that our management might take to bring public awareness of our business to the investing public within the parameters of the federal securities laws. We can provide no assurance that there will be any awareness generated or sustained. Consequently, investors may not be able to liquidate their investment or liquidate it at a price paid by investors equal to or greater than their initial investment in our Common Stock. As a result, holders of our Common Stock may not find purchasers for their shares should they to decide to sell the Common Stock held by them at any specific time, if ever. Consequently, our Common Stock should be purchased only by investors who have no immediate need for liquidity from their investment and who can hold our Common Stock potentially for a prolonged period of time.

In the event an active trading market develops for our common stock, the market price may, from time-to-time, be volatile.

In the event an active trading market develops for our Common Stock, the market price of our Common Stock may be highly volatile, as is the market for securities subject to quotation in the U.S. over-the-counter market. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in conditions or trends in the industry in which we operate, general market and economic conditions both in the United States and globally, as well as the number of our shares of Common Stock being purchased and sold at any particular time. These factors may materially adversely affect the market price of our Common Stock, regardless of our historic business performance or future business prospects. In addition, the public stock markets have experienced and may be expected to experience extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to their operating performance. These market fluctuations may adversely affect the market price of our Common Stock.

A large number of additional shares will be available for resale into the public market pursuant to Rule 144, which may cause the market price of our common stock to decline significantly.

Sales of a substantial number of shares of our Common Stock in the public market will become available pursuant to Rule 144 promulgated by the SEC under the Act, and could adversely affect the market price of our Common Stock. As of June 18 , 2018, we have 43,880,896 shares of Common Stock outstanding, of which 43,428,871 are restricted due to applicable federal securities laws. As restrictions on the resale of shares of Common Stock expire, pursuant to the provisions of Rule 144 or otherwise, the market price could drop significantly if the holders of these restricted shares sell them or are perceived by the market as intending to sell them at any given date or over any particular period of time.

If holders of restricted securities sell a large number of shares pursuant to Rule 144, they could adversely affect the market price for our Common Stock, over which we will likely have no control.

You may experience dilution of your ownership interest because of the potential of future issuance of additional shares of our common stock or our preferred stock.

In the future, we may issue our authorized but previously unissued equity securities, including shares of our Common Stock, resulting in the dilution of the ownership interests of our present shareholders. We are authorized to issue an aggregate of 200,000,000 shares of Common Stock, par value $0.0001 per share, of which 43,880,896 shares of Common Stock are outstanding as of June 18 , 2018.

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We may also issue additional shares of our Common Stock, warrants or other securities that are convertible into or exercisable for the purchase of shares of our Common Stock in connection with hiring and/or retaining employees or consultants, future acquisitions, future sales of our securities for capital raising purposes, or for other business purposes. The future issuance of any such additional shares of our Common Stock or other securities, for any reason including those stated above, may have a negative impact on the market price of our Common Stock. There can be no assurance that the issuance of any additional shares of Common Stock, warrants or other convertible securities may not be at a price (or exercise prices) below the then prevailing price at which shares of our Common Stock will be quoted in the U.S. over-the-counter market.

We may never pay any dividends to our shareholders.

We currently intend to retain any future earnings for use in the operation and expansion of our business. Accordingly, we do not expect to pay any dividends in the foreseeable future, but will review this policy as circumstances dictate. The declaration and payment of all future dividends, if any, will be at the sole discretion of our board of directors, which retains the right to change our dividend policy at any time. Consequently, shareholders must rely on sales of their Common Stock after price appreciation, which may never occur, as the only way to realize any future gains on their investment.

Insiders will continue to have substantial control over us after this offering and will be able to influence corporate matters.

Our directors and executive officers and present shareholders holding more than 5% of our Common Stock will own of record and beneficially, in the aggregate, approximately 67% of our outstanding Common Stock. As a result, if these shareholders were to choose to act together, they would be able to exercise considerable influence over all matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions, such as a merger or other sale of our Company or all or a significant percentage of our assets. This concentration of ownership could limit your ability to influence corporate matters and may have the effect of delaying or preventing a third party from acquiring control over us. For information regarding the ownership of our outstanding stock by our executive officers and directors and their affiliates, see the disclosure under the caption “Security Ownership of Certain Beneficial Owners and Management.”

We cannot assure you that the interests of our management and affiliated persons will coincide with the interests of other shareholders. As long as our management and affiliated persons collectively control a substantial portion of our Common Stock, these individuals and/or entities controlled by them, including INTIVA USA Inc., will continue to collectively be able to strongly influence or effectively control our decisions.

Anti-takeover provisions of the Delaware General Corporation Law may discourage or prevent a change of control, even if an acquisition would be beneficial to our shareholders, which could reduce our stock price.

We are subject to the provisions of Section 203 of the Delaware General Corporation Law, which may prohibit certain business combinations with shareholders owning 15% or more of our outstanding voting stock. These and other provisions in our amended and restated certificate of incorporation, amended and restated bylaws and Delaware law could make it more difficult for shareholders or potential acquirers to obtain control of our board of directors or initiate actions that are opposed by our then-current board of directors, including a merger, tender offer or proxy contest involving our Company. Any delay or prevention of a change of control transaction or changes in our board of directors could cause the market price of our Common Stock to decline.

State Blue Sky registration and potential limitations on resale of our common stock.

The holders of our shares of common stock and those persons who desire to purchase our common stock in any trading market, should be aware that there may be state blue-sky law restrictions upon the ability of investors to resell our securities. Accordingly, investors should consider the secondary market our securities to be a limited one.

It is the present intention of management to seek coverage and publication of information regarding the Company in an accepted publication manual, which will result in a “manual exemption.” The manual exemption permits a security to be distributed in a specific state without being registered, if the Registrant issuing the security has a listing for that security in a securities manual recognized by the state.

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However, it is not enough for the security to be listed in a recognized manual. The listing entry must contain (1) the names of issuer’s officers, and directors, (2) an issuer’s balance sheet, and (3) a profit and loss statement for either the fiscal year preceding the balance sheet or for the most recent fiscal year of operations. Furthermore, the manual exemption is a non-issuer exemption restricted to secondary trading transactions, making it unavailable for issuers selling newly issued securities.

Most of the accepted manuals include Moody’s Investor Service, Fitch’s Investment Service, and Best’s Insurance Reports, and many states expressly recognize these manuals. A smaller number of states declare that they “recognize securities manuals” but do not specify the recognized manuals.

Our common stock is considered a Penny Stock, which may be subject to restrictions on marketability, so you may not be able to sell your shares.

We may be subject now and in the future to the Penny Stock rules if our shares of Common Stock sell below $5.00 per share. Penny stocks generally are equity securities with a price of less than $5.00. The penny stock rules require broker-dealers to deliver a standardized risk disclosure document prepared by the SEC which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson, and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation.

In addition, the penny stock rules require that prior to a transaction, the broker dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The penny stock rules are burdensome and may reduce purchases of any offerings and reduce the trading activity for shares of our Common Stock. As long as our shares of Common Stock are subject to the penny stock rules, the holders of such shares of Common Stock may find it more difficult to sell their securities.

The control deficiencies in our internal control over financial reporting may until remedied cause errors in our financial statements or cause our filings with the SEC to not be timely.

There may be errors in our financial statements that could require a restatement, or our filings may not be timely made with the SEC. Based on the work undertaken and performed by us, however, we believe the financial statements contained in our reports filed with the SEC are fairly stated in all material respects in accordance with generally accepted accounting principles (“GAAP”) for each of the periods presented.

At present, our internal control over financial reporting or disclosure controls and procedures are not effective. We identified material weaknesses including lack of sufficient internal accounting personnel in order to ensure complete documentation of complex transactions and adequate financial reporting during the period ended March 31, 2018 and during the year ended June 30, 2017. Management has identified corrective actions for the weaknesses and intends to implement accounting procedures to address before mentioned material weaknesses during the fiscal year 2018.

We intend to implement additional corporate governance and control measures to strengthen our control environment as we are able, but we may not achieve our desired objectives. We may identify material weaknesses and control deficiencies in our internal control over financial reporting in the future that may require remediation and could lead investors losing confidence in our reported financial information, which could lead to a decline in our stock price.

Our shares of common stock are thinly traded, so shareholders may be unable to sell at or near ask prices, or at all, if they need to sell shares to raise money or otherwise desire to liquidate their shares.

Our common stock is “thinly-traded,” meaning that the number of persons interested in purchasing our common stock at or near ask prices at any given time may be relatively small or non-existent. This situation is attributable to a number of factors, including the fact that we are a small company that is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we came to the attention of such persons, they tend to be risk-averse and would be reluctant to follow an unproven company such as ours, or purchase or recommend the purchase of our shares until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or longer when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on its share price. We cannot give shareholders any assurance that a broader or more active public trading market for our common shares will develop or be sustained, or that current trading levels will be sustained.

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Reporting requirements under the Exchange Act and compliance with Sarbanes Oxley (SOX), including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional service providers. The engagement of such services is costly and continuing. Additionally, SOX requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with SOX and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. We expect these costs to be approximately $50,000 per year or perhaps more as our operations increase in scope and magnitude. If we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports and/or discover and report fraud, which may harm our overall financial condition and result in loss of investor confidence and a decline in our share price.

As a public company, we are subject to the reporting requirements of the Exchange Act, SOX, the Dodd-Frank Act of 2010 and other applicable securities rules and regulations. Our legal and financial compliance costs related to these rules and regulations may increase, make some activities more difficult, time-consuming or costly, and increase demand on our systems and resources. The Exchange Act requires, among other things, that we file annual and quarterly, and, from time-to-time, current reports, with respect to our business and operating results.

We are working with our legal, independent accounting and financial advisors to identify those areas in which changes should or could be made to improve our financial and management control systems to manage our growth and our legal obligations as a public company. These areas include corporate governance, corporate and internal controls, disclosure controls and procedures and financial reporting and accounting systems. We have made, and will continue to make, changes in these and other areas, if and when any perceived deficiencies are discovered. However, we anticipate that the expenses associated with being a reporting public company are expected to be both material and continuing. We estimate that the aggregate cost of legal services; accounting and audit functions; personnel, such as a chief financial officer familiar with the obligations of public company reporting; and consultants to design and implement internal controls could be material. In addition, if and when we retain independent directors and/or additional members of senior management, we may incur additional expenses related to director compensation and/or premiums for directors’ and officers’ liability insurance (“D&O Insurance”), the costs of which we cannot estimate at this time. We may also incur additional expenses associated with investor relations and similar functions, the costs for which we cannot estimate at this time. However, these additional expenses individually, or in the aggregate, may also be expected to be material.

In addition, being a public company could make it more difficult, or more costly for us to obtain certain types of insurance, including D&O Insurance, and we may be forced to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. The impact of these events could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

The increased costs associated with operating as a public company may decrease our net income or increase our net losses, and may cause us to reduce costs in other areas of our business or increase the prices of our drug to offset the effect of such increased costs. Additionally, if these requirements divert our management’s attention from other business concerns, they could have a material adverse effect on our business, financial condition and results of operations.

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Our by-laws provide for indemnification of our directors and the purchase of D&O insurance at our expense and limit their potential or actual liability which may result in a significant cost to us and damage the interests of our shareholders.

The Company’s By-Laws include provisions that eliminate the personal liability of the directors of the Company for monetary damages to the fullest extent possible under the laws of the State of Delaware as well as other applicable laws. These provisions eliminate the liability of directors to the Company and its shareholders for monetary damages arising out of any violation of a director of his fiduciary duty of due care. Under Delaware law, however, such provisions do not eliminate the personal liability of a director for: (i) breach of the director’s duty of loyalty; (ii) acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; (iii) payment of dividends or repurchases of stock other than from lawfully available funds; or (iv) any transaction from which the director derived an improper benefit. These provisions do not affect a director’s liabilities under the federal securities laws or the recovery of damages by third parties.

Financial Industry Regulatory Authority, Inc. (“FINRA”) sales practice requirements may limit a shareholder’s ability to buy and sell our Common Stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our Common Stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

If we fail to maintain effective internal controls over financial reporting, the price of our Common Stock may be adversely affected.

Our internal control over financial reporting may have weaknesses and conditions that could require correction or remediation, the disclosure of which may have an adverse impact on the price of our Common Stock. We are required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely affect our public disclosures regarding our business, prospects, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting or disclosure of management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our Common Stock.

We are required to comply with certain provisions of Section 404 of SOX and if we fail to comply in a timely manner, our business could be harmed and our stock price could decline.

Rules adopted by the SEC pursuant to Section 404 of SOX require an annual assessment of internal controls over financial reporting, and for certain issuers an attestation of this assessment by the issuer’s independent registered public accounting firm. The standards that must be met for management to assess the internal controls over financial reporting as effective are evolving and complex, and require significant documentation, testing, and possible remediation to meet the detailed standards. We expect to incur expenses and to devote resources to Section 404 compliance on an ongoing basis. It is difficult for us to predict how long it will take or costly it will be to complete the assessment of the effectiveness of our internal control over financial reporting for each year and to remediate any deficiencies in our internal control over financial reporting. As a result, we may not be able to complete the assessment and remediation process on a timely basis. In addition, although attestation requirements by our independent registered public accounting firm are not presently applicable to us, we could become subject to these requirements in the future and we may encounter problems or delays in completing the implementation of any resulting changes to internal controls over financial reporting. If our Chief Executive Officer or Chief Financial Officer determine that our internal controls over financial reporting is not effective as defined under Section 404, we cannot predict how the market prices of our shares will be affected; however, we believe that there is a risk that investor confidence and share value may be negatively affected.

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Our share price could be volatile and our trading volume may fluctuate substantially.

The price of our common shares has been and may in the future continue to be extremely volatile, with the sale price fluctuating from a low of pennies per share to a high of $6.00 during the previous twelve-month period. Many factors could have a significant impact on the future price of our common shares, including:

●	our inability to raise additional capital to fund our operations, whether through the issuance of equity securities or debt;
●	our failure to successfully implement our business objectives and strategic growth plans;
●	compliance with ongoing regulatory requirements;
●	market acceptance of our drug candidates, once approved for sale;
●	changes in government regulations;
●	general economic conditions and other external factors; and
●	actual or anticipated fluctuations in our quarterly financial and operating results; and the degree of trading liquidity in our common shares.

Our annual and quarterly results may fluctuate greatly, which may cause substantial fluctuations in our common stock price.

Our annual and quarterly operating results may in the future fluctuate significantly depending on a number of factors. Any unfavorable change in these or other factors could have a material adverse effect on our operating results for a particular quarter or year, which may cause downward pressure on our common stock price. We expect quarterly and annual fluctuations to continue for the foreseeable future.

Our former chief executive officer has been sued by the SEC for securities fraud.

On March 5, 2018, the SEC filed a civil action against Jeffrey Friedland, Global Corporate Strategies LLC, and Intiva Pharma LLC in the United States District Court for the District of Colorado. The complaint alleges that Mr. Friedland touted OWC Pharmaceutical Research Corp. while misrepresenting both his own investment in OWC and the true nature of his professional relationship with OWC. The complaint charges Friedland, Global Corporate Strategies LLC, and Intiva Pharma LLC with violations of Sections 17(a) and (b) of the Securities Act of 1933 and Section 10(b) of the Exchange Act of 1934 and Rule 10b-5 thereunder. The SEC is seeking injunctions, disgorgement, prejudgment interest, penalties and penny stock bars.

Mr. Friedland had been the Chief Executive Officer and a director of the Company at the time the suit was filed. He resigned his positions on March 7, 2018. Intiva USA, which owns approximately 55% of the outstanding shares of the Company, is the parent company to Intiva Pharma LLC.

USE OF PROCEEDS

We will not receive any proceeds from the sale of Common Stock by the Selling Security Holders. All of the net proceeds from the sale of our Common Stock will go to the Selling Security Holders as described below in the sections entitled “Selling Security Holders” and “Plan of Distribution.” We have agreed to bear the expenses relating to the registration of the Common Stock for the Selling Security Holders.

DETERMINATION OF OFFERING PRICE

The Selling Security Holders may sell their shares in the over-the-counter market or otherwise, at market prices prevailing at the time of sale, at prices related to the prevailing market price, or at negotiated prices. We will not receive any proceeds from the sale of Common Stock by the Selling Security Holders.

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DILUTION

The Common Stock to be sold by the Selling Security Holders as provided in the “Selling Security Holders” section is Common Stock that is currently issued. Accordingly, there will be no dilution to our existing shareholders.

SELLING SECURITY HOLDERS

The following table sets forth the names of the Selling Security Holders, the number of shares of Common Stock beneficially owned as of the date of our Registration Statement, of which this Prospectus is a part, and the number of shares of Common Stock being offered by the Selling Security Holders. The shares being offered hereby are being registered to permit public secondary trading, and the Selling Security Holders may offer all or part of the shares being registered for resale from time to time. However, the Selling Security Holders are under no obligation to sell all or any portion of such shares, nor are the Selling Security Holders obligated to sell any shares immediately upon effectiveness of this Prospectus. The number of shares owned after the offering and percentage ownership after offering assume that all of the shares being registered by the Selling Security Holder will be sold. All information with respect to share ownership has been furnished by the Selling Security Holders. The number of shares owned before and after the offering, as well as the percentage ownership after the offering, do not give effect to immediately exercisable warrants held by the selling security holders.

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	Number of Shares
Investor	Owned Before Offering	Being Registered	Owned After Offering	Percentage Ownership After Offering
Richard Paniagua	100,001	20,000	80,001	*
Jeff Smurlick	564,801	40,000	524,801	1.20%
Asher Tward	220,001	40,000	180,001	*
Bronson Picket	104,000	16,000	88,000	*
Mark St. Amour	400,000	80,000	320,000	*
2014509 Ontario Inc.	260,001	40,000	220,001	*
Marco Robin	88,000	16,000	72,000	*
Rob Malchiondo	320,000	64,000	256,000	*
Michele Wexler	200,001	40,000	160,001	*
Mark Leibovit	52,000	8,000	44,000	*
Wayne Kiefer	240,001	40,000	200,001	*
Jeff Robert Feller	88,000	16,000	72,000	*
Feinstein Corporation Ltd	150,000	24,000	126,000	*
Robert A Clay	88,000	16,000	72,000	*
Irwin Zalcberg	264,001	48,000	216,001	*
Reuben Taub	176,001	32,000	144,001	*
David Lithwick	132,000	24,000	108,000	*
Michael Elmudesi	44,000	8,000	36,000	*
Devin James Deich	88,000	16,000	72,000	*
Surplus Space Dispositions Inc	156,000	24,000	132,000	*
Corbin Capital LLC	96,000	16,000	80,000	*
Jorada Investment LLC	880,001	160,000	720,001	1.64%
Jason Friedland	220,001	40,000	180,001	*
Stanley Talesnick Revocable Trust dtd 10/25/2005	88,000	16,000	72,000	*
Paul Bensabat	192,001	32,000	160,001	*
Ohm Land & Cattle LLC	352,000	64,000	288,000	*
Sterling Lubchenco	26,400	4,800	21,600	*
Cody Lubchenco	26,400	4,800	21,600	*
Lauren Hope Friedland	220,001	40,000	180,001	*
Alan L. Talesnick	220,000	40,000	180,000	*
Mary Areca Babcock Family Limited Partnership	220,001	40,000	180,001	*
Lane 6552 LLC (1)	228,801	41,600	187,201	*
Amir Uziel	88,000	16,000	72,000	*
Yaad Consulting & Management Services (1995) Ltd	88,000	16,000	72,000	*
McGovern Capital LLC	751,113	142,222	608,891	1.39%
Christian Edward Sederberg	44,000	8,000	36,000	*
H. Leigh Severance	1,320,000	240,000	1,080,000	2.46%
W&O Enterprises LLC	572,001	104,000	468,001	1.07%
Jacques Bankier	144 ,000	24,000	120 ,000	*
Joshua D. Kappel	44,000	8,000	36,000	*
Tyler Burpee	28,8 00	4,800	24,0 00	*
Kfir Silberman	88,000	16,000	72,000	*
Alain Bankier (2)	2,256,001	120,000	2,136,001	4.87%
Shaner Investments LLC	132,000	24,000	108,000	*
Henry Hummel Hoyt	28,800	4,800	24,000	*
Todd Gushea	88,000	16,000	72,000	*
Lorin Cohen	44,000	8,000	36,000	*
Busy Babies Inc	61,600	11,200	50,400	*
Robert Mendel	96,000	16,000	80,000	*
LMK Inc	66,001	12,000	54,001	*
Lavi Krasey	88,000	16,000	72,000	*
Richard Bardenstein	88,000	16,000	72,000	*
JAG Real Estate LLC	88,000	16,000	72,000	*
Steve Ossello	200,001	40,000	160,001	*
Gregory Erigero	240,001	48,000	192,001	*
Lindy L Snider (3)	440,000	80,000	360,000	*
Robert I. Goldfarb (4)	1,028,800	4,800	1,024,000	2.34%
Steffan Bankier	96,000	16,000	80,000	*
Joseph R Palese Jr. or Jeffrey S Altergott JTWROS	220,001	40,000	180,001	*
Michael T Clune	880,001	160,000	720,001	1.64%
Mary Pat Wallace	200,001	40,000	160,001	*
Jerome W. Dewald	200,001	40,000	160,001	*
Ivo Heiden (5)	200,000	22,222	177,778	*
Securities Compliance Corp.	200,000	22,222	177,778	*
	16, 613,5 36	2,463,466	14,1 50,0 70

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*	Less than 1%

(1)	Ms. Kathy Friedland, the wife of Jeffrey Friedland, the Company’s former CEO and Director, has voting and dispositive power with respect to the shares held by Lane 6552 LLC.
(2)	Alain Bankier is the Company’s Interim Chief Executive Officer, Chief Strategy Officer and a director.
(3)	Lindy Snider is a director of the Company.
(4)	Robert Goldfarb is the Company’s Chief Operating Officer.
(5)	Ivo Heiden was the CEO and a director of the Company until October 2017.

Unless noted above, none of the other Selling Security Holders or their beneficial owners:

●	has had a material relationship with us other than as a shareholder at any time within the past three years; or
●	is a broker-dealer or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

This Prospectus relates to the resale of up to 2,463,466 shares of our Common Stock.

The Selling Security Holders and any of their pledgees, donees, assignees and other successors-in-interest may, from time to time sell any or all of their shares of Common Stock on any market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Security Holders may use any one or more of the following methods when selling shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits the purchaser;
●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;
●	an exchange distribution in accordance with the rules of the applicable exchange;
●	privately negotiated transactions;
●	broker-dealers may agree with the Selling Security Holders to sell a specified number of such shares at a stipulated price per share;
●	through the writing of options on the shares;
●	a combination of any such methods of sale; and
●	any other method permitted pursuant to applicable law.

Each of the Selling Security Holders shall have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if such holder deems the purchase price to be unsatisfactory at any particular time.

The Selling Security Holders may also sell the shares directly to market makers acting as principals and/or broker-dealers acting as agents for themselves or their customers. Such broker-dealers may receive compensation in the form of discounts, concessions or commissions from the Selling Security Holders and/or the purchasers of shares for whom such broker-dealers may act as agents or to whom they sell as principal or both, which compensation as to a particular broker-dealer might be in excess of customary commissions. Market makers and block purchasers purchasing the shares will do so for their own account and at their own risk. It is possible that the Selling Security Holders will attempt to sell shares of Common Stock in block transactions to market makers or other purchasers at a price per share which may be below the then existing market price. We cannot assure that all or any of the shares offered in this Prospectus will be issued to, or sold by, the Selling Security Holders. The Selling Security Holders and any broker-dealers or agents, upon completing the sale of any of the shares offered in this Prospectus, may be deemed to be “underwriters” as that term is defined under the Act, the Exchange Act and the rules and regulations of such acts. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Act.

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The Selling Security Holders, alternatively, may sell all or any part of the shares offered in this Prospectus through an underwriter. The Selling Security Holders have not entered into any agreement with a prospective underwriter and there is no assurance that any such agreement will be entered into.

We know of no existing arrangements between the Selling Security Holders and any other stockholder, broker, dealer or agent relating to the sale or distribution of the shares. We will not receive any proceeds from the sale of the shares of the Selling Security Holders pursuant to this Prospectus. We have agreed to bear the expenses of the registration of the shares, including legal and accounting fees, and such expenses are estimated to be approximately $30,000.

A Selling Shareholder may pledge his/her/its shares to their respective brokers under the margin provisions of customer agreements. If a Selling Shareholder defaults on a margin loan, the broker may, from time to time, offer and sell the pledged shares of Common Stock. The Selling Security Holders and any other persons participating in the sale or distribution of the shares will be subject to applicable provisions of the Exchange Act, and the rules and regulations under such act, including, without limitation, Regulation M. These provisions may restrict certain activities of, and limit the timing of purchases and sales of any of the shares by, the Selling Security Holders or any other such person. The Selling Security Holders is not permitted to engage in short sales of Common Stock. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and certain other activities with respect to such securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

DESCRIPTION OF SECURITIES TO BE REGISTERED

General

We are authorized to issue an aggregate number of 210,000,000 shares of capital stock, $0.0001 par value per share, consisting of 200,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock.

Common Stock

We are authorized to issue 200,000,000 shares of Common Stock, $0.0001 par value per share. As of June 18 , 2018, we had 43,880,896 shares of Common Stock issued and outstanding.

Each share of Common Stock shall have one (1) vote per share for all purpose. Our Common Stock does not provide any preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights. Our Common Stock holders are not entitled to cumulative voting for election of Board of Directors

Preferred Stock

We are authorized to issue 10,000,000 shares of Common Stock, $0.0001 par value per share. As of June 18 , 2018, there are no preferred shares issued and outstanding. The Board of Directors has the authority to establish one or more series of Preferred Stock and fix relative rights and preferences of any series of Preferred Stock.

Dividends

We have not paid any cash dividends to our shareholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Transfer Agent and Registrar

The transfer agent of our Common Stock is Standard Registrar and Transfer Company, Inc., whose phone number is (801) 571-8844.

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INTEREST OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this Prospectus as having prepared or certified any part of this Prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or Offering of the Common Stock was employed on a contingency basis, or had, or is to receive, in connection with the Offering, a substantial interest, direct or indirect, in the registrant. Nor was any such person connected with the registrant as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Doida Law Group LLC, 8480 East Orchard Road, Suite 2000, Greenwood Village, Colorado 80111, will pass on the validity of the Common Stock being offered pursuant to this Registration Statement.

The financial statements as of and for the period ended June 30, 2017 included in this Prospectus and the Registration Statement have been audited by M&K CPAS, PLLC, an independent registered public accounting firm, and are included in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We filed this Registration Statement on Form S-1 with the SEC under the Act with respect to the Common Stock offered by Selling Security Holders in this Prospectus. This Prospectus, which constitutes a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement or the exhibits and schedules filed therewith. For further information with respect to us and our Common Stock, please see the Registration Statement and the exhibits and schedules filed with the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document that is filed as an exhibit to the Registration Statement are not necessarily complete, and each such statement is qualified in all respects by reference to the full text of such contract or other document filed as an exhibit to the Registration Statement. The Registration Statement, including its exhibits and schedules, may be inspected without charge at the public reference room maintained by the SEC, located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549, and copies of all or any part of the Registration Statement may be obtained from such offices upon the payment of the fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information about the public reference room. The SEC also maintains an Internet website that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

DESCRIPTION OF BUSINESS

The Company was incorporated on November 10, 1952 in Michigan as Gantos, Inc. On July 21, 2008, the Company completed its change in domicile to Delaware and subsequently changed its name to Kinder Holding Corp. Since bankruptcy liquidation in June 2000, the Company has not had any operations and adopted “fresh-start” accounting as of June 21, 2000 in accordance with procedures specified by AICPA Statement of Position No. 90-7, “Financial Reporting by Entities in Reorganization under the Bankruptcy Code.”

As of October 13, 2017, the Company completed a reverse acquisition of Intiva BioPharma Inc., a Colorado corporation. In connection with the completion of the reverse merger the Company changed its name to Intiva Biopharma Inc. on November 8, 2017.

BioPharma was formed under the laws of the State of Colorado in March 2017 as a wholly-owned subsidiary of Intiva USA Inc. and is a start-up development stage company engaged in the business of developing drugs containing cannabinoids and/or terpenes, for the treatment of various diseases, disorders and medical conditions, discussed more fully below. Intiva USA Inc. is a wholly-owned subsidiary of Kanativa Inc., formerly Intiva Inc., an Ontario, Canada corporation.

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BioPharma’s business objective is to pursue the formulation and development of cannabinoid-based drugs for diseases, disorders and medical conditions. At present, BioPharma owns two exclusive licenses covering certain intellectual property, including 44 patents and a number of patent applications. BioPharma has also filed six patent applications with the U.S. Patent Office, one of which was filed on February 19, 2018 as a regular utility (non-provisional) U.S. Patent Application relating to the use of cannabinoids and/or terpenes to treat dystrophies and myotonia. The application has been assigned U.S. Patent Application No. 15/899,160. The provisional patent applications cover formulations that include cannabinoids and/or other substances, including terpenes formulated for the purpose of treating various medical conditions and disorders.

Terpenes are a large and diverse class of organic compounds, produced by a variety of plants. The name “terpene” is derived from the word “turpentine”. In addition to their roles as end-products in many organisms, terpenes are major biosynthetic building blocks within nearly every living creature. Terpenes are the primary constituents of the essential oils of many types of medical plants and flowers. Essential oils are used widely in, among other things, medicine and alternative medicines. Terpenes are also constituents of the cannabis plant, which contain an estimated 111 cannabinoids, compounds unique to the cannabis plant.

Our Objectives and Business Strategy

Our corporate strategy is to develop drugs containing cannabinoids and/or terpenes, for use in the treatment of various diseases, disorders and medical conditions. Cannabinoids may be derived from the cannabis plant, or synthesized. Both plant-derived and synthetic cannabinoids are considered controlled substances and therefore subject to United States’ Federal Controlled Substances Act of 1970 (the “CSA”) and regulations promulgated thereunder. See “Government Laws and Regulations” below. At present, our plan is to focus on drug development using cannabinoids, such as dronabinol, which is synthetic Tetrahydrocannabinol (“THC”). Dronabinol has been approved by the Food and Drug Administration (“FDA”) for use in the treatment of certain diseases, disorders and medical conditions and in capsule form is a Schedule 3 substance under the CSA, whereas plant-derived cannabinoids are Schedule 1 substances. Synthetic Dronabinol, or THC, as a Schedule 3 substance which, while still deemed a Controlled Substance, permits its use in and facilitates research status. It can therefore be used in clinical trials in the United States. However, if the Company decides to proceed with clinical trials using plant-derived cannabinoids, because of the difficulty in proceeding with those trials in the United States, the Company may commence its drug development activities in jurisdictions, including Israel, with more favorable laws and regulations regarding research utilizing plant-derived cannabinoids. In addition to initially focusing our drug development activities in the U.S. utilizing synthetic cannabinoids, we may also proceed with pre-clinical studies and clinical trials, for pharmaceutical drug development that include plant-based cannabinoids in a jurisdiction where it is allowed by laws and/or regulations.

We plan to invest significant capital and professional efforts in the development of both synthetic and plant-derived cannabinoid-derived pharmaceuticals with the objective of obtaining approval by the FDA and from regulatory authorities in other countries and regions

Our drug development strategy incorporates the following general steps:

●	determination of diseases, disorders and medical conditions that could potentially benefit from cannabinoid-based drugs;
●	conducting “freedom to operate” investigations on these conditions;
●	preparation of patent applications and securing such applications and/or the licensing of existing patents;
●	identifying the regulatory pathway with the FDA; and
●	proceeding with pre-clinical studies and clinical trials under FDA protocols for submission and obtaining approval for the particular drug development project(s).

We operate in a highly-controlled regulatory environment with strict regulations and established requirements by the FDA and drug regulatory agencies in other countries and jurisdictions, relating to analytical, toxicological and clinical standards and protocols with respect to the research and development of pharmaceuticals. Regulations specifically cover research, development, manufacturing and reporting procedures, both pre- and post-approval.

Governmental authorities in many countries require that a new pharmaceutical product be approved or exempted from approval before any such pharmaceutical product can be marketed. The time to obtain approval varies by country and some pharmaceutical drugs may fail in pre-clinical or clinical trials and therefore may never be approved. The approval process is typically a lengthy process that requires conducting pre-clinical studies and clinical trials to seek and then hopefully receive regulatory approval, in compliance with applicable statutes and regulations and the expenditure of substantial capital resources.

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The steps required to obtain approval and the commercialization of a new drug in the United States are lengthy, complex and expensive, and the outcome is far from certain. These steps generally include:

●	completion of formulation studies, preclinical studies, and animal studies and in compliance with the FDA’s good laboratory protocols (“GLP”);
●	submission to the FDA of an Investigational New Drug Application (“IND”) to support animal and/or human clinical testing in the United States;
●	approval by an Institutional Review Board (“IRB”) before each trial may be initiated;
●	performance of controlled clinical trials in accordance with FDA regulations and with current good clinical practice (“GCP”) to establish the safety and efficacy of the drug candidate for each target indication;
●	submission of an application for New Chemical Entity (“NCE”) or New Drug Application, (“NDA”), to the FDA;
●	satisfactory completion of an FDA inspection of the manufacturing facilities at which the drug will be produced to assess compliance with current good manufacturing practices (“GMP”), and to assure that the facilities, methods and controls are adequate; and
●	FDA review and approval of the NCE or NDA, as applicable.

If a drug, such as those contemplated by the Company, contains a Controlled Substance and is categorized in Schedule I, II, or III, it will likely require scheduling by the DEA prior to any potential commercialization, which may never be achieved. This step may be required for drugs containing plant-derived cannabinoids, as well as synthetic cannabinoids.

The Company intends to establish a separate subsidiary for each of its drug development projects. To date, the Company has established two subsidiaries for its first two drug development projects and intends to form a new subsidiary for each of its four other drug development projects, including the projects related to four of its patent applications filed in June and July 2017. Reference is made to the disclosure under the caption “Patents, Intellectual Property and Proprietary Rights” below.

The Company’s primary reason for forming these subsidiaries is to provide additional flexibility regarding financing. Given the significant cost of drug development, the Company anticipates that it will need substantial additional financing and there can be no assurance that additional financing will be available with terms and conditions satisfactory to the Company, if at all. The Company believes that by establishing separate subsidiaries for each of its drug development projects, it hopes to achieve additional flexibility for obtaining financing for such development activities on a project-by-project basis, but there can be no such assurance. Nevertheless, the Company believes that this corporate structure could provide the potential alternatives of either being able to finance its drug development activities at the parent level, or by potentially involving financial and/or strategic partners interested in a specific drug development direction, at the specific subsidiary level. In any of these situations, the Company’s ability to proceed with its drug development activities would be dependent upon its being able to obtain the requisite financing on terms that are acceptable to the Company, of which there can be no assurance. Nor can there be assurance that the Company will be able to obtain requisite financing in a timely manner.

Our Research and Development Strategy

Our current focus is on research and development of cannabinoid-based formulations for the treatment of specific medical conditions and/or disorders. To date, we have formed two wholly-owned subsidiaries, Intiva Kotzker Pharmaceuticals Inc. (“Kotzker”) and Intiva Sharir Inc. (“Sharir”) for our first two drug development projects. Kotzker and Sharir are pursuing cannabinoid-derived formulations for different diseases, disorders and medical conditions described more fully below.

The Kotzker Development Project

In March 2017, we entered into a license agreement with Kotzker Consulting, LLC (the “Kotzker License Agreement”), an entity founded, and related to certain intellectual property developed, by Pennsylvania-based Dr. Joseph Morgan. The intellectual property includes patent applications relating to the use of cannabinoid receptor modulators and/or terpenes in acute treatment situations during exposure to organophosphorus nerve agents and/or organophosphorus insecticides (the “Kotzker Development Project”).

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Organophosphorus nerve agents are highly poisonous chemicals that work by preventing the nervous system from working properly and include tabun (Agent GA), sarin (Agent GB), soman (Agent GD), and Agent VX. Nerve agents and other organophosphate pesticides cause acetylcholinesterase inhibition, resulting in signs and symptoms such as pinpoint pupils, eye pain, sweating, drooling, tearing, vomiting, and seizure, also known as Pesticide Syndrome.

Organophosphorus insecticides are chemicals used to kill many types of insects. These chemicals account for a large share of all insecticides used in the United States, including those used on food crops. Most home uses of organophosphorus insecticides have been phased out in the United States. Certain organophosphorus insecticides (e.g., malathion and naled) are also used for mosquito control in the United States.

We believe that a cannabinoid-based drug could be beneficial to treat the symptoms caused by organophosphorus nerve agents and we are hopeful that the regulatory pathway to treat the condition will be as expeditious as possible based upon the potential threat posed by the use of organophosphorus nerve agents by terrorists and countries. In March 1995, there was a domestic terrorism attack on the Tokyo, Japan subway system using sarin (Agent GB) by members of the cult movement Aum Shinrikyo that received world-wide attention.

On July 31, 2017, we submitted a pre-IND meeting package to the FDA to request comments on our proposed development plans. We received written responses from the FDA dated September 29, 2017, to questions that we raised in the pre-IND meeting request. In its response, the FDA presented pathway alternatives to progress our research and development plan and provided responses to a number of our questions. We are presently evaluating the responses to determine whether we would like to schedule a telephonic conference with the FDA to seek further clarification and to address additional questions as we seek to move our development plan forward.

On September 19, 2017, we entered into a contract with a contract manufacturer with significant expertise in pre-clinical and clinical trial development and regulatory approvals to develop an injectable formulation for our drug candidate in the Kotzker Development Project with the objective of eventually applying for FDA approval. It is anticipated that this drug candidate will be developed utilizing the new drug application 505(b)(2) regulatory pathway for use in the treatment during and immediately following exposure to organophosphorus nerve agents. The formulation of this drug candidate will be based on a synthetic cannabinoid, including Marinol or Dronabinol, or a synthetic cannabidiol (“CBD”) or a combination thereof and a blend of terpenes in an injectable formulation. We paid $75,000 to the contract manufacturer upon signing the contract, which further provides that we pay an additional $20,000 upon completion of the drug formulation and $20,000 upon completion of Phase 1 development. No payment schedule has yet been agreed to upon completion of our Phase 2 and Phase 3 development stage and the contract may be terminated by either party.

Because of the implications of a nerve agent drug candidate for homeland defense, first responders and military applications, we may also seek government grants for funding the pre-clinical studies or clinical trials for this drug candidate. The Company has not investigated the existence or availability of any such grants, and there can be given no assurance that the Company will be able to obtain such grants, if available.

Rights and Obligations under the Kotzker License Agreement

Pursuant to the terms of the Kotzker License Agreement, the Company shall devote reasonable and practicable business efforts to develop and commercialize the Licensed Products (defined to mean any and all doses, strengths, formulations, compositions and methods thereof containing cannabinoids alone or in combination with various other active pharmaceutical ingredients and/or excipients). The Company will be responsible for the costs and efforts associated with the design, manufacturing, preclinical, clinical, and regulatory development activities of the Licensed Products world-wide.

In addition, the Company shall be responsible, and shall have sole decision-making authority, for the preparation, filing, prosecution and maintenance of all patent applications, patents pending, and patents included within the licensed patents (collectively, the “Patents”). In the event the Company determines to cease the preparation, filing, prosecution and/or maintenance of any Patents, then Kotzker Consulting shall have the right to assume responsibility for such preparation, filing, prosecution and maintenance of any such Patents. Prior to abandoning any Patent, the Company will provide Kotzker an adequate opportunity to assume such Patent prosecution at its own expense before the Patent application is deemed abandoned under applicable rules of the United States Patent and Regulatory Office (USPTO).

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Commencing with the first commercial sale in any country worldwide of any Licensed Product by the Company or any of its affiliates or sublicensees, the Company shall pay to Kotzker Consulting royalties for Licensed Products sold until the later to occur of: (i) the expiration date of the last to expire of the Licensed Patents; or (ii) when a competitive generic product utilizing the Licensed Technology is marketed in a particular country. The royalties shall be equal to 3% of the Company’s net sales of Licensed Product or 10% of the total revenue received by the Company for sales of Licensed Products by sublicensees.

In addition to the royalty payments as described above, and as consideration for entering into the agreement, the Company agreed to: (i) pay Kotzker Consulting $180,000, (ii) pay patent prosecution costs incurred as of the date of the agreement of $15,000 and (iii) issue to Kotzker Consulting 31,550 shares of Kanativa Inc.’s common stock valued at $78,875 ($2.50 per share based on a contemporaneous private placement to third parties of Kanativa Inc.’s common stock).

Development Milestone Payments shall be paid by the Company to Kotzker Consulting as follows:

A.	for the use of the Licensed Products as a preventative and therapeutic neuroprotective against nerve agents and pesticides, the Company shall make a onetime payment of $500,000; and

B.	for the use of the Licensed Products in the treatment of diseases, the Company shall make a one-time payment of $500,000.

Upon approval of the first Licensed Product, Kotzker Consulting shall be issued US$180,000 value of the Company’s common stock based upon the share price determined at the most recent private placement price per share with an unrelated third party, or if the Company’s shares are publicly traded, the average closing price for the previous 30 days (the “Stock Consideration”).

If the parties determine that the development of the Licensed Product is unfeasible, as demonstrated by the failure to develop a formulation or to establish a satisfactory regulatory pathway or a determination that the formulation to be marketed may not be economically viable, but the Company elects to acquire an interest in the Licensed Patents, in consideration for the Company continuing to pay the cost of prosecuting the Licensed Patents and the issuance to Kotzker Consulting of the Stock Consideration referenced above, Kotzker Consulting and the Company shall, at the time the Company elects to no longer seek to develop the Product, agree that the Company shall acquire a 25% interest in the Licensed Patents, provided that the Company has paid Kotzker Consulting $180,000.

If either party shall fail to faithfully perform any of its obligations under this Agreement, the non-defaulting party may give written notice of the default to the defaulting party. Unless such default is corrected within 60 days after such notice, the notifying party may terminate the Agreement upon 30 days prior written notice; provided, however, in the event that prior to the expiration of any such 60 day period, such breaching party has in good faith commenced to use commercially reasonable efforts to remedy such breach and the completion of such remedy, due to reasons beyond the control of such breaching party, requires more than 60 days to complete, then such 60 day period shall be extended for so long as such breaching party is continuing in good faith to use commercially reasonable efforts to remedy such breach.

To date, the Company has paid Kotzker Consulting $180,000 and Kanativa Inc. has issued Kotzker Consulting 31,550 shares of Kanativa Inc. common stock as additional consideration valued at $78,875 on the date of issuance.

The Sharir Development Project

In February 2017, a provisional U.S. patent application was filed relating to the use of cannabinoids receptor modulators and/or terpenes to treat myotonic and muscular diseases such as dystrophia diseases (the “Sharir Development Project”). Our patent application relates to methods and compositions for treating such diseases with the use of cannabinoids. The patent application covers the administration of the drug(s) by such delivery systems as topical, oral, nasal, inhalation or a combination thereof. On February 19, 2018 a regular utility (non-provisional) U.S. Patent Application was filed relating to the use of cannabinoids and/or terpenes to treat dystrophies and myotonia. The application has been assigned U.S. Patent Application No. 15/899,160.

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Muscular dystrophy (“MD”) is a group of muscle diseases that results in increasing weakening and breakdown of skeletal muscles over time without the involvement of the nervous system. The disorders differ in which muscles are primarily affected, the degree of weakness, how fast they worsen, and when symptoms begin. Many people will eventually lose their ability to walk.

We believe that a cannabinoid-based formulation could be beneficial to treat some of the symptoms of the muscular disorders. Some of the more common types of muscular dystrophy include:

●	Duchenne MD, which is the most common form of MD that begins in early childhood and is characterized by increasing weakness in the pelvic and shoulder girdles that eventually leads to respiratory and heart failure;
●	Becker MD, which is a less severe form of, and has a later patient onset and slower progression than, Duchenne MD;
●	Emery-Dreifus MD, which begins early in a patient’s life and is characterized by a slowly progressing weakening of the upper arm and pelvic girdle, but the muscles are not hypertrophied;
●	Facioscapulohumeral MD, which is a relatively benign form of MD, whereby muscle atrophy of the face, shoulder girdle and arm occurs;
●	Limb-Girdle MD, which is a slowly progressing form of MD that may affect either males or females, and is characterized by a weakening or wasting of the pelvic or shoulder girdles;
●	Myotonic MD, a rare disease, slowly progressing form of MD that is characterized by myotonia and followed by muscle atrophy of the face and neck, cataracts, hypogonadism, frontal balding and cardiac abnormalities; and
●	Oculopharyngeal MD, which is characterized by adult onset and weakening of the external ocular and pharyngeal muscles and which causes ptosis, ophthalmoplegia and dysphagia.

There are currently no known cures for MD. To date, various drugs have been developed to help manage various symptoms.

A FDA pathway for the development of drugs for certain of these genetic muscular diseases may fall under the Orphan Drug Act of 1983, which was passed by the U.S. Congress to facilitate the development of orphan drugs. The FDA may grant orphan drug designation to drugs intended to treat a rare disease or condition that affects fewer than 200,000 individuals annually in the United States. Such an orphan drug designation may entitle a recipient to financial incentives, such as opportunities for grant funding towards clinical trial costs, tax credits for certain research and user fee waivers under certain circumstances. See risk factor “We may apply for orphan drug status granted by the FDA for some of our drug candidates for the treatment of rare diseases.”

Accu-Break License Agreement

On February 28, 2018, we obtained a worldwide exclusive license from Accu-Break Pharmaceuticals, Inc., a Florida corporation (“Accu-Break”) with respect to a proprietary delivery system for cannabinoid-based medications. We are required to use commercially reasonable efforts to develop and commercialize one or more products utilizing the licensed technology and will be responsible for the costs and efforts associated with the design, manufacturing, preclinical, clinical, and regulatory development activities of these licensed products world-wide.

Commencing with the first commercial sale in any country worldwide of any licensed product by the Company or any of its affiliates or sublicensees, the Company shall pay to Accu-Break royalties for licensed products sold, equal to 4% of the Company’s net sales of licensed products or 25% of the total revenue received by the Company for sales of licensed products by sublicensees. Such royalties shall continue so long as the manufacture, use, sale, import or offer for sale of the licensed product infringes a valid claim of Accu-Break’s licensed technology.

In addition to the royalty payments as described above, and as consideration for entering into the agreement, the Company agreed to pay Accu-Break a license fee of $100,000, of which $35,000 was paid upon execution of the agreement, and payments of $30,000 and $35,000 are required by August 31, 2018 and February 28, 2019, respectively. We are also required to pay in cash or, at our option in shares of our common stock, milestone payments as follows:

●	$100,000 upon approval of filing by each regulatory authority of each pharmaceutical licensed product;
●	$100,000 upon approval by each regulatory authority of each pharmaceutical licensed product;
●	$50,000 upon achievement of $10,000,000 of cumulative net sales for any and all of the licensed products;
●	$50,000 upon achievement of $25,000,000 of cumulative net sales for any and all of the licensed products; and
●	$50,000 upon achievement of $50,000,000 of cumulative net sales for any and all of the licensed products.

The license fee and milestone payments shall be offset against any amounts due to Accu-Break for royalties and sublicensee payments.

The license granted to the Company shall continue on a country by country basis and licensed product by licensed product basis so long as the manufacture, use, sale, import or offer for sale of such licensed product infringes a valid claim of any of Accu-Break’s licensed technology. Upon such expiration, the license, with respect to such country and such licensed product, will be automatically converted to a fully paid-up royalty-free perpetual license.

The license may be terminated by Accu-Break only for the Company’s default under the Agreement, which default shall not have been corrected within 60 days of having received notice of such default.

Potential Future Development Projects

We have also filed provisional patent applications related to researching and developing cannabinoid-based formulations and/terpenes for the treatment of lipidosis, lipofuscinosis and lipofuscins (collectively, “Lipidosis”), treating restless legs syndrome and sexual health issues. We have not yet established subsidiaries that focus on these specific drug development projects, but intend to do so in the near future. Reference is made to the table under the caption “Patents, Intellectual Property and Proprietary Rights” below.

The Lipidosis Development Project

In June 2017, we filed a provisional U.S. patent application for methods and compositions to treat lipidosis, with cannabinoids and/or terpenes (the “Lipidosis Development Project”). The patent application methods involve the administration of a drug comprising of one or more cannabinoids and/or terpenes. Lipidoses are genetic disorders, passed from parents to their children, characterized by defects of the digestive system that impair the way the body uses dietary fat. When the body is unable to properly digest fats, lipids accumulate in body tissues in abnormal amounts.

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Potential diseases and medical conditions for our Lipidosis drug candidate include:

●	Gaucher’s Disease;
●	Neimann-Pick Disease;
●	Fabry’s Disease;
●	Wolman’s Disease;
●	van Bogaert’s Disease;
●	Generalized (GM1) Ganliosidosis;
●	Tay-Sachs Disease;
●	Sulfatide Lipidosis; and
●	Krabbe’s Disease.

Lipidoses are genetic disorders, passed from parents to their children, characterized by defects of the digestive system that impair the way the body uses dietary fat. When the body is unable to properly digest fats, lipids accumulate in body tissues in abnormal amounts.

There is great variance in the symptoms, available treatments, and long-term consequences of these conditions. Some of the conditions become apparent shortly after an infant is born. In other lipid disorders, symptoms may not develop until adulthood. For most of the lipidoses, diagnosis is suspected based on symptoms and family history. There are many different symptoms that accompany these disorders, some of which include chronic pain, in the palms, soles and abdomen, edema of the legs, osteoporosis, resulting in rigidity that leads to tonic seizures and convulsions. Tests of blood, urine, and tissue can be used to confirm the diagnosis. Genetic testing can be used, in some cases, to identify the defective gene. Some of these disorders can be controlled with changes in diet, medications, or enzyme supplements. However, for many of these diseases, no treatment is available. Some may cause death in childhood or contribute to a shortened life expectancy.

Lipidoses are very rare. The number of people affected depends on the specific disease, but for many diseases incidence is as little as one in 40,000 people. Some of these diseases have a higher prevalence in specific populations. Many are pediatric diseases or have a pediatric form.

The FDA pathway for the development of drugs as part of our Lipidosis Development Project falls under the Orphan Drug Act of 1983, which was passed to facilitate the development of orphan drugs. The FDA may grant orphan drug designation to drugs intended to treat a rare disease or condition that affects fewer than 200,000 individuals annually in the United States. In the United States, orphan drug designation entitles a grant recipient of financial incentives, such as opportunities for grant funding towards clinical trial costs, tax credits for certain research and user fee waivers under certain circumstances. See risk factor “We may apply for orphan drug status granted by the FDA for some of our drug candidates for the treatment of rare diseases” below.

The Lipofuscinosis Development Project

In June 2017, we filed a provisional U.S. patent application Method and Compositions for Treating Lipofuscinosis with cannabinoids and/or terpenes (the “Lipofucinosis Development Project”).

Lipofuscinosis is any disorder associated with the abnormal storage of lipofuscins. Lipofuscins is a yellow to brownish pigment granule found in the muscle, heart, liver, kidney, adrenal, retina and nerve cells undergoing slow regressive changes and accumulating in lysomes with age. Lipofuscin is the product of oxidation and polymerization of the membrane lipids of autophagocytosed organelles.

Lipofuscin accumulation is believed to be a major risk factor in macular degeneration and Stargardt disease, which is an inherited juvenile form of macular degeneration. Abnormal accumulation of lipofuscin in the nerve cells can result in neurodegenerative disorders, referred to as neuronal ceroid lipofuscinoses (“NCLs”). NCLs collectively are often referred to as Batten disease.

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There are five main types of Neuronal Ceroid Lipofuscinoses:

●	Congenital NCL is a rare and severe form of NCL that appears in newborns. Infants with congenital NCL have abnormally small heads, experience seizures and typically die shortly after birth;
●	Infantile NCL, also known as Santavuori-Haltia disease, appears between 6 months and 2 years of age, and infants with the disease have abnormally small heads and experience myoclonic jerks or sharp muscle spasms. Most children with infantile NCL die before the age of 5.
●	Late Infantile NCL, also known as Jansky-Bielschowsky disease, appears between 2 to 4 years of age and infants with the disease lose muscle coordination and experience seizures. Most children with late infantile NCL die by age 12.
●	Juvenile NCL, also known as Spielmeyer-Vogt-Sjogren-Batten disease or Batten disease, appears in children between 5 to 10 years of age and children with the disease develop vision problems and/or seizures. As the disease progresses the children lose sight, the seizures increase and cognitive and motor skills become impaired. Children with juvenile NCL die in their late teens or early twenties.
●	Adult NCL, also known as Kufs disease or Parry’s disease, appears in adults typically before the age of 40 years old and exhibit similar symptoms to the other forms of NCL, but the symptoms are usually milder and progress at a much slower rate.

The FDA pathway for the development of drugs as part of our Lipofucinosis Development Project fall under the Orphan Drug Act of 1983, which was passed to facilitate the development of orphan drugs. The FDA may grant orphan drug designation to drugs intended to treat a rare disease or condition that affects fewer than 200,000 individuals annually in the United States. In the United States, orphan drug designation entitles a grant recipient of financial incentives, such as opportunities for grant funding towards clinical trial costs, tax credits for certain research and user fee waivers under certain circumstances. See risk factor “We may apply for orphan drug status granted by the FDA for some of our drug candidates for the treatment of rare diseases” below.

The Restless Leg Syndrome Development Project

In June 2017, we filed a provisional U.S. patent application for methods and compositions to treat restless legs syndrome (“RLS”) with cannabinoids and/or terpenes. RLS, also known as Willis-Ekbom Disease and Wittmaack-Ekbom Syndrome, is a term used to describe a neurological sensory disorder that also interferes with sleep and is thus also considered a sleep disorder.

The symptoms of RLS include the compelling, irresistible, or uncontrollable urge to move, restlessness, and abnormal, unpleasant, or uncomfortable sensations in the limbs or the skin of the feet, legs, arms, or elsewhere which includes pain, aching, throbbing, pulling, itching, crawling, creeping, burning, jerking, fidgety, antsy, electrical, pins and needles, buzzing, and twitching. The movements may be persistent, repetitive, periodic, or intermittent with symptoms.

The Sexual Health Development Project

In June 2017, we filed a provisional U.S. patent application for method and compositions to treat sexual dysfunctions with cannabinoids and/or terpenes. Sexual dysfunction is a major topic of discussion and research because it affects both males and females.

Sexual dysfunction, may be the result of organic issues, psychological issues or a combination of both. Examples of organic issues include vascular diseases, such as those associated with hypertension or diabetes mellitus, prescription medication, and/or by psychiatric disease such as depression. Examples of psychological factors include fear, performance anxiety and interpersonal conflict. Sexual health issues and sexual dysfunction issues in particular may impair sexual performance, diminish self-esteem and disrupt personal relationships thereby inducing personal distress. Male sexual health issues or dysfunction issues include male erectile dysfunction, ejaculatory disorders, such as premature ejaculation, anorgasmia (inability to achieve orgasm) and desire disorders such as hypoactive sexual desire disorder (lack of interest in sex) female sexual health issues or dysfunction issues can be defined as the difficulty or inability of a woman to find satisfaction in sexual expression. The Diagnostic and Statistical Manual of Mental Disorders identifies three categories of female sexual health issues or dysfunction issues: (1) genitopelvic pain/penetration disorder; (2) sexual interest/arousal disorder; and (3) female orgasmic disorder.

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Market Opportunities for Our Drug Development Projects

Many pharmaceutical and biotechnology companies are seeking to capitalize on the anticipated growth in the pharmaceutical market for cannabinoid-based drugs by realizing and leveraging the growing set of data on the therapeutic effects of cannabis and cannabinoids. We believe that the potential applications for cannabinoids go beyond the three cannabinoid-based drugs derived from isolated synthetics: Marinol, Syndros and Casamet that have been approved by the FDA. We also believe that additional potential therapeutic value of cannabinoid-based drugs lies in the treatment of certain neurological disorders, as indicated by our drug development projects.

It is likely that the pharmaceutical market for cannabinoid-based drugs will eventually be classified as part of the specialty pharmaceutical market, the fastest growing segment of the overall pharmaceutical market. The increasing diagnoses of certain chronic disease has resulted in tan increased need for specialty drugs. According to an April 2014 report published by the United Health Care Group, “The Growth of Specialty Pharmacy,” spending on drug development projects in the specialty pharmaceutical market in the U.S. in 2012 approximated $87 billion, and is estimated to reach $400 billion by 2020.

Cannabinoids have a diverse pharmacology and therefore could provide significant potential for therapeutic applications across many diseases, disorders and medical conditions in areas that define specialty pharmaceutical drugs. We believe that a conservative estimate on spending on drug development projects in the cannabinoid-based pharmaceutical market sector could represent 5% of the overall specialty pharmaceutical market by the year 2020, which would suggest a market size of around $20 billion. According to Statista, an online statistic, market research and business intelligence portal that provides access to data from market and opinion research institutions, the U.S. market for cannabinoid-based pharmaceuticals will increase to $50 billion by 2029. We believe these estimates are reasonable given the significant amounts of capital that have been allocated for the development of cannabinoid-derived pharmaceuticals by numerous companies in the U.S. and globally, with the objective of obtaining regulatory approval by the FDA and other international regulatory authorities.

Researchers have discovered approximately 111 cannabinoids, chemical compounds unique to the cannabis plant. The most common are cannabidiol (“CBD”), cannabinol (“CBN”) and tetrahydrocannabinol (“THC”). CBN and THC interact with CB1 and CB2 receptors, which are located throughout the human body. CB1 receptors are primarily located in the brain and central nervous system. CB2 receptors are located throughout the body including the gastrointestinal and urinary tracts that are responsible for regulating neurotransmission. The CB1 and CB2 receptors help control bodily reactions such as inflammation and pain, which are areas are of great therapeutic interest with respect to drug development. Identifying cannabinoid receptors and the compounds that interact with them has helped accelerate clinical investigations of cannabinoid-based drugs. To date, due to the challenges of researching plant-derived cannabinoids in the United States, most U.S. research has been conducted utilizing synthetically produced cannabinoids, which as chemical compounds, are chemically identical to plant-derived cannabinoids.

We believe cannabinoid-based drugs may provide a superior treatment model for patients suffering from certain diseases, disorders and medical conditions. Due to FDA and DEA restrictions, most companies involved in research and development of cannabinoid therapeutic applications currently use synthetics. These cannabinoid-based drug candidates typically, use CBD and THC, or a combination thereof, as their active ingredient(s). At present, there are two synthetic “THC” cannabinoids available, dronabinol and nabilone. Both have been approved in the U.S. for the treatment of nausea and vomiting associated with cancer chemotherapy in patients who have not responded adequately to conventional antiemetic treatments. Dronabinol capsules were also approved for treatment of anorexia associated with weight loss in patients with acquired immune deficiency syndrome, or AIDS. They are also often prescribed for pain control, as alternatives to opioids.

We believe that there will be rising demand for cannabinoid-derived drugs and that future growth is likely to be driven by favorable changes in legislation and demographic factors. Controlled substance laws differ between countries and legislation in certain countries may restrict or limit our ability to distribute or sell our drugs. We believe that the U.S. will represent a major market for our cannabinoid-based drug candidates. In the European Community, medical cannabis program regulatory frameworks exist in countries, including the Netherlands, Italy, Germany, Finland and the Czech Republic. It is also anticipated that there will be policy changes in many member countries of the European Union regarding the medical use of cannabis and cannabinoid-derived drugs.

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Patents, Intellectual Property and Proprietary Rights

Our current patent applications are related to our drug development projects and their respective drug candidates. We intend to seek patent protection in the U.S. and other countries as appropriate, related to methods and compositions and proprietary technologies for the use of cannabinoids receptor modulators and/or terpenes to treat certain diseases, disorders and medical conditions.

To date, we have filed five provisional patents with the USPTO, all related to our drug development projects, specifically the use of cannabinoid receptor modulators and/or terpenes to treat certain diseases or medical conditions. Assuming the successful completion of clinical trials, of which there can be no assurance, we believe that we will be able to secure patent protections and retain the intellectual rights. The table below depicts the Company’s provisional patent applications:

Application number	Description of Provisional Patent	Filing Date
64/460,941	Use of cannabinoid receptor modulators and/or terpenes to treat myotonic and MD	February 20, 2017
62/521,006	Use of cannabinoid receptor modulators and/or terpenes to treat lipofuscinosis conditions such as Batten Disease	June 16, 2017
62/521,168	Use of cannabinoid receptor modulators and/or terpenes to treat lipidosis	June 16, 2017
62/522,447	Use of cannabinoid receptor modulators and/or terpenes to treat RLS	June 20, 2017
62/527,706	Use of cannabinoid receptor modulators and/or terpenes to treat sexual dysfunctions	June 30, 2017

In addition, on June 5, 2015, a U.S. Patent Application was filed relating to the use of cannabinoid receptor modulators and/or terpenes to treat extreme health hazards due to exposure to organophosphorus nerve agents and/or organophosphorus insecticides (U.S. Patent Application No. 14/648,951). Also, on February 19, 2018, a regular utility (non-provisional) U.S. Patent Application was filed relating to the use of cannabinoids and/or terpenes to treat dystrophies and myotonia. The application has been assigned U.S. Patent Application No. 15/899,160.

As our research progresses, it is likely that we will file additional patent applications in conjunction with research related to our current drug development research projects including the Kotzker, Sharir, Lipidosis, Lipofucinosis, Restless Leg Syndrome, and Sexual Health Development Projects. We also plan to seek patent protection in the U.S. and other countries for future drug development projects and potentially technologies related to increased bioavailability and drug delivery technologies.

Our policy is to seek patent protection for the technology, inventions and improvements that we consider important to the development of our business, but only in those cases where we believe that the costs of obtaining patent protection is justified by the commercial potential of the drug candidate and/or proprietary technologies, and typically only in those jurisdictions that we believe present significant commercial opportunities. Our commercial success will depend in part on obtaining and maintaining patent protection and trade secret protection for our drug candidates, and successfully defending these patents against third-party challenges. Our ability to protect our drug candidates from unauthorized making, using, selling, offering to sell or importing by third parties is dependent on the extent to which we have rights under valid and enforceable patents that cover these activities.

For each of our drug development projects, our decision to seek patent protection in specific foreign markets, in addition to the U.S., is based on many factors, including:

●	our available resources;
●	the number and types of patents already filed or pending;
●	the likelihood of success of the drug candidate;
●	the size of the commercial market;
●	the presence of a potential competitor in the market; and
●	whether the legal authorities in the market effectively enforce patent rights.

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The patent positions of pharmaceutical, biotechnology and other life sciences companies can be highly uncertain and involve complex legal and factual questions for which important legal principles remain unresolved. In addition, there is no assurance as to the degree and range of protections any of our future patents, if issued, may afford us or whether patents will be issued. Patents which may be issued to us may be subjected to further governmental review that may ultimately result in the reduction of their scope of protection, and pending patent applications may have their requested breadth of protection significantly limited before being issued, if issued at all.

Competition

The emerging markets for cannabinoid-based drug research and development is and will likely remain competitive. In general, the biotechnology and pharmaceutical industries are characterized by rapidly advancing technologies, intense competition, and a strong emphasis on proprietary drugs.

We expect that we will be required to compete with a variety of multinational pharmaceutical companies and specialized biotechnology companies, as well as drugs and processes being developed at universities and other research institutions. Our competitors may develop or may already have developed drugs comparable or competitive with our drug candidates. Competitive therapeutic treatments for diseases, disorders and medical conditions that are included in our drug development projects have already been approved and accepted by the medical community and any new treatments that may enter the market would face fierce competition.

We are aware of a number of companies that are engaged in cannabinoid-based drug development. These include Insys Therapeutics, Inc. (NASDAQ: INSY), which in July 2016, obtained FDA approval for Syndros, an orally administered liquid formulation of dronabinol.

Nabilone, the first FDA approved synthetic THC drug, was originally developed by Eli Lilly & Company and received FDA approval in 1985. However, Eli Lilly withdrew that approval in 1989 for commercial reasons.

Valeant Pharmaceuticals International Inc. (NYSE: VRX) acquired the rights from Eli Lilly in 2004 and the drug was approved again 2006.

Further, Therapix Biosciences, Ltd., an Israeli corporation (NASDAQ: TRPX) is also exploring the use of THC + palmidrol for Tourette Syndrome.

GW Pharmaceuticals, PLC, a United Kingdom company (NASDAQ: GWPH), has developed Sativex (nabiximols) that has been approved by the FDA for treatment of chronic cancer pain and neuropathic pain in an oral mucosal spray. Sativex, as a cannabis plant-derived formulation cannot be currently commercialized in the U.S. due to it being categorized as a Schedule 1 controlled substance. GW Pharmaceuticals’ Epidiolex, which is pure plant-derived CBD, has completed Phase 3 testing for the treatment of Dravet syndrome, a form of childhood epilepsy and has submitted to the FDA a New Drug Application (“NDA) for Epidiolex.

In addition, several other U.S.-based companies are in early stage discovery and preclinical development utilizing synthetic and/or plant-derived CBD and/or THC.

Established companies may have a competitive advantage due to their size and experiences, positive cash flows and institutional networks. Many of our competitors may have significantly greater financial, technical and human resources than we do. Due to these factors, our competitors may have a range of competitive advantages and may obtain regulatory approval of their drug candidates before we are able to develop or commercialize our drug candidates. Our competitors may also develop drugs that are safer, more effective, more widely used and less expensive than ours. Furthermore, some of these competitors may make acquisitions or establish collaborative relationships among themselves or with third parties to increase their ability to rapidly gain market share and/or increase their drug line.

Our drug candidates may compete with other synthetic and/or plant-derived cannabinoid drugs, in addition to competing with medical and recreational marijuana, in states or countries where the recreational and/or medical use of marijuana is legal. There is support in the United States for further legalization of marijuana, and as a result in markets where recreational and/or medical marijuana is not legal, our drug candidates may compete with marijuana purchased in the illegal drug market.

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Mergers and acquisitions in the pharmaceutical and biotechnology industries may result in even more resources being concentrated among a smaller number of competitors. Smaller and other early-stage companies, such as ours, may also prove to be significant competitors, particularly through collaborative arrangements with large and established companies. We compete with large and small companies in recruiting and retaining qualified scientific, management and commercial personnel, establishing clinical trial sites and subject registration for clinical trials, as well as in acquiring technologies complementary to our research projects.

Government Laws and Regulations

As a development stage company that intends to have its drug candidates approved in the U.S., we are subject to extensive regulation by regulatory agencies. The U.S. Food, Drug, and Cosmetic Act, (the “DC Act”, and its implementing regulations set forth, among other things, requirements for the research, testing, development, manufacture, quality control, safety, effectiveness, approval, labeling, storage, record keeping, reporting, distribution, import, export, advertising and promotion of our drugs. Generally, our activities in other countries will be subject to regulations that are similar in nature and scope as those in the United States, although there can be important differences. Additionally, some significant aspects of regulation in the European Union are addressed in a centralized way through the European Medicines Agency, (“EMA”), and the European Commission but country-specific regulation remains essential in many respects. The process of obtaining regulatory marketing approvals and the subsequent compliance with appropriate federal, state, local and foreign statutes and regulations require the expenditure of substantial time and financial resources and we may not be successful.

United States

We intend to conduct some of our research and development relating to our drug candidates in the United States, at which time, our research and development, future manufacturing, distribution and sale of our drugs will become subject to the United States’ Federal Controlled Substances Act of 1970 and regulations promulgated thereunder. While cannabis is a Schedule I controlled substance, drugs approved for medical use in the United States that contain cannabis or cannabis extracts must be placed in Schedules II-V, since approval by the FDA satisfies the “accepted medical use” requirement. If any of our drug candidates will receive approval by the FDA, it must be listed by the Drug Enforcement Agency (“DEA”) as a Schedule II or III controlled substance to be allowed for commercialization. Consequently, the manufacture, importation, exportation, domestic distribution, storage, sale and legitimate use of our future drugs will be subject to a significant degree of regulation by the DEA. In addition, individual states in the United States have also established controlled substance laws and regulations. Though state-controlled substances laws often mirror federal law, because the states are separate jurisdictions, they may separately schedule our drugs.

The European Community

Even though we do not currently intend to conduct research and development in the European Community, we may do so in the future. Approximately 250 substances, including cannabis, are listed in the Schedules annexed to the United Nations Single Convention on Narcotic Drugs (New York, 1961, amended 1972), the Convention on Psychotropic Substances (Vienna, 1971) and the Convention against Illicit Traffic in Narcotic Drugs and Psychotropic Substances (introducing control on precursors) (Vienna, 1988). The purpose of these listings is to control and limit the use of these drugs according to a classification of their therapeutic value, risk of abuse and health dangers, and to minimize the diversion of precursor chemicals to illegal drug manufacturers. The 1961 UN Single Convention on Narcotic Drugs, as amended in 1972 classifies cannabis as Schedule I (“substances with addictive properties, presenting a serious risk of abuse”) and as Schedule IV (“the most dangerous substances, already listed in Schedule I, which are particularly harmful and of extremely limited medical or therapeutic value”) narcotic drug. The 1971 UN Convention on Psychotropic Substances classifies THC - the principal psychoactive cannabinoid of cannabis - as a schedule I psychotropic substance (Substances presenting a high-risk of abuse, posing a particularly, serious threat to public health which are of very little or no therapeutic value).

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Most countries in Europe are parties to these conventions which govern international trade and domestic control of these substances, including cannabis. They may interpret and implement their obligations in a way that creates a legal obstacle to our obtaining manufacturing and/or marketing approval for our drugs in those countries. These countries may not be willing or able to amend or otherwise modify their laws and regulations to permit our drug candidates to be manufactured and/or marketed, or achieving such amendments to the laws and regulations may take a prolonged period. While some countries in Europe including the United Kingdom, Germany, the Czech Republic, France, Romania, and Finland have decriminalized cannabis or permit its use for medical purposes, no country has completely legalized it, although adult-use of recreational cannabis is anticipated to be legalized in Canada as of July 1, 2018

Israel

If we intend to develop drugs containing cannabis plant-derived cannabinoids, we may conduct our research and development activities in Israel. The cannabinoid-based drugs we intend to develop, contain controlled substance (cannabis) as defined in the Israeli Dangerous Drugs Ordinance [New Version], 5733 - 1973. In Israel, licenses to cultivate, possess and to use cannabis for medical research are granted by the Ministry of Health, IMCU - Israel Medical Cannabis Unit, on an ad-hoc basis. If we proceed in Israel, we intend to obtain necessary IMCU licenses to carry out our drug development projects. This will require our acquiring the cannabis needed for our research activities from an Israeli government-licensed medical cannabis grower. Because we do not have a license to possess cannabis, the cannabis that will be required for our studies must be transported from the licensed grower directly to our research facilities or those of a contract research organization, in compliance with a license to use cannabis for medical research. If we proceed with research in Israel, we will apply for all necessary licenses needed to conduct our drug development projects. There can be given no assurance that we will obtain all necessary licenses and approvals.

Regulations Related to the Drug Regulatory Process

We operate in a highly controlled regulatory environment. Strict regulations establish requirements relating to analytical, toxicological and clinical standards and protocols in respect to the testing of pharmaceuticals. Regulations also cover research, development, manufacturing and reporting procedures, both pre- and post-approval. Failure to comply with regulations can result in stringent sanctions, including product recalls, withdrawal of approvals, seizure of products and criminal prosecution. Further, many countries have stringent regulations relating to the possession and use of cannabis or drugs derived from cannabis

Before obtaining regulatory approvals for the commercial sale of our future drug candidates, we must demonstrate through preclinical studies and clinical trials that our drug candidates are safe and effective. Historically, the results from preclinical studies and early clinical trials often have not accurately predicted results of later clinical trials. In addition, many pharmaceuticals have shown promising results in clinical trials but subsequently failed to establish sufficient safety and efficacy results to obtain necessary regulatory approvals.

We expect to incur substantial expense for, and devote a significant amount of time to, preclinical studies and clinical trials. Many factors can delay the commencement and rate of completion of clinical trials, including the inability to recruit patients at the expected rate, the inability to follow patients adequately after treatment, the failure to manufacture sufficient quantities of materials used for clinical trials, and the emergence of unforeseen safety issues and governmental and regulatory delays. If a drug candidate fails to demonstrate safety and efficacy in clinical trials, this failure may delay development of other drug candidates and hinder our ability to conduct related preclinical studies and clinical trials. Additionally, if we have failures, we may also be expected to experience challenges, delays or even the inability to obtain additional financing at acceptable terms and conditions.

Governmental authorities in all major markets require that a new drug be approved or exempted from approval before it is marketed, and have established high-standards for technical appraisal, which can result in an expensive and lengthy approval process. The time to obtain approval varies by country and some drugs are never approved. The lengthy process of conducting clinical trials, seeking approval and the subsequent compliance with applicable statutes and regulations, if approval is obtained, are very costly and require the expenditure of substantial resources.

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United States

In the United States, the Public Health Service Act and the Federal Food, Drug, and Cosmetic Act, as amended, and the regulations promulgated thereunder, and other federal and state statutes and regulations govern, among other things, the safety and effectiveness standards for our drugs and the raw materials and components used in the production of, testing, manufacture, labeling, storage, record keeping, approval, advertising and promotion of drug candidates on a product-by-product basis.

Preclinical tests include in vitro and in vivo evaluation of the drug candidate, its chemistry, formulation and stability, and animal studies to assess potential safety and efficacy. Certain preclinical tests must be conducted in compliance with good laboratory practice regulations. Violations of these regulations can, in some cases, lead to invalidation of the studies, requiring them to be replicated. After laboratory analysis and preclinical testing, testing, a sponsor files an Investigational New Drug Application, or IND, to begin human testing. Typically, a manufacturer conducts a three-phase human clinical testing program which itself is subject to numerous laws and regulatory requirements, including adequate monitoring, reporting, record keeping and informed consent. In Phase I, small clinical trials are conducted to determine the safety and proper dose ranges of drug candidates. In Phase II, clinical trials are conducted to assess safety and gain preliminary evidence of the efficacy of drug candidates. In Phase III, clinical trials are conducted to provide sufficient data for the statistically valid evidence of safety and efficacy. The time and expense that will be required for us to perform this clinical testing can vary and is substantial. We cannot be certain that we will successfully complete Phase I, Phase II or Phase III testing within any specific period, if at all. Furthermore, the FDA, the IRB are responsible for approving and monitoring the clinical trials at a given site, the Data Safety Monitoring Board, where one is used, or we may suspend the clinical trials at any time on various grounds, including a finding that subjects or patients are exposed to unacceptable health risk.

If the clinical data from these clinical trials (Phases I, II and III) are deemed to support the safety and effectiveness of the drug candidate for its intended use, then we may proceed to seek to file with the FDA, a New Drug Application, or NDA, seeking approval to market a new drug for one or more specified intended uses. We have not completed our clinical trials for any candidate drug for any intended use and therefore, we cannot ascertain whether the clinical data will support and justify filing an NDA. Nevertheless, if and when we are able to ascertain that the clinical data supports and justifies filing an NDA, we intend to make such appropriate filing.

The purpose of the NDA is to provide the FDA with sufficient information so that it can assess whether it should approve the drug candidate for marketing for specific intended uses. The fact that the FDA has designated a drug as an orphan drug for a specific intended use does not mean that the drug has been approved for marketing. Only after an NDA has been approved by the FDA is marketing allowed. A request for orphan drug status must be filed before the NDA is filed. The orphan drug designation, though, provides certain benefits, including a seven-year period of market exclusivity subject to certain exceptions.

The NDA normally contains, among other things, sections describing the chemistry, manufacturing, and controls, non-clinical pharmacology and toxicology, human pharmacokinetics and bioavailability, microbiology, the results of the clinical trials, and the proposed labeling which contains, among other things, the intended uses of the candidate drug.

We cannot take any action to market any new drug or biologic drug in the United States until our appropriate marketing application has been approved by the FDA. The FDA has substantial discretion over the approval process and may disagree with our interpretation of the data submitted. The process may be significantly extended by requests for additional information or clarification regarding information already provided. As part of this review, the FDA may refer the application to an appropriate advisory committee, typically a panel of clinicians. Satisfaction of these and other regulatory requirements typically takes several years, and the actual time required may vary substantially based upon the type, complexity and novelty of the drug. Government regulation may delay or prevent marketing of potential drugs for a considerable period and impose costly procedures on our activities. We cannot be certain that the FDA or other regulatory agencies will approve any of our drugs on a timely basis, if at all. Success in preclinical or early stage clinical trials does not assure success in later-stage clinical trials. Even if a drug receives regulatory approval, the approval may be significantly limited to specific indications or uses and these limitations may adversely affect the commercial viability of the drug. Delays in obtaining, or failures to obtain regulatory approvals, would have a material adverse effect on our business.

Even after we obtain FDA approval, we may be required to conduct further clinical trials (i.e., Phase IV trials) and provide additional data on safety and effectiveness. We are also required to gain separate approval for the use of an approved drug as a treatment for indications other than those initially approved. In addition, side effects or adverse events that are reported during clinical trials can delay, impede or prevent marketing approval. Similarly, adverse events that are reported after marketing approval can result in additional limitations being placed on the drug’s use and, potentially, withdrawal of the drug from the market. Any adverse event, either before or after marketing approval, can result in product liability claims against us.

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As an alternate path for FDA approval of new indications or new formulations of previously-approved drugs, a company may file a Section 505(b)(2) NDA, instead of a “stand-alone” or “full” NDA. Section 505(b)(2) of the Food, Drug, and Cosmetic Act, (“FDC”), was enacted as part of the Drug Price Competition and Patent Term Restoration Act of 1984, otherwise known as the Hatch-Waxman Amendments. Section 505(b)(2) permits the submission of an NDA where at least some of the information required for approval comes from studies not conducted by or for the applicant and for which the applicant has not obtained a right of reference. Some examples of drugs that may be allowed to follow a 505(b)(2) path to approval are drugs that have a new dosage form, strength, route of administration, formulation or indication. The Hatch-Waxman Amendments permit the applicant to rely upon certain published nonclinical or clinical studies conducted for an approved drug or the FDA’s conclusions from prior review of such studies. The FDA may require companies to perform additional studies or measurements to support any changes from the approved drug. The FDA may then approve the new drug for all or some of the labeled indications for which the referenced listed drug has been approved, as well as for any new indication supported by the NDA. While references to nonclinical and clinical data not generated by the applicant or for which the applicant does not have a right of reference are allowed, all development, process, stability, qualification and validation data related to the manufacturing and quality of the new drug must be included in an NDA submitted under Section 505(b)(2).

To the extent that the Section 505(b)(2) applicant is relying on the FDA’s conclusions regarding studies conducted for an already approved drug, the applicant is required to certify to the FDA concerning any patents listed for the approved drug in the FDA’s “Orange Book” publication. Specifically, the applicant must certify that: (i) the required patent information has not been filed; (ii) the listed patent has expired; (iii) the listed patent has not expired, but will expire on a particular date and approval is sought after patent expiration; or (iv) the listed patent is invalid or will not be infringed by the new drug. The Section 505(b)(2) application also will not be approved until any non-patent exclusivity, such as exclusivity for obtaining approval of a new chemical entity, listed in the Orange Book for the reference drug has expired. Thus, the Section 505(b)(2) applicant may invest a significant amount of time and expense in the development of its drugs only to be subject to significant delay and patent litigation before its drugs may be commercialized.

In addition to regulating and auditing human clinical trials, the FDA regulates and inspects equipment, facilities, laboratories and processes used in the manufacturing and testing of such drugs prior to providing approval to market a drug.

We may also be subject to various federal, state and international laws pertaining to health care “fraud and abuse,” including anti-kickback laws and false claims laws. The federal Anti-kickback law, which governs federal healthcare programs (e.g., Medicare, Medicaid), makes it illegal to solicit, offer, receive or pay any remuneration in exchange for, or to induce, the referral of business, including the purchase or prescription of a specific drug. Many states have similar laws that are not restricted to federal healthcare programs. Federal and state false claims laws prohibit anyone from knowingly and willingly presenting, or causing to be presented for payment to third party payers (including Medicare and Medicaid), claims for reimbursement, including claims for the sale of drugs or services, that are false or fraudulent, claims for items or services not provided as claimed, or claims for medically unnecessary items or services. If the government or a whistleblower were to allege that we violated these laws there could be a material adverse effect on us, including our stock price. Even an unsuccessful challenge could cause adverse publicity and be costly to respond to, which could have a materially adverse effect on our business, results of operations and financial condition. A finding of liability under these laws can have significant adverse financial implications for us and can result in payment of large penalties and possible exclusion from federal healthcare programs. We will consult appropriate legal counsel concerning the potential application of these and other laws to our business and our sales, marketing and other activities and will make good faith efforts to comply with them. However, given their broad reach and the increasing attention given by law enforcement authorities, we cannot assure you that some of our activities will not be challenged or deemed to violate some of these laws.

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Orphan Drug Designation in the U.S.

Under the Orphan Drug Act, the FDA may grant orphan drug designation to a drug intended to treat a rare disease or condition, which is a disease or condition that affects fewer than 200,000 individuals in the United States. If the disease or condition affects more than 200,000 individuals in the United States, orphan drug designation may nevertheless be available if there is no reasonable expectation that the cost of developing and making the drug would be recovered from sales in the United States. In the United States, a drug that has received orphan drug designation is eligible for financial incentives, such as opportunities for grant funding towards clinical trial costs, tax credits for certain research and user fee waivers under certain circumstances. The Orphan Drug Act provides that, if a designated drug is approved for the rare disease or condition for which it was designated, the approved drug will be granted seven years of orphan drug exclusivity, which means the FDA generally will not approve any other application for a drug containing the same active moiety for the same indication for a period of seven years, except in limited circumstances, such as a showing of clinical superiority over the drug with orphan drug exclusivity. Orphan drug exclusivity does not prevent the FDA from approving a different drug for the same disease or condition, or the same drug for a different disease or condition. In the European Union, orphan drug designation also entitles a party to financial incentives such as a reduction of fees or fee waivers and ten years of market exclusivity following drug approval. This period may be reduced to six years if the orphan drug designation criteria are no longer met, including where it is shown that the drug is sufficiently profitable not to justify maintenance of market exclusivity.

Orphan drug designation must be requested before submission of an application for marketing approval. Products that qualify for orphan designation may also qualify for other FDA programs that are intended to expedite the development and approval process and, as a practical matter, clinical trials for orphan products may be smaller, simply because of the smaller patient population. Nonetheless, the same approval standards apply to orphan-designated products as for other drugs. Orphan drug designation does not convey any advantage in, or shorten the duration of, the regulatory review and approval process.

Priority Review, Fast Track, Breakthrough Therapy, and Accelerated Approval

The FDA has programs to expedite submission and consideration of certain drug drugs that address serious or life-threatening diseases or conditions. An application for a drug will receive priority review designation if it is for a drug that treats a serious condition and, if approved, would provide a significant improvement in safety or effectiveness. Priority review means that FDA will seek to complete its first-cycle review and take action on the application within six months rather than the customary ten-month standard review period. An applicant may request priority review at the time it submits its application. Priority review designation does not change the scientific/medical standard for approval or the quality of evidence necessary to support approval.

Additionally, the fast track program is intended to expedite or facilitate the process for reviewing new drugs that demonstrate the potential to address unmet medical needs involving serious or life-threatening diseases or conditions. If a drug receives fast track designation, the FDA may consider reviewing sections of the NDA on a rolling basis, rather than requiring the entire application to be submitted to begin the review. Products with fast track designation also may be eligible for more frequent meetings and correspondence with the FDA about the drug’s development. Other FDA programs intended to expedite development and review include accelerated approval (approval based on a surrogate endpoint that is reasonably likely to predict clinical benefit) and breakthrough therapy designation, which is available for drugs under development for serious or life-threatening conditions and where preliminary clinical evidence shows that the drug may have substantial improvement on at least one clinically significant endpoint over available therapy. If a drug receives breakthrough therapy designation, it will be eligible for the benefits of fast track designation, as well as for more intensive guidance from the FDA on an efficient drug development program and a commitment from the agency to involve senior FDA managers in such guidance. Even if a drug qualifies for fast track designation or breakthrough therapy designation, the FDA may later decide that the drug no longer meets the conditions for these designations, and/or may determine that the drug does not meet the standards for approval.

The Foreign Corrupt Practices Act

The Foreign Corrupt Practices Act (FCPA) prohibits any U.S. individual or business from paying, offering, or authorizing payment or offering of anything of value, directly or indirectly, to any foreign official, political party or candidate for the purpose of influencing any act or decision of the foreign entity in order to assist the individual or business in obtaining or retaining business. The FCPA also obligates companies whose securities are listed in the United States to comply with accounting provisions requiring such companies to maintain books and records that accurately and fairly reflect all transactions of the corporation, including international subsidiaries, and to devise and maintain an adequate system of internal accounting controls for international operations.

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European and Other International Government Regulation

In addition to regulations in the United States, we will be subject to a variety of regulations in other jurisdictions governing, among other things, clinical trials and any commercial sales and distribution of our drugs. Regardless of whether we obtain FDA approval for a drug, we must obtain the requisite approvals from regulatory authorities in foreign countries prior to the commencement of clinical trials or marketing of the drug in those countries. Some countries outside of the United States have a similar process that requires the submission of a clinical trial application (“CTA”), much like the submissions of an IND in the U.S. prior to the commencement of human clinical trials. In the European Union, for example, a CTA must be submitted to the national health authority of each EU Member State in which the clinical trial is to be conducted and an independent ethics committee, much like the FDA and IRB, respectively. Once the CTA is approved in accordance with a country’s requirements, clinical trial development may proceed.

To obtain regulatory approval to commercialize a new drug under European Union regulatory systems, we must submit a marketing authorization application, or MAA. In the European Union, marketing authorization for a drug can be obtained through a centralized, mutual recognition, decentralized procedure, or the national procedure of an individual EU Member State. In accordance with the centralized procedure, the applicant may submit a single application for marketing authorization to the EMA. The agency will provide a positive opinion regarding the application if it meets certain quality, safety, and efficacy requirements. Following the opinion of the EMA, the European Commission makes a final decision to grant a centralized marketing authorization that permits the marketing of a drug in all 28 EU Member States and three of the four European Free Trade Associations (“EFTA”), States, Iceland, Liechtenstein and Norway. The centralized procedure is mandatory for certain medicinal drugs, including orphan drugs, drugs derived from certain biotechnological processes, advanced therapy drugs and certain other drugs containing a new active substance for the treatment of certain diseases. This route is optional for certain other drugs, including drugs that are a significant therapeutic, scientific or technical innovation, or whose authorization would be in the interest of public or animal health.

Unlike the centralized authorization procedure, the decentralized marketing authorization procedure requires a separate application to, and leads to separate approval by, the competent authorities of each EU Member State in which the drug is to be marketed. This application process is identical to the application that would be submitted to the EMA for authorization through the centralized procedure. The reference EU Member State prepares a draft assessment and drafts of the related materials within 120 days after receipt of a valid application. The resulting assessment report is submitted to the concerned EU Member States who, within 90 days of receipt, must decide whether to approve the assessment report and related materials. If a concerned EU Member State cannot approve the assessment report and related materials due to concerns relating to a potential serious risk to public health, disputed elements may be referred to the European Commission, whose decision is binding on all EU Member States.

The mutual recognition procedure is similarly based on the acceptance by the competent authorities of the EU Member States of the marketing authorization of a drug by the competent authorities of other EU Member States. The holder of a national marketing authorization may submit an application to the competent authority of an EU Member State requesting that this authority recognize the marketing authorization delivered by the competent authority of another EU Member State.

For countries outside of the European Union, including countries in Eastern Europe, Latin America or Asia, the requirements governing the conduct of clinical trials, drug licensing, pricing and reimbursement vary from country to country. Internationally, clinical trials are generally required to be conducted in accordance with GCP, applicable regulatory requirements of each jurisdiction and the medical ethics principles that have their origin in the Declaration of Helsinki.

In the European Union if a marketing authorization is granted for a drug containing a new active substance, that drug benefits from eight years of data exclusivity, during which generic marketing authorization applications referring to the data of that drug may not be accepted by the regulatory authorities, and a further two years of market exclusivity, during which such generic drugs may not be placed on the market. The two-year period may be extended to three years if during the first eight years a new therapeutic indication with significant clinical benefit over existing therapies is approved.

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Orphan Drug Designation in the European Union

In the European Union, the EMA’s Committee for Orphan Medicinal Products grants orphan drug designation to promote the development of drugs that are intended for the diagnosis, prevention or treatment of life-threatening or chronically debilitating conditions affecting not more than five in 10,000 persons in the European Union. Additionally, orphan drug designation is granted for drugs intended for the diagnosis, prevention or treatment of a life-threatening, seriously debilitating or serious and chronic condition and when, without incentives, it is unlikely that sales of the drug in the European Union would be sufficient to justify the necessary investment in developing the drug. The application for orphan designation must be submitted to the EMA and approved before an application is made for marketing authorization for the drug. Once authorized, orphan drugs are entitled to ten years of market exclusivity. During this ten-year period, with a limited number of exceptions, neither the competent authorities of the EU Member States, the EMA, or the European Commission are permitted to accept applications or grant marketing authorization for other similar drugs with the same therapeutic indication. However, marketing authorization may be granted to a similar medicinal drug with the same orphan indication during the ten-year period with the consent of the marketing authorization holder for the original orphan medicinal drug or if the manufacturer of the original orphan medicinal drug is unable to supply sufficient quantities. Marketing authorization may also be granted to a similar drug with the same orphan indication if this latter drug is safer, more effective or otherwise clinically superior to the original orphan drug. The period of market exclusivity may, in addition, be reduced to six years if it can be demonstrated based on available evidence that the original orphan medicinal drug is sufficiently profitable not to justify maintenance of market exclusivity.

Accelerated Review

Under the Centralized Procedure in the European Union, the maximum timeframe for the evaluation of a MAA is 210 days (excluding “clock stops,” when additional written or oral information is to be provided by the applicant in response to questions asked by the Committee for Medicinal Products for Human Use, or CHMP). Accelerated evaluation might be granted by the CHMP in exceptional cases, when a medicinal drug is expected to be of a major public health interest. Three cumulative criteria must be fulfilled in such circumstances: the seriousness of the disease (e.g., heavy disabling or life-threatening diseases) to be treated; the absence or insufficiency of an appropriate alternative therapeutic approach; and anticipation of high therapeutic benefit. In this circumstance, EMA ensures that the opinion of the CHMP is given within 150 days.

Well-Established Medicinal Use

Under Article 10a of Directive 2001/83/EC, an applicant may, in substitution for the results of its own preclinical and clinical research, present detailed references to published literature demonstrating that the active substance(s) of a drug have a well-established medicinal use within the community with recognized efficacy and an acceptable level of safety. The applicant is entitled to refer to a variety of different types of literature, including reports of clinical trials with the same active substance(s) and epidemiological studies that indicate that the constituent or constituents of the drug have an acceptable safety/efficacy profile for a particular indication. However, use of the published literature exemption is restricted by stating that in no circumstances will constituents be treated as having a well-established use if they have been used for less than 10 years from the first systematic and documented use of the substance as a medicinal drug in the EU. Even after 10 years of systematic use, the threshold for well-established medicinal use might not be met. European pharmaceutical law requires the competent authorities to consider among other factors, the period over which a substance has been used, the amount of patient use of the substance, the degree of scientific interest in the use of the substance (as reflected in the scientific literature) and the coherence (consistency) of all the scientific assessments made in the literature. For this reason, different substances may reach the threshold for well-established use after different periods, but the minimum period is 10 years. If the applicant seeks approval of an entirely new therapeutic use compared with that to which the published literature refers, additional preclinical and/or clinical results is required.

Informed Consent

Under Article 10c of Directive 2001/83/EC, following the grant of a marketing authorization the holder of such authorization may consent to a competent authority utilizing the pharmaceutical, preclinical and clinical documentation that it submitted to obtain approval for a medicinal drug to assess a subsequent application relating to a medicinal drug possessing the same qualitative and quantitative composition with respect to the active substances and the same pharmaceutical form.

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Law Relating to Pediatric Research

Regulation (EC) 1901/2006 (as amended by Regulation (EC) 1902/2006) was adopted on December 12, 2006. This Regulation governs the development of medicinal drugs for human use to meet the specific therapeutic needs of the pediatric population. It requires any application for marketing authorization made after July 26, 2008 in respect of a drug not authorized in the European Community on January 26, 2007 (the time the Regulation entered into force), to include the results of all studies performed and details of all information collected in compliance with a pediatric investigation plan agreed by the Pediatric Committee of the EMA, unless the drug is subject to an agreed waiver or deferral or unless the drug is excluded from the scope of Regulation 1902/2006 (generics, hybrid medicinal drugs, biosimilars, homeopathic and traditional (herbal) medicinal drugs and medicinal drugs containing one or more active substances of well-established medicinal use). Waivers can be granted in certain circumstances where pediatric studies are not required or desirable. Deferrals can be granted in certain circumstances where the initiation or completion of pediatric studies should be deferred until appropriate studies in adults have been performed. Moreover, this regulation imposes the same obligation from January 26, 2009 on an applicant seeking approval of a new indication, pharmaceutical form or route of administration for a drug already authorized and still protected by a supplementary protection certificate granted under Regulation EC 469/2009 and its precursor (EEC) 1768/92 or by a patent that qualifies for the granting of such a supplementary protection certificate. The pediatric Regulation 1901/2006 also provides, subject to certain conditions, a reward for performing such pediatric studies, regardless of whether the pediatric results provided resulted in the grant of a pediatric indication. This reward comes in the form of an extension of six months to the supplementary protection certificate granted in respect of the drug, unless the drug is subject to orphan drug designation, in which case the 10-year market exclusivity period for such orphan drugs is extended to 12 years. If any of the non-centralized procedures for marketing authorization have been used, the six-month extension of the supplementary protection certificate is only granted if the medicinal drug is authorized in all member states.

Post-authorization Obligations

In the pre-authorization phase the applicant must provide a detailed pharmacovigilance plan that it intends to implement post-authorization. An authorization to market a medicinal drug in the EU carries with it an obligation to comply with many post-authorization organizational and behavioral regulations relating to the marketing and other activities of authorization holders. These include requirements relating to post-authorization efficacy studies, post-authorization safety studies, adverse event reporting and other pharmacovigilance requirements, advertising, packaging and labeling, patient package leaflets, distribution and wholesale dealing. The regulations frequently operate within a criminal law framework and failure to comply with the requirements may not only affect the authorization, but also can lead to financial and other sanctions levied on the company in question and responsible officers. Because of the currently on-going overhaul of EU pharmacovigilance legislation the financial and organizational burden on market authorization holders will increase significantly, such as the obligation to maintain a pharmacovigilance system master file that applies to all holders of marketing authorizations granted in accordance with Directive 2001/83/EC or Regulation (EC) No 726/2004. Marketing authorization holders must furthermore collect data on adverse events associated with use of the authorized drug outside the scope of the authorization. Pharmacovigilance for biological drugs and medicines with a new active substance will be strengthened by subjecting their authorization to additional monitoring activities. The EU is currently in the process of issuing implementing regulations for the new pharmacovigilance framework.

Any authorization granted by member state authorities, which within three years of its granting is not followed by the actual placing on the market of the authorized drug in the authorizing member state ceases to be valid. When an authorized drug previously placed on the market in the authorizing member state is no longer actually present on the market for a period of three consecutive years, the authorization for that drug shall cease to be valid. The same two three-year periods apply to authorizations granted by the European Commission based on the centralized procedure.

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Israel

To conduct clinical testing on humans in Israel, special authorization must first be obtained from the ethics committee and general manager of the institution where the clinical studies are scheduled to be conducted, as required under the Guidelines for Clinical Trials in Human Subjects implemented pursuant to the Israeli Public Health Regulations (Clinical Trials in Human Subjects), as amended from time to time, and other applicable legislation. These regulations also require authorization from the Israeli Ministry of Health, except in certain circumstances, and in the case of genetic trials, special fertility trials and similar trials, an additional authorization of the overseeing institutional ethics committee. The institutional ethics committee must, among other things, evaluate the anticipated benefits that are likely to be derived from the project to determine if it justifies the risks and inconvenience to be inflicted on the human subjects, and the committee must ensure that adequate protection exists for the rights and safety of the participants as well as the accuracy of the information gathered from the clinical testing. If we intend to proceed with clinical studies in Israel, we will be required to obtain authorization from the ethics committee and general manager of each institution in which we intend to conduct our clinical trials, and in most cases, from the Israeli Ministry of Health.

Israel’s Ministry of Health, which regulates medical testing, has adopted protocols that correspond, generally, to those of the FDA and the EMA, making it comparatively straightforward for studies conducted in Israel to satisfy FDA and the European Medicines Agency requirements, thereby enabling medical technologies subjected to clinical trials in Israel to reach U.S. and EU commercial markets in an expedited fashion. Many members of Israel’s medical community have earned international prestige in their chosen fields of expertise and routinely collaborate, teach and lecture at leading medical centers throughout the world. Israel also has free trade agreements with the United States and the European Union.

The Development of Licensing of Proprietary Delivery Systems

We also intend to develop or license proprietary delivery systems for cannabinoid-based medications. We envision that these delivery systems may be utilized for some of the drugs that we seek to develop, and that we may also license them to third-parties. There is no assurance that we will be able to develop or license any delivery system.

The Investment in Companies or Acquisition of Technologies or Medications

We also intend to invest in companies or acquire technologies or medications based on cannabinoid-based science, possibly through special purpose vehicles formed or controlled by the Company. There is no assurance that we will be able to invest in any of these companies or acquire any technology or medication, nor that we will be successful in forming or acquiring capital for any special purpose vehicle for these purposes.

Employees

We currently have three employees engaged in drug candidate development and management, as well as relationships with third-party firms and individuals.

Our employees are not subject to any collective bargaining agreement.

DESCRIPTION OF PROPERTY

Our principal office is located at 4340 East Kentucky Avenue, Suite 206, Glendale, CO 80246. Our telephone number is (303) 495-7583. Our offices consist of approximately 300 square feet of executive offices and we believe that these facilities will be sufficient for the next twelve months.

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LEGAL PROCEEDINGS

There are no pending legal proceedings to which the Company is a party, and the Company’s property is not the subject of any pending legal proceedings.

On March 5, 2018, the SEC filed a civil action against Jeffrey Friedland, Global Corporate Strategies LLC, and Intiva Pharma LLC in the United States District Court for the District of Colorado. The complaint alleges that Mr. Friedland touted OWC Pharmaceutical Research Corp. while misrepresenting both his own investment in OWC and the true nature of his professional relationship with OWC. The complaint charges Friedland, Global Corporate Strategies LLC, and Intiva Pharma LLC with violations of Sections 17(a) and (b) of the Securities Act of 1933 and Section 10(b) of the Exchange Act of 1934 and Rule 10b-5 thereunder. The SEC is seeking injunctions, disgorgement, prejudgment interest, penalties and penny stock bars.

Mr. Friedland had been the Chief Executive Officer and a director of the Company at the time the suit was filed. He resigned his positions on March 7, 2018. Intiva USA, which owns approximately 55% of the outstanding shares of the Company, is the parent company to Intiva Pharma LLC.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Price Information

Our common stock is currently quoted on the OTCQB Market under the symbol NTVA. For the periods indicated, the following table sets forth the high and low bid prices per share of common stock. The below prices represent inter-dealer quotations without retail markup, markdown, or commission and may not necessarily represent actual transactions.

	Price Range
Period	High	Low
Year Ended June 30, 2016:
First Quarter	$0.0006	$0.0003
Second Quarter	$0.0012	$0.0003
Third Quarter	$0.0012	$0.0006
Fourth Quarter	$5.3999	$0.0006
Year Ended June 30, 2017:
First Quarter	$0.42	$0.0006
Second Quarter	$0.1014	$0.0402
Third Quarter	$0.1752	$0.012
Fourth Quarter	$2.7599	$0.054
Year Ending June 30, 2018:
First Quarter	$4.4999	$0.69
Second Quarter	$5.95	$0.792
Third Quarter	$6.00	$1.21

As of June 15 , 2018, the closing price for the Common Stock was $ 4.00 per share.

As of June 18 , 2018, our shares of common stock were held by 719 stockholders of record. The transfer agent of our common stock is Standard Registrar and Transfer Company, Inc., whose telephone number is: (801) 571-8844.

Dividends

Holders of common stock are entitled to dividends when, as, and if declared by the Board of Directors, out of funds legally available therefor. We have never declared cash dividends on our common stock and our Board of Directors does not anticipate paying cash dividends in the foreseeable future as it intends to retain future earnings to finance the growth of our businesses. There are no restrictions in our articles of incorporation or bylaws that restrict us from declaring dividends.

Securities Authorized for Issuance Under Equity Compensation Plans

On August 10, 2017, the Company’s wholly-owned subsidiary adopted a 2017 Stock Incentive Plan (the “2017 Stock Plan”) under which the board of directors is authorized the grant up to 7,200,000 shares of its common stock. The 2017 Stock Plan is a long-term incentive plan that provides compensation to eligible plan participants intended to serve as performance incentive. On August 10, 2017, BioPharma granted 6,400,000 shares of its common stock under the 2017 Stock Plan to certain officers and directors as described under “Transactions with Related Persons, Promoters and Certain Control Persons.”

On March 31, 2018, the board of directors approved a 2018 Equity Incentive Plan (the “2018 Plan”) and has recommended its adoption by the Company’s stockholders. The total number of shares reserved and available for grant and issuance under the 2018 Plan is 8,000,000 shares, plus any reserved shares not issued or subject to outstanding grants under the 2017 Stock Plan and shares that cease to be subject to awards under the 2017 Stock Plan because of forfeiture. In addition, the number of shares available for grant and issuance under the 2018 Plan will be increased on July 1 of each of the next ten calendar years by the lesser of (a) 15% of the number of shares issued during the most recently completed fiscal year or (b) such number of shares determined by the board of directors. The 2018 Plan permits the board to grant a variety of incentive awards: stock options, restricted stock awards, stock bonus awards, and stock appreciation rights.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Forward-Looking Statements

The following plan of operation provides information which management believes is relevant to an assessment and understanding of our results of operations and financial condition. The discussion should be read along with our financial statements and notes thereto. This section includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Certain statements that the Company may make from time to time, including all statements contained in this registration statement that are not statements of historical fact, constitute “forward-looking statements”. Forward-looking statements may be identified by words such as “plans,” “expects,” “believes,” “anticipates,” “estimates,” “projects,” “will,” “should,” and other words of similar meaning used in conjunction with, among other things, discussions of future operations, financial performance, product development and new product launches, market position and expenditures. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

The following Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) is intended to help you understand our historical results of operations during the periods presented and our financial condition for the nine months ended March 31, 2018 and initial period ended June 30, 2017. This MD&A should be read in conjunction with our financial statements as of June 30, 2017 (audited) and March 31, 2018 (unaudited). See section entitled “Forward-Looking Statements” above.

Overview

We are a start-up company with no revenues from operations. Notwithstanding our successful raise of $1,844,092 in equity capital during the period from April 2017 to March 31, 2018, there is substantial doubt that we can continue as an on-going business for the next twelve months without the success of our business operations. We do not anticipate that BioPharma will generate revenues from its research and development activates related to its drug development projects for the near future.

As a relatively new business engaged in start-up operations and activities, we will require substantial additional funding to successfully complete any of our drug development projects. At present, we cannot estimate the substantial capital requirements needed to secure regulatory approvals for our drug candidates. Nevertheless, we estimate we will need at a minimum $1 million during the next 12 months to commence our drug development projects. We also must fund the estimated $100,000 in operating costs related to being a public company. Failure to obtain this necessary capital at acceptable terms, if at all, when needed, may force us to delay, limit, or terminate our drug development efforts to secure regulatory approvals and would adversely impact our planned research and development efforts in connection with the Company’s future drugs, which may make it more difficult for us to attain profitability.

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Results of Operations for the nine months ended March 31, 2018

Net loss for the nine months ended March 31, 2018 was $1,022,066.

During the nine months ended March 31, 2018, the Company’s efforts were focused on equity private placement financing activities, consummation of the Share Exchange Transaction, filings with the U.S. Patent Office and FDA, and initial research and development activities on its products. Professional fees of $279,160 for the nine months ended March 31, 2018 consisted of legal fees to external counsels and our chief operating officer for patent and FDA related matters, legal fees for securities related matters and filings as the Company completed the Share Exchange transaction, and audit fees for the period ended June 30, 2017, quarterly financial statement review and other required regulatory filings.

General and administrative costs during the nine months ended March 31, 2018 consisted primarily of internal travel and promotion costs related to our financing activities, director and officer liability insurance, website development and technical consulting. General and administrative costs of $217,670 include costs associated with the Company’s migration from a private to public entity, and incurring transfer agent and other external costs associated with the transition.

Research and development costs of $90,720 for the nine months ended March 31, 2018 includes $75,000 paid under an agreement with a contract manufacturer with significant expertise in pre-clinical and clinical trial development and regulatory approvals to develop an injectable formulation for our drug candidate (see “Contractual Obligations and Commitments” below).

On August 10, 2017, the Company granted an aggregate of 6,400,000 shares of BioPharma Common Stock to five officers and directors of the Company, subject to forfeiture restrictions. Restrictions lapsed as to one-third of each grant as of the initial date of grant, and restrictions as to one-twelfth of each grant will lapse quarterly for a two-year period commencing on the last day of each calendar quarter beginning on October 1, 2017. Stock-based compensation for the nine months ended March 31, 2018 includes $434,516 as the value of shares vested under the grant. In March 2018, the Company cancelled 1,166,667 unvested shares previously issued to its former CEO. During the nine months ended March 31, 2018, the Company recorded $55,350 as the value of common stock issued to two individuals under consulting agreements.

Results of Operations for the period ended March 31, 2017

The Company was incorporated on March 27, 2017. The Company’s parent, Intiva USA, paid all operating costs and expenses and obligations related to acquisition of the license agreement, including costs incurred prior to incorporation of the Company, through March 31, 2017 in exchange for the issuance to Intiva USA of 24,000,000 shares of the Company’s common stock. During this initial period ended March 31, 2017, $61,196 was incurred for initial research and development of potential licenses and patents. General and administrative costs of $6,025 include internal costs associated with formation and potential fund raising.

Results of Operations during the initial period ended June 30, 2017

The Company’s activities during the period from inception on March 27, 2017 to June 30, 2017 were start-up, financing and filing and research of patent applications. The Company incurred costs related to these endeavors of $191,432, consisting of $170,661 for legal fees to external counsel and our chief operating officer, $8,510 for general and administrative costs, and $12,261 for initial research and development of our products. These amounts are not indicative of what we expect and intend to incur in the future.

Liquidity and Capital Resources

While management of the Company believes that the Company will be successful in its current and planned activities, there can be no assurance that the Company will be successful in its drug development activities, and raise sufficient equity, debt capital or strategic relationships to sustain the operations of the Company.

Our ability to create sufficient working capital to sustain us over the next twelve-month period, and beyond, is dependent on our raising additional equity or debt capital, or entering into strategic arrangements with one or more third parties.

There can be no assurance that sufficient capital will be available to us. We currently have no agreements, arrangements or understandings with any person to obtain funds through bank loans, lines of credit or any other sources.

Availability of Additional Capital

Notwithstanding our success in raising gross proceeds of $1,539,000 from the private sale of equity securities through March 31, 2018 and approximately $305,000 from the exercise of common stock warrants, and our expectation that we will be successful in raising up to an additional $1million during the next twelve months, there can be no assurance that we will continue to be successful in raising equity capital and have adequate capital resources to fund our operations or that any additional funds will be available to us on favorable terms or in amounts required by us. If we determine that it is necessary to raise additional funds, we may choose to do so through public or private equity or debt financing, a bank line of credit, or other arrangements. If we are unable to obtain adequate capital resources to fund operations, we may be required to delay, scale back or eliminate some or all of our plan of operations, which may have a material adverse effect on our business, results of operations and ability to operate as a going concern.

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Any additional equity financing may be dilutive to our stockholders, new equity securities may have rights, preferences or privileges senior to those of existing holders of our shares of common stock. Debt or equity financing may subject us to restrictive covenants and significant interest costs.

Capital Expenditure Plan During the Next Twelve Months

To date, we raised approximately $1.85 million, in equity capital (including exercised warrants) and we may be expected to require up to an additional $1 million in capital during the next 12 months to fully implement our business plan and fund our operations. Our plan is to utilize the capital that we raise to fund our ongoing research efforts, as well as the costs incurred by being a public reporting company. However, there can be no assurance that we will continue to be successful in raising capital in sufficient amounts and/or at terms and conditions satisfactory to the Company. Our revenues are expected to come from our drug development projects. As a result, we will continue to incur operating losses unless and until we have obtained regulatory approval with respect to one of our drug development projects and commence to generate sufficient cash flow to meet our operating expenses. There can be no assurance that we will obtain regulatory approval and the market will adopt our future drugs. In the event that we are not able to successfully: (i) raise equity capital and/or debt financing; or (ii) market our drugs after obtaining regulatory approval, our financial condition and results of operations will be materially and adversely affected.

Going Concern Consideration

Our registered independent auditors have issued an opinion on our financial statements as of June 30, 2017 which includes a statement describing our going concern status. This means that there is substantial doubt that we can continue as an on-going business for the next twelve months unless we obtain additional capital to pay our bills and meet our other financial obligations. This is because we have not generated any revenues and no revenues are anticipated until we begin marketing any drugs that we successfully develop. Accordingly, we must raise capital from sources other than the actual sale from any drugs that we develop. We must raise capital to continue our drug development activities and stay in business.

Off-Balance Sheet Arrangements

As of June 30, 2017 and March 31, 2018, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K promulgated under the Securities Act of 1934.

Contractual Obligations and Commitments

As of June 30, 2017, we did not have any contractual obligations. On September 19, 2017, we entered into an agreement with a contract manufacturer with significant expertise in pre-clinical and clinical trial development and regulatory approvals to develop an injectable formulation for our drug candidate in the Kotzker Development Project with the objective of applying for FDA approval. It is anticipated that the drug candidate will be developed utilizing the new drug application 505(b)(2) regulatory pathway for use in the treatment during and immediately following exposure to organophosphorus nerve agents. The formulation of the drug candidate will be based on one or more synthetic cannabinoids. We paid $75,000 to the contract manufacturer upon signing the contract, which further provides that we pay an additional $20,000 upon completion of the drug formulation and $20,000 upon completion of Phase 1 development. No payment schedule has yet been agreed to upon completion of Phase 2 and Phase 3 development stage and the contract may be terminated by either party.

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On February 28, 2018, we obtained a worldwide exclusive license with respect to a proprietary delivery system for cannabinoid-based medications. We paid $35,000 upon execution of the agreement, and payments of $30,000 and $35,000 are required by August 31, 2018 and February 28, 2019, respectively. We are required to pay milestone payments once we have obtained regulatory approval of pharmaceutical licensed products and royalties based upon sales of licensed products. We may grant sublicenses under the terms of our agreement.

Critical Accounting Policies

Our significant accounting policies are described in the notes to our financial statements as of June 30, 2017 and March 31, 2018 and are included elsewhere in this Prospectus.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants on accounting or financial disclosure matters.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

Our directors were elected to serve until the next annual meeting of shareholders and until their respective successors will have been elected and will have qualified. The following table sets forth the name, age and position held with respect to our present executive officers and directors:

Name	Age	Title
Alain Bankier	64	Interim CEO, Chief Strategy Officer and Director
Evan Wasoff	70	Chief Financial Officer
Richard Greenberg	68	Executive Vice President and Chairman
Robert I. Goldfarb	62	Chief Operating Officer
Lindy Snider	56	Director

Alain Bankier, 63, Interim Chief Executive Officer, Chief Strategy Officer and Director

Mr. Bankier is an active investor, entrepreneur and advisor to a variety of companies in the legal cannabis, technology and food/tech industries. From 2008 until 2014, Mr. Bankier was Co-President and Co-CEO of The Manischewitz Company, the world’s leading manufacturer of kosher foods, following a merger with SFG, Inc, his specialty food companies holding company, which he co-founded in 2001. SFG’s strategy is to build value by acquiring companies that were in need of restructuring due to operational, branding and financial issues.

Prior to his career in the food industry, Mr. Bankier was the Co-Head of Corporate Finance North America at BNPParibas from 1989 until 2001, following BNPParibas’s acquisition of Vendome & Company, Inc. in 1981, Mr. Bankier founded Vendome & Company, Inc., an international investment bank, with offices in New York, Paris and Stuttgart. Mr. Bankier also co-founded the New York Angels, a member-based organization that secures funding and mentoring start-up companies and investment opportunities for its members, where he is still an active investor, since 1995.

Mr. Bankier has a BS from the Wharton School and a BA from the University of Pennsylvania. He also has an MBA from NYU Stern and from HEC Paris.

Evan Wasoff, 70, Chief Financial Officer, has over 40 years of experience as a certified public accountant. Mr. Wasoff also serves as CFO of Kanativa Inc. (formerly Intiva Inc.) From 2005 to 2012, Mr. Wasoff served as the Chief Financial Officer and compliance officer at Falcon Oil and Gas Ltd., a Canadian oil and gas exploration company with activities in Hungary, Australia, Canada and the United States. Since 2012, he has been the principal of AZCO Financial Management, LLC, located in Boulder Colorado, providing business advisory and consulting services and outsourced CFO and controllership services to publicly-reporting and private companies.

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Mr. Wasoff holds a Certified Public Accounting license in Colorado. He received a B.S. degree in accounting from the State University of New York at Albany, and an MBA in Finance from the University of Colorado.

Richard Greenberg, 68, Chairman of the Board, since inception in March 2017. He has also served as Executive Vice President and a Director of Kanativa Inc. (formerly Intiva Inc). and Intiva USA since their inception in February 2014 and August 2014, respectively. Mr. Greenberg has over 30 years of legal, consulting, and regulatory compliance experience. Mr. Greenberg has served as a Subcommittee Counsel for the U.S. House of Representatives, and as a Senior Enforcement Attorney for the U.S. Environmental Protection Agency.

Mr. Greenberg was a founder of TechLaw, Inc., a national consulting firm serving both the federal government and industry clients. Previous management roles include Director of Environmental Management Consulting Services for PricewaterhouseCoopers.

Mr. Greenberg received a B.A. degree from City University of New York – Queens College and a J.D. degree from Rutgers University School of Law.

Mr. Goldfarb, 62, Chief Operating Officer, has over 37 years of legal experience, with much of that focused on the pharmaceutical industry. Since 2007, Mr. Goldfarb has been President and general counsel for privately-held Accu-Break Pharmaceuticals, Inc. Since 2011, he has been a director of privately-held Sustained Nano Systems LLC.

Mr. Goldfarb obtained his bachelor’s degree from the University of Connecticut and his J.D. from the University of Florida. He is a member of the Florida Bar.

Lindy Snider, age 56, Director: Lindy Snider is an active entrepreneur, philanthropist and advocate for the benefits of medical cannabis. In 2003, Ms. Snider founded and created the Pennsylvania-based Lindi Skin, the first-ever skincare collection dedicated to help relieve the often-debilitating skin side-effects of individuals undergoing cancer therapies including chemotherapy and radiation. Lindi Skin represents an entirely new niche in dermatology and oncology, providing cancer patients with skin care products that bring a sense of wellness and control as they deal with the side effects of their chemotherapy and radiation treatment, which include widely known conditions of hair loss and nausea, among other side-effects. Lindi Skin helps patients address the lesser known skin side-effects of sores, rashes, burns, flaky skin and loss of skin elasticity that often result.

Ms. Snider, as an active and dedicated philanthropist, is also an active board member of many Philadelphia and national charitable and other philanthropic organization, which include: Cancer Forward; PSPCA; National Museum of American Jewish History; Shoah Foundation’s Next Generation Council; Philadelphia Orchestra; Fox Chase Cancer Foundation; and the Snider Foundation.

Ms. Snider is a founder and director of Athletes for Care, an organization dedicated to creating a community where former professional athlete can find support, opportunity and purpose in life after a career in sports. The organization is a strong advocate of the use of medical cannabis, as well as a director of Stem Holdings Inc., which owns and leases real estate to the marijuana industry.

Ms. Snider is chair of the Entrepreneurship and Social Impact Initiative of The Lambert Center for the Study of Medicinal Cannabis and Hemp at Thomas Jefferson University in Philadelphia and is also an associate fellow of the Institute of Emerging Health Professions, Thomas Jefferson University.

There are no agreements with respect to the election of directors other than as provided in the Share Exchange Agreement.

Our directors, officers or affiliates have not, within the past five years, filed any bankruptcy petition, been convicted in or been the subject of any pending criminal proceedings, or is any such person the subject or any order, judgment or decree involving the violation of any state or federal securities laws.

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Director Independence

NASDAQ Rule 5605, which sets forth several tests to determine whether a director of a listed Company is independent, provides that a director would not be considered independent if the director or an immediate family member accepted any compensation from the listed Company in excess of $120,000 during any period of 12 consecutive months within the three years preceding the determination of independence (excluding compensation for board or board committee service, compensation paid to an immediate family member as a non-executive employee, benefits paid under a tax-qualified retirement plan and non-discretionary compensation).

In determining whether our directors are considered independent, the Company used the definition of independence as defined in NASDAQ Rule 4200. Based on that definition we believe that Lindy Snider is our sole independent director.

Audit Committee and Financial Expert, Compensation Committee, Nominations Committee

We do not have any of the above mentioned standing committees because our corporate financial affairs and corporate governance are simple in nature at this stage of development and each financial transaction is approved by our entire board of directors.

Code of Ethics

We do not currently have a Code of Ethics applicable to our principal executive officers; however, the Company plans to implement such a code in the second quarter of calendar year 2018.

Potential Conflicts of Interest

Since we do not have an audit or compensation committee comprised of independent Directors, the functions that would have been performed by such committees are performed by our Board of Directors. Thus, there is a potential conflict of interest in that our Directors have the authority to determine issues concerning management compensation, in essence their own, and audit issues that may affect management decisions. There is also a potential conflict in that Messrs. Greenberg and Wasoff are either officers and/or directors of INTIVA USA Inc., and its parent, Kanativa Inc. which owns approximately 55% of outstanding shares of BioPharma.

We are not aware of any other conflicts of interest with any of our Executives or Directors.

Board’s Role in Risk Oversight

The Board assesses on an ongoing basis the risks faced by the Company. These risks include financial, technological, competitive, and operational risks. In addition, since the Company does not have an Audit Committee, the Board is also responsible for the assessment and oversight of the Company’s financial risk exposures.

Involvement in Certain Legal Proceedings

We are not aware of any material legal proceedings that have occurred within the past ten years concerning any Director or control person which involved a criminal conviction, a pending criminal proceeding, a pending or concluded administrative or civil proceeding limiting one’s participation in the securities or banking industries, or a finding of securities or commodities law violations.

EXECUTIVE COMPENSATION

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf. Currently, Robert Goldfarb receives compensation of $11,000 per month for serving as Chief Operating Officer. Evan Wasoff, our Chief Financial Officer, received cash compensation in the amount of $20,000 in 2017. None of our other officers receives cash compensation. It is anticipated that our other officers, in addition to Mr. Goldfarb and Mr. Wasoff, will eventually receive cash compensation, but no arrangement has yet been determined.

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No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by the Company for the benefit of the Company’s employees.

Directors’ Compensation

At present, our directors are not entitled to receive compensation for service rendered to us or for meeting(s) attended except for reimbursement of out-of-pocket expenses. There is no formal or informal arrangements or agreements to compensate employee directors for service provided as a director; however, compensation for new non-employee directors is determined on an ad hoc basis by the existing members of the board of directors at the time a director is elected. To date, we have one non-employee director.

Compensation Policies and Practices as They Relate to the Company’s Risk Management

We believe that our compensation policies and practices for all employees, including executive officers, do not create risks that are reasonably likely to have a material adverse effect on us.

Employment Contracts

We do not have any formal employment agreement with any of our officers. Any future compensation will be determined by the Board of Directors, and, as appropriate, an employment agreement will be executed.

Outstanding Equity Awards

There were no equity awards outstanding as of the end the year ended June 30, 2017. However, the 2017 Stock Incentive Plan was implemented on August 10, 2017 and shares of restricted stock were granted under that Plan. (See “Long-Term Incentive Plan and Awards.”)

Option/SAR Grants

The grants of stock options, whether or not in tandem with stock appreciation rights (“SAR”) or freestanding SARs can be made to any executive officer, director; employee and consultant who provide bona fide services. As of March 31, 2018, there were no options or SAR grants outstanding.

Aggregated Option Exercises and Fiscal Year-End Option Value

There were no stock options exercised during the period ending June 30, 2017 by our executive officers.

Long-Term Incentive Plan (“LTIP”) and Awards

On August 10, 2017, BioPharma adopted its 2017 Stock Incentive Plan (the “2017 Stock Plan”) under which the board of directors is authorized the grant up to 7,200,000 shares of its common stock. The 2017 Stock Plan is a long-term incentive plan that provides compensation to eligible plan participants intended to serve as performance incentive. On August 10, 2017, Biopharma granted 6,400,000 shares of its common stock under the 2017 Stock Plan to certain officers and directors as described under “Transactions with Related Persons, Promoters and Certain Control Persons.”

On March 31, 2018, the board of directors approved a 2018 Equity Incentive Plan (the “2018 Plan”) and has recommended its adoption by the Company’s stockholders. The total number of shares reserved and available for grant and issuance under the 2018 Plan is 8,000,000 shares, plus any reserved shares not issued or subject to outstanding grants under the 2017 Stock Plan and shares that cease to be subject to awards under the 2017 Stock Plan because of forfeiture. In addition, the number of shares available for grant and issuance under the 2018 Plan will be increased on July 1 of each of the next ten calendar years by the lesser of (a) 15% of the number of shares issued during the most recently completed fiscal year or (b) such number of shares determined by the board of directors. The 2018 Plan permits the board to grant a variety of incentive awards: stock options, restricted stock awards, stock bonus awards, and stock appreciation rights.

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Disclosure of Commission Position on Indemnification of Securities Act Liabilities

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933, as amended. Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Act is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court’s decision.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our shares of Common Stock. The information in this table provides the ownership information for: each person known by us to be the beneficial owner of more than 5% of our common stock; each of our directors; each of our executive officers; and our executive officers and directors as a group.

Name of Beneficial Owner (1)	Common Stock Beneficially Owned (2)	Percentage of Common Stock Owned (2)
Alain Bankier, Interim CEO, Chief Strategy Officer and Director (3)	2,284,000	5.2%
Robert I. Goldfarb, Chief Operating Officer (4)	1,031,200	2.4%
Evan Wasoff, CFO (5)	1,000,000	2.3%
Richard Greenberg, Chairman (6)	800,001	1.8%
Lindy Snider, Director (7)	520,000	1.2%
Intiva USA, Inc. (8)	24,000,000	54. 7%

All Officers and Directors (5 persons) (9)	5,635,201	12.8%

(1)	The address of each beneficial owner is 4340 E. Kentucky Avenue, Suite 206, Denver, Colorado 80246.
(2)	Applicable percentage ownership is based on 43,880,896 Shares of Common Stock outstanding as of June 18 , 2018. Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock that are currently exercisable or exercisable within 60 days of June 18 , 2018 are deemed to be beneficially owned by the person holding such securities for the purpose of computing the percentage of ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
(3)	Includes 800,000 shares for which forfeiture restrictions have not yet lapsed and 28,000 shares purchasable under immediately exercisable warrants.

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(4)	Includes 500,000 shares for which forfeiture restrictions have not yet lapsed and 2,400 shares purchasable under immediately exercisable warrants.
(5)	Includes 500,000 shares for which forfeiture restrictions have not yet lapsed.
(6)	Includes 400,000 shares for which forfeiture restrictions have not yet lapsed.
(7)	Includes 80,000 shares purchasable under immediately exercisable warrants.
(8)	Intiva USA, Inc. is a Colorado corporation that is a wholly-owned subsidiary of Kanativa Inc., a Canadian corporation.
(9)	Includes 2,200,000 shares for which forfeiture restrictions have not yet lapsed and 110,400 shares purchasable under immediately exercisable warrants.

TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Certain Related Party Transactions

The Company’s wholly-owned subsidiary, Intiva BioPharma Inc., a Colorado corporation (“BioPharma Colorado”) was formed as a subsidiary of Intiva USA, Inc. in March 2017. Intiva USA, Inc. is a subsidiary of Kanativa Inc. (formerly Intiva Inc.), an Ontario, Canada corporation.

In March 2017, BioPharma Colorado issued 24,000,000 shares of its common stock to Intiva USA Inc. as consideration for costs and expenses paid by Intiva USA Inc. on behalf of BioPharma Colorado and Kotzker aggregating $201,228, and the contribution of 100% of the ownership of Kotzker. There is no agreement or other understanding for Intiva USA, Inc. or any affiliate of Intiva USA to provide any additional capital investment and/or loans to BioPharma.

Two of our directors, Richard Greenberg and Lindy Snider, are two of Kanativa’s six-person board of directors. Evan Wasoff, the Company’s Chief Financial Officer, and Richard Greenberg are also officers of Kanativa and serve in similar positions with other subsidiaries and affiliated entities of Kanativa.

In June 2017, pursuant to a Private Debt Purchase Agreement, BioPharma Colorado assumed a debt obligation of the Company owed to Mr. Heiden in the amount of $86,670. Mr. Heiden was a former officer, director and control shareholder of the Company.

Also in June 2017, Intiva USA Inc. purchased 3,333,333 shares of the Company’s common stock from Mr. Heiden and Securities Compliance Corp. for a total of $188,330, which were cancelled upon completion of the Share Exchange Transaction.

On August 10, 2017, BioPharma Colorado granted an aggregate of 6,400,000 shares of its restricted common stock to its executive officers and/or directors, subject to forfeiture. Forfeiture restrictions as to one-third of each grant lapsed as of the initial date of grant (August 10, 2017), and restrictions as to 8-1/3% of each grant will lapse at the end of each calendar quarter beginning December 31, 2017.

In September 2017, the Company entered into a Securities Services Agreement with Compliance Services Corp. pursuant to which the Company issued a total of 200,000 shares of the Registrant’s common stock to each of Ivo Heiden and Securities Compliance Corp. and agreed to register such shares for resale.

Indebtedness of Management

No officer, director or security holder known to us to own of record or beneficially more than 5% of our Common Stock or any member of the immediate family or sharing the household (other than a tenant or employee) of any of the foregoing persons is indebted to us in the year 2017 and to date.

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62

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and
Stockholders of Intiva BioPharma Inc.

We have audited the accompanying consolidated balance sheet of Intiva BioPharma Inc. as of June 30, 2017, and the related consolidated statements of operations and comprehensive loss, stockholders’ equity and cash flows for the period from inception to June 30, 2017. Intiva BioPharma Inc.’s management is responsible for these consolidated financial statements. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall consolidated financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Intiva BioPharma Inc. as of June 30, 2017, and the results of its operations and its cash flows for the period from inception to June 30, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the consolidated financial statements, the Company suffered a net loss from operations and has minimal working capital, which raises substantial doubt about its ability to continue as a going concern. Management’s plans regarding those matters are also described in Note 1. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ M&K CPAS, PLLC

Houston, Texas

October 13, 2017

F-1

INTIVA BIOPHARMA INC.

CONSOLIDATED BALANCE SHEET

June 30, 2017

ASSETS

Current assets
Cash	$242,778
Due from related party	141,329

Total current assets	384,107

Deposit for acquisition of Kinder Holdings Corp.	86,670

License	302,915

Total assets	$773,692

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable and accrued expenses	$210,405

Total current liabilities	210,405

Total liabilities	210,405

Commitments and contingencies (Notes 3, 4 and 8)

Stockholders’ equity
Preferred stock, $.0001 par value 10,000,000 shares authorized; none issued	-
Common stock- $.0001 par value; 200,000,000 shares authorized; 32,615,112 shares issued and outstanding	3,262
Additional paid in capital	1,235,457
Common stock subscription receivable	(484,000)
Accumulated deficit	(191,432)

Total stockholders’ equity	563,287

Total liabilities and stockholders’ equity	$773,692

The accompanying notes are an integral part of these consolidated financial statements.

F-2

INTIVA BIOPHARMA INC.

CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE LOSS

Period from Inception (March 27, 2017) to June 30, 2017

Operating expenses

Legal fees	$170,661
Research and development	12,261
General and administrative	8,510
Total operating expenses	191,432

Net loss and comprehensive loss	$(191,432)

Loss per share, basic and diluted	$(0.01)

Weighted average common shares outstanding, basic and diluted	24,421,427

The accompanying notes are an integral part of these consolidated financial statements.

F-3

INTIVA BIOPHARMA INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY

Period from Inception (March 27, 2017) to June 30, 2017

	Shares	Common Stock	Additional Paid in Capital	Subscription Receivable	Accumulated Deficit	Total Stockholders’ Equity

Inception, March 27, 2017	-	$-	$-	$-	$-	$-
Stock issued for costs and expenses at $0.0084 per share to founders	24,000,000	2,400	198,828	-	-	201,228
Stock issued for cash at $0.1125	831,112	83	93,417	-	-	93,500
Share issuance costs- $0.1125 PPM	-	-	(6,545)	-	-	(6,545)
Stock issued for cash at $.125	7,784,000	779	972,221	(484,000)	-	489,000
Share issuance costs- $10.00 per unit PPM	-	-	(22,464)	-	-	(22,464)
Net loss	-	-	-	-	(191,432)	(191,432)

Balance at June 30, 2017	32,615,112	$3,262	$1,235,457	$(484,000)	$(191,432)	$563,287

The accompanying notes are an integral part of these consolidated financial statements.

F-4

INTIVA BIOPHARMA INC.

CONSOLIDATED STATEMENT OF CASH FLOWS

Period from Inception (March 27, 2017) to June 30, 2017

Cash flows from operating activities
Net loss	$(191,432)
Adjustments to reconcile net loss to net cash used in operating activities
Changes in assets and liabilities
(Increase) in due from related party	(138,330)
Increase in accounts payable and accrued expenses	148,255
Cash used in operating activities	(181,507)

Cash flows from investing activities
Cash paid for license	(65,000)
Cash paid for acquisition deposit	(86,670)
Cash used in investing activities	(151,670)

Cash flows from financing activities
Cash proceeds from issuance of common stock	582,500
Payment of offering costs	(6,545)
Cash provided by financing activities	575,955

Net increase in cash and cash equivalents	242,778
Cash and cash equivalents, beginning of period	-
Cash and cash equivalents, end of period	$242,778

Supplemental disclosures of non-cash investing and financing activities

Issuance of common stock to related party for costs and expenses	$201,228
Unpaid license costs	$65,000
Unpaid offering costs	$22,464

The accompanying notes are an integral part of these consolidated financial statements.

F-5

INTIVA BIOPHARMA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Period from Inception (March 27, 2017) to June 30, 2017

Note 1 – Nature of Business and Basis of Presentation

The Company was incorporated on November 10, 1952 in Michigan as Gantos, Inc. On July 21, 2008, the Company completed its change in domicile to Delaware and subsequently changed its name to Kinder Holding Corp. (the “Company”). As of October 13, 2017, the Company completed a reverse acquisition of Intiva BioPharma Inc., a Colorado corporation (“BioPharma”) through an exchange of shares (the “Share Exchange Transaction”). In connection with the Share Exchange Transaction, the Company changed its name to Intiva BioPharma Inc. on November 8, 2017.

As further described in Note 3, BioPharma became a wholly-owned subsidiary of the Company. Since this transaction resulted in the existing shareholders of BioPharma acquiring control of the Company, for financial reporting purposes, the business combination has been accounted for as an additional capitalization of the Company (a reverse acquisition with BioPharma as the accounting acquirer). The operations of BioPharma were the only continuing operations of the Company. The accompanying financial statements as of June 30, 2007 and for the period then ended present the historical financial information of BioPharma.

BioPharma was incorporated under the laws of the State of Colorado on March 27, 2017 to pursue pre-clinical and drug development activities, in accordance with U.S. Food and Drug Administration (“FDA”) protocols, for certain pharmaceutical formulations that include cannabinoids. It is pursuing the formulation and development of cannabinoid-based drugs for medical conditions and disorders, and owns a license covering certain intellectual property, including certain patent applications, and has filed six of its own provisional patent applications for other drugs that include cannabinoids and other substances, including terpenes, that are intended to be developed with the objective of treating certain medical conditions and disorders. It was formed as a corporate subsidiary of the Colorado corporation Intiva USA Inc. (“Intiva USA”), which is a subsidiary of the Ontario, Canada corporation, Kanativa Inc. (formerly Intiva Inc.).

Principles of Consolidation

The accompanying consolidated financial statements include BioPharma and its wholly owned subsidiaries: Intiva Kotzker Pharmaceuticals Inc. (“Intiva Kotzker”) and Intiva Sharir Inc. (collectively “the Company”), and were prepared from the accounts of the Company in accordance with accounting principles generally accepted in the United States of America (US GAAP). All significant intercompany transactions and balances have been eliminated on consolidation.

Basis of Presentation/Going Concern Uncertainty

All share and per share amounts have been adjusted in the footnotes and accompanying financial statements to give effect to the Share Exchange Transaction. (See Note 3).

The accompanying financial statements have been prepared in conformity with US GAAP, which contemplates continuation of the Company as a going concern. The Company has not established any source of revenue to cover its operating costs, and as such, has incurred an operating loss since inception of $191,432. The development of pharmaceuticals with the objective of obtaining approval by the FDA and other international regulatory authorities is not a short-term endeavor for any specific drug candidate. It also requires extremely significant amounts of capital funding for clinical trials and other matters. At June 30, 2017, the Company had working capital of $173,702, and received an additional $906,500 subsequent to June 30, 2017 as proceeds from the Company’s private placement of common stock and warrants (see Note 5). The Company will require significant additional capital to fund the implementation and execution of its business plan. This capital, which likely will be millions of dollars for a single drug candidate, will be required for research, regulatory applications, and clinical trials. At the present time, the Company does not have any commitments or known sources for this level of funding. These and other factors raise substantial doubt about the Company’s ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of the Company to continue as a going concern.

F-6

INTIVA BIOPHARMA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Period from Inception (March 27, 2017) to June 30, 2017

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statement and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from the estimates.

Cash and Cash Equivalents

For financial statement presentation purposes, the Company considers those short-term, highly liquid investments with original maturities of three months or less to be cash or cash equivalents. There were no cash equivalents at June 30, 2017.

Valuation of Long-Lived Assets

The Company reviews the recoverability of our long-lived assets including equipment, goodwill and other intangible assets, when events or changes in circumstances occur that indicate that the carrying value of the asset may not be recoverable. The assessment of possible impairment is based on our ability to recover the carrying value of the asset from the expected future pre-tax cash flows (undiscounted and without interest charges) of the related operations. If these cash flows are less than the carrying value of such asset, an impairment loss is recognized for the difference between estimated fair value and carrying value. Our primary measure of fair value is based on discounted cash flows. The measurement of impairment requires management to make estimates of these cash flows related to long-lived assets, as well as other fair value determinations.

Fair Value of Financial Instruments

FASB ASC 825, “Financial Instruments,” requires entities to disclose the fair value of financial instruments, both assets and liabilities recognized and not recognized on the balance sheet, for which it is practicable to estimate fair value. FASB ASC 825 defines fair value of a financial instrument as the amount at which the instrument could be exchanged in a current transaction between willing parties. At June 30, 2017, the carrying value of certain financial instruments (cash and cash equivalents, accounts payable and accrued expenses.) approximates fair value due to the short-term nature of the instruments or interest rates, which are comparable with current rates.

Fair Value Measurements

The Company measures fair value under a framework that utilizes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (level 1 measurements) and the lowest priority to unobservable inputs (level 3 measurements). The three levels of inputs which prioritize the inputs used in measuring fair value are:

Level 1: Inputs to the valuation methodology are unadjusted quoted prices for identical assets or liabilities in active markets that the Company has the ability to access.

F-7

INTIVA BIOPHARMA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Period from Inception (March 27, 2017) to June 30, 2017

Note 2 – Summary of Significant Accounting Policies (continued)

Level 2: Inputs to the valuation methodology include:

●	Quoted prices for similar assets or liabilities in active markets;

●	Quoted prices for identical or similar assets or liabilities in inactive markets;

●	Inputs other than quoted prices that are observable for the asset or liability;

●	Inputs that are derived principally from or corroborated by observable market data by correlation or other means.

If the asset or liability has a specified (contractual) term, the level 2 input must be observable for substantially the full term of the asset or liability.

Level 3: Inputs to the valuation methodology are unobservable and significant to the fair value measurement.

The assets or liability’s fair value measurement level within the fair value hierarchy is based on the lowest level of any input that is significant to the fair value measurement. Valuation techniques used need to maximize the use of observable inputs and minimize the use of unobservable inputs.

When the Company changes its valuation inputs for measuring financial assets and liabilities at fair value, either due to changes in current market conditions or other factors, it may need to transfer those assets or liabilities to another level in the hierarchy based on the new inputs used. The Company recognizes these transfers at the end of the reporting period that the transfers occur. For the period ended June 30, 2017, there were no significant transfers of financial assets or financial liabilities between the hierarchy levels.

As of June 30, 2017, no assets or liabilities were required to be measured at fair value on a recurring basis.

Earnings per Common Share

The Company computes net income (loss) per share in accordance with ASC 260, Earning per Share. ASC 260 requires presentation of both basic and diluted earnings per share (EPS) on the face of the income statement. Basic EPS is computed by dividing net income (loss) available to common shareholders (numerator) by the weighted average number of shares outstanding (denominator) during the period. Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing Diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares if their effect is anti-dilutive.

Income Taxes

The Company has adopted ASC 740, Accounting for Income Taxes. Pursuant to ASC 740, the Company is required to compute tax asset benefits for net operating losses carried forward. The potential benefits of net operating losses have not been recognized in these financial statements because the Company cannot be assured it is more likely than not it will utilize the net operating losses carried forward in future years.

Certain estimates and judgments must be made in determining income tax expense for financial statement purposes. These estimates and judgments occur in the calculation of certain tax assets and liabilities, which arise from differences in the timing of recognition of revenue and expense for tax and financial statement purposes.

F-8

INTIVA BIOPHARMA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Period from Inception (March 27, 2017) to June 30, 2017

Note 2 – Summary of Significant Accounting Policies (continued)

Deferred tax assets and liabilities are determined based on the differences between financial reporting and the tax basis of assets and liabilities using the tax rates and laws in effect when the differences are expected to reverse. ASC 740 provides for the recognition of deferred tax assets if realization of such assets is more likely than not to occur. Realization of the Company’s net deferred tax assets is dependent upon generating sufficient taxable income in future years in appropriate tax jurisdictions to realize benefit from the reversal of temporary differences and from net operating loss, or NOL, carryforwards. Management has determined it more likely than not that these timing differences will not materialize and have provided a valuation allowance against substantially all the Company’s net deferred tax asset.

Management will continue to evaluate the realization of the deferred tax asset and its related valuation allowance. If assessment of the deferred tax assets or the corresponding valuation allowance were to change, the Company would record the related adjustment to income during the period in which the determination is made.

In addition, the calculation of the Company’s tax liabilities involves dealing with uncertainties in the application of complex tax regulations. Liabilities for anticipated tax audit issues in the U.S. are recognized based on the estimate of whether, and to the extent to which, additional taxes will be due. If it is ultimately determined that payment of these amounts is unnecessary, the liability will be reversed and a tax benefit will be recognized during the period in which it is determined that the liability is no longer necessary. The Company will record an additional charge to the provision for taxes in the period in which it is determined that the recorded tax liability is less than the Company expects the ultimate assessment to be.

ASC 740 which requires recognition of estimated income taxes payable or refundable on income tax returns for the current year and for the estimated future tax effect attributable to temporary differences and carry-forwards. Measurement of deferred income tax is based on enacted tax laws including tax rates, with the measurement of deferred income tax assets being reduced by available tax benefits not expected to be realized.

Research and Development Expenses

Research and development expenses are charged to operations as incurred.

Concentrations of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents. Cash and cash equivalents are deposited with major banks in the United States of America. Management believes that such financial institutions are financially sound and, accordingly, minimal credit risk exists with respect to these financial instruments. The Company does not have any significant off-balance-sheet concentration of credit risk.

Recent Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-04, Intangibles - Goodwill and Other (Topic 350). ASU 2017-04 simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. The amendment requires an entity to perform its annual, or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The amendment should be applied on a prospective basis. ASU 2017-04 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company intends to early adopt the ASU in 2018.

F-9

INTIVA BIOPHARMA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Period from Inception (March 27, 2017) to June 30, 2017

Note 2 – Summary of Significant Accounting Policies (continued)

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The standard will be effective for the Company in the first quarter of 2018. Early adoption is permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

In December 2016, the FASB issued ASU 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers. ASU 2016-20 amended guidance regarding accounting for Revenue from Contracts with Customers, which requires an entity to recognize the amount of revenue to which it expects to be entitled for the transfer of promised goods or services to customers. When effective, this standard will replace most existing revenue recognition guidance in GAAP. The standard also requires more detailed disclosures and provides additional guidance for transactions that were not comprehensively addressed in GAAP. This guidance is required to be adopted by us in the first quarter of fiscal 2019 by either recasting all years presented in our financial statements or by recording the impact of adoption as an adjustment to retained earnings at the beginning of the year of adoption. We are currently evaluating the impact this guidance will have on our consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interests Held through Related Parties that are under Common Control. The amendments in this Update improve GAAP involving situations consisting of common control, wherein a single decision maker focuses on the economics to which it is exposed when determining whether it is the primary beneficiary of a variable interest entity (“VIE”) before potentially evaluating which party is most closely associated with the VIE. ASU 2016-17 is effective for public entities for fiscal periods beginning after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. If an entity early adopts the amendments in an interim period, any adjustments should be reflected as of the beginning of the fiscal year that includes that interim period. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-16, Income Taxes (Topic 740): Intra-Entity Transfers of Assets Other Than Inventory, which reduces the complexity in the accounting standards by allowing the recognition of current and deferred income taxes for an intra-entity asset transfer, other than inventory, when the transfer occurs. Historically, recognition of the income tax consequence was not recognized until the asset was sold to an outside party. This amendment should be applied on a modified retrospective basis through a cumulative-effect adjustment directly to retained earnings as of the beginning of the period of adoption. ASU 2016-16 is effective for annual periods beginning after December 15, 2017, including interim reporting periods within those annual reporting periods. Early adoption is permitted for all entities as of the beginning of an annual reporting period for which financial statements (interim or annual) have not been issued or made available for issuance. That is, earlier adoption should be in the first interim period if an entity issues interim financial statements. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

There are no other recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

F-10

INTIVA BIOPHARMA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Period from Inception (March 27, 2017) to June 30, 2017

Note 3 – Share Exchange Agreement and Acquisition Deposit

On August 8, 2017, the Company entered into a Share Exchange Agreement, as amended and restated on October 13, 2017, (the “Agreement”), with BioPharma. Pursuant to the terms of the Agreement, the Company agreed to issue to the shareholders of BioPharma 42,642,712 post-reverse stock-split shares of the Company’s common stock, par value $0.0001 (“Common Stock”), in exchange for all of the issued and outstanding shares of BioPharma capital stock, thereby making BioPharma a wholly-owned subsidiary of the Company. As part of the Closing of the Agreement, the 20,000,000 pre-reverse split shares of the Company’s Common Stock previously purchased by Intiva USA, effective on June 26, 2017 in a change in control transaction from the Company’s control shareholders, shall be canceled.

In June 2017, pursuant to a Debt Purchase Agreement, BioPharma paid $86,670 to a director of the Company to satisfy the Company’s debt obligation to the director and for BioPharma to purchase the debt obligation. The amount paid is classified as a non-current asset on the accompanying June 30, 2017 consolidated balance sheet.

At June 30, 2017, BioPharma was owed $141,329 from Intiva USA for advances made by BioPharma on behalf of Intiva USA in conjunction with Intiva USA acquiring the controlling shareholding position in the Company. This amount is classified as a current asset on the accompanying June 30, 2017 consolidated balance sheet. Subsequent to June 30, 2017, $25,000 of the advance was repaid by Intiva USA.

Note 4 – License Agreement

In March 2017, Intiva Kotzker licensed certain intellectual property from Kotzker Consulting LLC (“Kotzker Consulting”), an unrelated entity. The licensed intellectual property includes patent applications relating to the use of cannabinoid receptor modulators and terpenes in the acute treatment during exposure to organophosphorus nerve agents and/or organophosphorus insecticides. Under terms of the agreement, Intiva Kotzker shall use its commercially reasonable efforts to develop and commercialize the licensed products, and, in particular, will be responsible for the design, manufacturing, preclinical, clinical, and regulatory development activities of the licensed products and shall bear the costs of such activities. As consideration for entering into the agreement, Intiva Kotzker agreed to: (i) pay Kotzker Consulting $180,000, (ii) pay patent prosecution costs incurred as of the date of the agreement of $15,000 and (iii) issue to Kotzker Consulting 31,550 shares of Kanativa Inc.’s common stock valued at $78,875 ($2.50 per share based on a contemporaneous private placement to third parties of Kanativa Inc.’s common stock). The Company has capitalized legal fees of $29,040 incurred in conjunction with acquiring the license agreement. As of June 30, 2017, $65,000 was due under the license agreement, which amount was paid in August 2017. The license agreement terminates, on a country by country basis, upon the expiration of the licensed patent for the licensed intellectual property, or when a competitor generic product utilizing the licensed technology is marketed in the particular country.

Intiva Kotzker shall be responsible for development milestone payments for (i) licensed products for use as a preventative and therapeutic neuroprotective against nerve agents and pesticides and (ii) licensed products for treatment of diseases. Milestone payments for each of the foregoing will each be due in two payments, the first payment no later than thirty (30) days from acceptance of submission of the regulatory filing of the first licensed product and the second payment no later than thirty (30) days from approval of the first licensed product. Royalties will be due beginning with first commercial sale of developed products. The Company has completed and submitted a Pre-Investigational New Drug meeting request and amendment thereto with the FDA, with the objective of scheduling a meeting with the FDA in Washington, D.C, to discuss its proposed formulations and project development program.

F-11

INTIVA BIOPHARMA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Period from Inception (March 27, 2017) to June 30, 2017

Note 5 – Stockholders’ Equity

Common stock

In March 2017, the Company issued 24,000,000 shares of its common stock to Intiva USA as consideration for costs and expenses paid by Intiva USA on behalf of BioPharma and Intiva Kotzker aggregating $201,228.

In May 2017, a private placement of 831,112 shares of BioPharma’s Common Stock was completed at a price of $0.1125 per share, for total proceeds of $93,500, to three non-affiliates of BioPharma. One of the non-affiliate investors in the May 2017 private placement subsequently became a director and officer of BioPharma. Offering costs associated with the private placement of $6,545 were recorded against the gross proceeds received from the offering.

In May 2017, BioPharma commenced a private placement of 1,116,400 units of Common Stock and Warrants at a price of $1.25 per unit. Each unit consisted of ten shares of Common Stock, one Class A Warrant to purchase one share of Common Stock at $0.25 per share, one Class B Warrant to purchase one share of Common Stock at $0.38 per share and one Class C Warrant to purchase one share of Common Stock at $0.50 per share. As of June 30, 2017, 778,400 units have been sold, for total gross proceeds of $973,000, including 387,200 units which were subscribed but for which funds had not been received. The 3,872,000 shares underlying the subscribed units in the amount of $484,000 are included as issued and outstanding shares at June 30, 2017, and the related $484,000 subscription receivable is recorded as a component of stockholders’ equity on the accompanying consolidated balance sheet. Subsequent to June 30, 2017, the Company received proceeds of $484,000 for the subscribed shares. Offering costs associated with the private placement of $22,464 were recorded against the gross proceeds received from the offering.

The relative fair value of the warrants attached to the common stock issued was estimated at the date of grant using the Black-Sholes pricing model. The relative fair value attached to the common stock component is $794,372 and the relative fair value of the warrants is $178,628 as of the grant date.

The following table summarizes information about warrants outstanding at June 30, 2017:

	Number	Exercise Price	Expires
Class A	778,400	$0.25	Jan. 31, 2018
Class B	778,400	$0.38	May 7, 2018
Class C	778,400	$0.50	July 14, 2018

Note 6 – Related Party Transactions

BioPharma was formed as a subsidiary of Intiva USA, which is a subsidiary of Kanativa Inc. (formerly Intiva Inc.).

Intiva USA was issued 24,000,000 shares of BioPharma’s common stock as consideration for its contribution of 100% of the ownership of Intiva Kotzker, and costs and expenses incurred on behalf of BioPharma and Intiva Kotzker in the amount of $201,228. Included in the consideration for the issuance of the common stock is $172,915 of capitalized license agreement costs comprised of (i) the value of Kanativa Inc. common stock issued to Kotzker Consulting of $78,875 and (ii) payments to Kotzker Consulting and legal costs in the aggregate of $94,040 (See Note 4).

At June 30, 2017, BioPharma was owed $141,329 from Intiva USA for advances made by BioPharma on behalf of Intiva USA in conjunction with the Share Exchange Agreement (See Note 3). Subsequent to June 30, 2017, $25,000 has been repaid by Intiva USA.

The Company’s Chairman, former Chief Executive Officer and Chief Financial Officer are also officers and/or directors of Kanativa Inc., and other subsidiaries and affiliated entities of Kanativa Inc.

F-12

INTIVA BIOPHARMA INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Period from Inception (March 27, 2017) to June 30, 2017

Note 7 – Income Taxes

The Company has adopted ASC 740 which provides for the recognition of a deferred tax asset based upon the value the loss carry-forwards will have to reduce future income taxes and management’s estimate of the probability of the realization of these tax benefits.

The Company has a current operating loss carry-forward of approximately $191,432 resulting in a deferred tax asset of $70,945. The Company has determined it is more likely than not that the related deferred tax asset will not materialize and has provided a valuation allowance against substantially all the net deferred tax asset.

Individual components giving rise to the deferred tax assets are as follows:

Future tax benefits arising from net operating loss carryovers	$70,945

Less valuation allowance	(70,945)
Net deferred	$-

Note 8 – Subsequent Events

In July and August 2017, BioPharma sold 338,000 units of its Common Stock and Warrants pursuant to a private placement, for gross proceeds of $422,500 (See Note 5).

In August 2017, the Company paid the $65,000 balance due under the License Agreement with Kotzker Consulting LLC (See Note 4).

On August 10, 2017, BioPharma adopted the “2017 Stock Incentive Plan” and granted an aggregate of 6,400,000 shares of BioPharma Common Stock to five officers and directors of the Company. One-third of each grant vested as of the initial date of grant (August 10, 2017), and 8-1/3% upon the end of each calendar quarter beginning December 31, 2017.

On August 25, 2017, BioPharma entered into consulting agreements with two unrelated individuals for (i) developing and maintaining social media portals and (ii) identifying and developing potential strategic partners for the Company’s various drug development activities. The agreements are each for a three-month term, payable monthly in shares of the Company’s common stock, valued at $0.125 per share, of an aggregate 304,800 shares and 138,000 shares, respectively.

On September 1, 2017, BioPharma commenced a private placement sale of its common stock at $0.25 per share. The Company has received subscriptions and payment for 100,000 shares ($25,000).

On September 19, 2017, BioPharma entered into a contract with a contract manufacturing organization to develop an injectable formulation of a drug product to be submitted to the FDA. It is anticipated that the product will be developed utilizing the new drug application 505(b) (2) regulatory pathway for use in the treatment during and immediately following exposure to organophosphorous nerve agents. The drug product is to consist of a synthetic cannabinoid and a blend of terpenes in an injectable vehicle.

F-13

Intiva BioPharma Inc.

Consolidated Balance Sheets

	March 31, 2018 (Unaudited)	June 30, 2017

Assets
Current Assets
Cash	$733,399	$242,778
Due from related party	114,667	141,329
Total current assets	848,066	384,107

Deposit for acquisition of Kinder Holdings Corp.	-	86,670

License	337,915	302,915
Total Assets	$1,185,981	$773,692

Liabilities and Stockholders’ Equity
Current Liabilities
Accounts payable and accrued expenses	$53,138	$210,405
Total current liabilities	53,138	210,405

Stockholders’ Equity
Preferred stock, $.0001 par value; 10,000,000 authorized; none issued	-	-
Common stock-$.0001 par value; 200,000,000 shares authorized; 43,756,096 shares issued and outstanding -March 31, 2018; and 32,615,112 shares- June 30, 2017	4,376	3,262
Additional paid in capital	2,616,966	1,235,457
Common stock subject to forfeiture	(275,001)	-
Common stock subscription receivable	-	(484,000)
Accumulated deficit	(1,213,498)	(191,432)
Total Stockholders’ Equity	1,132,843	563,287
Total Liabilities and Stockholders’ Equity	$1,185,981	$773,692

See accompanying notes to consolidated financial statements.

F-14

Intiva BioPharma Inc.

Consolidated Statements of Operations and Comprehensive Loss

For the Three and Nine Months Ended March 31, 2017 and 2018

(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2018	2017	2018

Revenue	$-	$-	$-	$-

Operating expenses
Professional fees	-	93,782	-	279,160
Research and development	61,196	875	61,196	90,720
Stock based compensation	-	45,833	-	434,516
General and administrative	6,025	127,238	6,025	217,670
Total operating expenses	67,221	267,728	67,221	1,022,066

Net loss	$(67,221)	$(267,728)	$(67,221)	$(1,022,066)

Loss per share - basic and diluted	$(0.003)	$(0.01)	$(0.003)	$(0.02)

Weighted average shares outstanding - basic and diluted	24,000,000	44,578,382	24,000,000	42,298,532

See accompanying notes to consolidated financial statements.

F-15

Intiva BioPharma Inc.

Consolidated Statements of Cash Flows

For the Nine Months Ended March 31, 2017 and 2018

(Unaudited)

	Nine Months Ended March 31,
	2017	2018

Cash flows from operating activities
Net loss	$(67,221)	$(1,022,066)
Adjustments to reconcile net loss to net cash used in operating activities
Stock based compensation	-	434,516
Changes is assets and liabilities
Decrease in due from related party	-	26,662
Increase in advance from officers	52,000	-
Increase (decrease) in accounts payable and accrued expenses	67,196	(134,803)
Cash used in operating activities	51,975	(695,691)

Cash flows from investing activities
Cash paid for license	-	(35,000)
Cash paid for acquisition deposit	(50,000)	(12,900)
Cash used in investing activities	(50,000)	(47,900)

Cash flows from financing activities
Cash proceeds from issuance of common stock	-	1,261,592
Payment of offering costs	-	(27,380)
Cash provided by financing activities	-	1,234,212

Net increase in cash and cash equivalents	1,975	490,621
Cash and cash equivalents, beginning of period	-	242,778
Cash and cash equivalents, end of period	$1,975	$733,399

Supplemental disclosure of non-cash investing and financing activities
Shares issued for Kinder Exchange	$-	$99,570

See accompanying notes to consolidated financial statements.

F-16

Intiva BioPharma Inc.

Notes to Consolidated Financial Statements

Unaudited

Note 1 – Nature of Business and Basis of Presentation

The Company was incorporated on November 10, 1952 in Michigan as Gantos, Inc. On July 21, 2008, the Company completed its change in domicile to Delaware and subsequently changed its name to Kinder Holding Corp. (the “Company”). As of October 13, 2017, the Company completed a reverse acquisition of Intiva BioPharma Inc., a Colorado corporation (“BioPharma”) through an exchange of shares (the “Share Exchange Transaction”). In connection with the Share Exchange Transaction, the Company changed its name to Intiva BioPharma Inc. on November 8, 2017.

As further described in Note 3, BioPharma became a wholly-owned subsidiary of the Company. Since this transaction resulted in the existing shareholders of BioPharma acquiring control of the Company, for financial reporting purposes, the business combination has been accounted for as an additional capitalization of the Company (a reverse acquisition with BioPharma as the accounting acquirer). The operations of BioPharma were the only continuing operations of the Company. The accompanying financial statements as of March 31, 2018 and for the three and nine-month periods ended March 31, 2017 and 2018 present the historical financial information of BioPharma.

BioPharma was incorporated under the laws of the State of Colorado on March 27, 2017 to pursue pre-clinical and drug development activities, in accordance with U.S. Food and Drug Administration (“FDA”) protocols, for certain pharmaceutical formulations that include cannabinoids. It is pursuing the formulation and development of cannabinoid-based drugs for medical conditions and disorders, and owns a license covering certain intellectual property, including certain patent applications, and has filed six of its own provisional patent applications for other drugs that include cannabinoids and other substances, including terpenes, that are intended to be developed with the objective of treating certain medical conditions and disorders. It was formed as a corporate subsidiary of the Colorado corporation Intiva USA Inc. (“Intiva USA”), which is a subsidiary of the Ontario, Canada corporation, INTIVA Inc., now known as Kanativa Inc.

All share and per share amounts have been adjusted in the footnotes and accompanying financial statements to give effect to the Share Exchange Transaction.

As disclosed in Note 3, for financial reporting purposes, the Share Exchange Transaction is accounted for as an additional capitalization of BioPharma with BioPharma as the accounting acquirer (reverse acquirer). The operations of BioPharma are the continuing operations of the Company.

Principles of Consolidation

The accompanying consolidated financial statements include BioPharma and its wholly owned subsidiaries: Intiva Kotzker Pharmaceuticals Inc. (“Intiva Kotzker”) and Intiva Sharir Inc. (collectively “the Company”), and were prepared from the accounts of the Company in accordance with accounting principles generally accepted in the United States of America (US GAAP). All significant intercompany transactions and balances have been eliminated on consolidation.

Basis of Presentation

The Financial Statements presented herein have been prepared in accordance with the accounting policies described in the June 30, 2017 audited financial statements and should be read in conjunction with the notes to financial statements which appear as part of those financial statements.

The preparation of these financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. On an ongoing basis, we evaluate our estimates, including those related to intangible assets, income taxes, insurance obligations and contingencies and litigation. We base our estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other resources. Actual results may differ from these estimates under different assumptions or conditions.

In the opinion of Management, the information furnished in these interim financial statements reflects all adjustments necessary for a fair statement of the financial position and results of operations and cash flows as of March 31, 2018 and for the three and nine-month periods ended March 31, 2017 and 2018. All such adjustments are of a normal recurring nature.

F-17

Intiva BioPharma Inc.

Notes to Consolidated Financial Statements

Unaudited

Note 2 – Recently Issued Accounting Pronouncements

In January 2017, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2017-04, Intangibles - Goodwill and Other (Topic 350). ASU 2017-04 simplifies the subsequent measurement of goodwill by removing the second step of the two-step impairment test. The amendment requires an entity to perform its annual, or interim goodwill impairment test by comparing the fair value of a reporting unit with its carrying amount. An impairment charge should be recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized should not exceed the total amount of goodwill allocated to that reporting unit. An entity still has the option to perform the qualitative assessment for a reporting unit to determine if the quantitative impairment test is necessary. The amendment should be applied on a prospective basis. ASU 2017-04 is effective for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company intends to early adopt the ASU in 2018.

In January 2017, the FASB issued ASU 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business, which clarifies the definition of a business to assist entities with evaluating whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. The standard will be effective for the Company in the first quarter of 2018. Early adoption is permitted. The Company is currently evaluating the impact of adopting this ASU on its consolidated financial statements.

There are no other recently issued accounting pronouncements that the Company has yet to adopt that are expected to have a material effect on its financial position, results of operations, or cash flows.

Note 3 –Share Exchange Agreement and Acquisition Deposit

On August 8, 2017, the Company entered into a Share Exchange Agreement, as amended and restated on October 13, 2017, (the “Agreement”), with BioPharma. Pursuant to the terms of the Agreement, the Company agreed to issue to the shareholders of BioPharma 42,642,712 post-reverse stock-split shares of the Company’s common stock, par value $0.0001 (“Common Stock”), in exchange for all of the issued and outstanding shares of BioPharma capital stock, thereby making BioPharma a wholly-owned subsidiary of the Company. As part of the Closing of the Agreement, the 20,000,000 pre-reverse split shares of the Company’s Common Stock previously purchased by Intiva USA, effective on June 26, 2017 in a change in control transaction from the Company’s control shareholders, shall be canceled.

Subsequent to the Closing, the Company agreed to undertake to implement certain corporate actions, including filing with the State of Delaware a Certificate of Amendment to the Company’s Certificate of Incorporation to:

●	Increase the number of shares of authorized Common Stock to 200,000,000 shares from 100,000,000 shares.
●	Change the name of the company from Kinder Holding Corp. to Intiva BioPharma Inc.
●	Implement a one for six (1:6) reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.0001 per share.

On October 13, 2017, the Closing of the Agreement became effective, and as a result of the Share Exchange, BioPharma became a wholly-owned subsidiary of the Company and the results of business will be consolidated on the Company’s consolidated financial statements. For financial reporting purposes, the transaction is to be accounted for as an additional capitalization of BioPharma with BioPharma as the accounting acquirer (reverse acquirer). The operations of BioPharma will be the continuing operations of the Company.

In June 2017, pursuant to a Debt Purchase Agreement, BioPharma paid $86,670 to a former director of the Company to satisfy the debt obligation of the Company to the director and for BioPharma to purchase the debt obligation. The amount paid and additional costs paid by BioPharma on behalf of the Company subsequent to June 30, 2017 of $12,900 aggregated $99,570, was classified as a non-current asset on the accompanying June 30, 2017 consolidated balance sheet.

Note 4 – License Agreement

In March 2017, Intiva Kotzker licensed certain intellectual property from Kotzker Consulting LLC (“Kotzker Consulting”), an unrelated entity. The licensed intellectual property includes patent applications relating to the use of cannabinoid receptor modulators and terpenes in the acute treatment during exposure to organophosphorus nerve agents and/or organophosphorus insecticides. Under terms of the agreement, Intiva Kotzker shall use its commercially reasonable efforts to develop and commercialize the licensed products, and, in particular, will be responsible for the design, manufacturing, preclinical, clinical, and regulatory development activities of the licensed products and shall bear the costs of such activities. As consideration for entering into the agreement, Intiva Kotzker agreed to: (i) pay Kotzker Consulting $180,000, (ii) pay patent prosecution costs incurred as of the date of the agreement of $15,000 and (iii) issue to Kotzker Consulting 31,550 shares of Intiva Inc.’s common stock valued at $78,875 ($2.50 per share based on recent private placement to third parties of Intiva Inc.’s common stock). The Company has capitalized legal fees of $29,040 incurred in conjunction with acquiring the license agreement, As of June 30, 2017, $65,000 was due under the license agreement, which amount was paid in August 2017. The total value ascribed to the License Agreement with Kotzker Consulting is $302,915. The license agreement terminates, on a country by country basis, upon the expiration of the licensed patent for the licensed intellectual property, or when a competitor generic product utilizing the licensed technology is marketed in the particular country.

On February 28, 2018, the Company obtained a worldwide exclusive license with respect to a proprietary delivery system for cannabinoid-based medications. Upon execution of the agreement, $35,000 was paid to the licensor, and payments of $30,000 and $35,000 are required by August 31, 2018 and February 28, 2019, respectively. The Company is required to pay milestone payments upon obtaining regulatory approval of pharmaceutical licensed products and royalties based upon sales of licensed products. The Company may grant sublicenses under the terms of the agreement.

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Intiva BioPharma Inc.

Notes to Consolidated Financial Statements

Unaudited

Note 5 –Stockholders’ Equity

Common stock

In May 2017, BioPharma commenced a private placement of 1,116,400 units of Common Stock and Warrants at a price of $1.25 per unit. Each unit consisted of ten shares of Common Stock, one Class A Warrant to purchase one share of Common Stock at $0.25 per share, one Class B Warrant to purchase one share of Common Stock at $0.38 per share and one Class C Warrant to purchase one share of Common Stock at $0.50 per share. As of June 30, 2017, 778,400 units had been sold, for total gross proceeds of $973,000, including 387,200 units which were subscribed but for which funds had not been received. The 3,872,000 shares underlying the subscribed units in the amount of $484,000 were included as issued and outstanding shares at June 30, 2017, and the related $484,000 subscription receivable was recorded as a component of stockholders’ equity on the June 30, 2017 consolidated balance sheet. Subsequent to June 30, 2017, the Company received proceeds of $484,000 for the subscribed shares. In July and August 2017, BioPharma sold an additional 338,000 units (3,380,000 shares) for gross proceeds of $422,500.

On August 10, 2017, BioPharma adopted the “2017 Stock Incentive Plan” and granted an aggregate of 6,400,000 shares of BioPharma Common Stock to five officers and directors of the Company, valued at $800,000 ($0.125 per share). One-third of each grant vested as of the initial date of grant (August 10, 2017), and 8-1/3% upon the end of each calendar quarter beginning December 31, 2017. In March 2018, the Company cancelled 1,166,667 unvested shares previously issued to its former CEO. As of March 31, 2018, 2,200,008 of the shares issued (valued at $275,001) are subject to forfeiture until vesting occurs.

On August 25, 2017, BioPharma entered into consulting agreements with two unrelated individuals for (i) developing and maintaining social media portals and (ii) identifying and developing potential strategic partners for the Company’s various drug development activities. The agreements are each for a three-month term, payable monthly in shares of the Company’s common stock, valued at $0.125 per share, of an aggregate 304,800 shares and 138,000 shares, respectively. As of March 31, 2018, an aggregate 442,800 shares of common stock, valued at $55,350, representing all amounts due pursuant to the consulting agreements, have been issued to the two individuals.

On September 1, 2017, BioPharma commenced a private placement sale of its common stock at $0.25 per share. The Company sold 100,000 shares for gross proceeds of $25,000, before offering costs of $4,916.

In January 2018, BioPharma commenced a unit private placement of Common Stock and Warrants at a price of $2.10 per unit. Each Unit consisted of two shares of Common Stock and one Warrant to purchase an additional share of common stock at a price of $2.90 per share for a term of six months commencing with the date of acceptance of the underlying subscription agreement. As of March 31, 2018, the Company received proceeds of $25,200 from the sale of 12,000 units.

On March 31, 2018, the Company’s board of directors approved and recommended for adoption by the stockholders of the Company a 2018 Equity Incentive Plan and has reserved 8,000,000 shares of Common Stock for issuance under the terms of that Plan. No awards have been granted under this Plan as of the date of this report.

Warrants

The relative fair value of the warrants attached to the common stock issued in the May 2017 private placement of units was estimated at the date of grant using the Black-Sholes pricing model. The relative fair value attached to the common stock component is $1,139,573 and the relative fair value of the warrants is $255,927 as of the grant date.

The following table summarizes information about warrants outstanding at March 31, 2018:

	Number	Exercise Price	Expires
Class B	1,038,000	$0.38	June 7, 2018
Class C	1,046,400	$0.50	July 14, 2018

During the quarter ended March 31, 2018, warrants were exercised as follows:

	Number	Exercise Price	Gross Proceeds
Class A	812,400	$0.25	$203,100
Class B	14,400	$0.38	$5,472
Class C	12,000	$0.50	$6,000

The relative fair value of the warrants attached to the common stock issued in the January 2018 private placement of units was estimated at the date of grant using the Black-Sholes pricing model. The relative fair value attached to the common stock component is $19,762 and the relative fair value of the warrants is $5,438 as of the grant date. As of March 31, 2018, there are 12,000 warrants exercisable at a price of $2.90 per share through July 15, 2018.

F-19

Intiva BioPharma Inc.

Notes to Consolidated Financial Statements

Unaudited

Note 6 –Related Party Transactions

BioPharma was formed as a subsidiary of Intiva USA, which is a subsidiary of Kanativa Inc. (formerly INTIVA Inc.).

At June 30, 2017, BioPharma was owed $141,329 from Intiva USA for advances made by BioPharma on behalf of Intiva USA in conjunction with the Share Exchange Agreement (See Note 3). During the nine months ended March 31, 2018, $26,662 was repaid by Intiva USA. The balance due from Intiva USA at March 31, 2018 of $114,667 is classified as a current asset on the accompanying March 31, 2018 consolidated balance sheet.

In March 2018, the Company cancelled 1,166,667 unvested shares of common stock previously issued to its former CEO under the Company’s 2017 Stock Incentive Plan.

The Company’s Chairman, and Chief Financial Officer are also officers and/or a director of Kanativa Inc., and other subsidiaries and affiliated entities of Kanativa Inc.

Note 7 – Subsequent Events

On April 22, 2018, the Company extended the expiration date of its Class B Warrants from May 7, 2018, to June 7, 2018.

Through June 5, 2018, 90,400 Class B warrants have been exercised at $0.38 per share for total proceeds of $34,352.

On June 4, 2018, the Company extended the expiration dates of its Class B Warrants and Class C Warrants from June 7, 2018 to June 29, 2018 and from July 14, 2018 to July 27, 2018, respectively.

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INTIVA BIOPHARMA INC.

2,463,466 SHARES OF COMMON STOCK

PROSPECTUS

YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS DOCUMENT OR THAT WE HAVE REFERRED YOU TO. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT. THIS PROSPECTUS IS NOT AN OFFER TO SELL COMMON STOCK AND IS NOT SOLICITING AN OFFER TO BUY COMMON STOCK IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Until _____________, all dealers that effect transactions in these securities whether or not participating in this Offering may be required to deliver a Prospectus. This is in addition to the dealer’s obligation to deliver a Prospectus when acting as underwriters.

The Date of This Prospectus is June __, 2018

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

Securities and Exchange Commission registration fee	$1,217.61
Accounting fees and expenses	$4,500.00
Legal fees and expense (estimated)	$25,000.00
Total	$30,717.61

All amounts are estimates other than the Commission’s registration fee. We are paying all expenses of the Offering listed above. No portion of these expenses will be borne by the Selling Security Holders. The Selling Security Holders, however, will pay any other expenses incurred in selling their Common Stock, including any brokerage commissions or costs of sale.

Item 14. Indemnification of Directors and Officers

Our directors and officers are indemnified as provided by the Delaware corporate law and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Act. Insofar as indemnification for liabilities arising under the Act may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

Section 102 of the Delaware General Corporation Law permits a corporation to eliminate the personal liability of its directors or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit. Our by-laws provide that no director shall be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, notwithstanding any provision of law imposing such liability, except to the extent that the Delaware General Corporation Law prohibits the elimination or limitation of liability of directors for breaches of fiduciary duty.

Section 145 of the Delaware General Corporation Law provides that a corporation has the power to indemnify a director, officer, employee or agent of the corporation and certain other persons serving at the request of the corporation in related capacities against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlements actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he or she is party or is threatened to be made a party by reason of such position, if such person acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnification for such expenses which the Court of Chancery or such other court shall deem proper.

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Item 15. Recent Sales of Unregistered Securities

Sale of Unregistered Securities

Set forth below is information regarding sales of unregistered securities made by the registration within the last three years. Also included is the consideration received by the registrant for such securities and information relating to the section of the Securities Act, or rule of the Securities and Exchange Commission, under which exemption from registration was claimed.

Date	Persons or Class of Persons	Securities	Consideration
March 2017	Intiva USA, Inc. (1)	24,000,000 shares of common stock	$201,228
April to May 2017	Alain Bankier and 2 other accredited investors (2)	831,112 shares of common stock at $0.1125 per share	$93,500
May 2017 to August 2017	Alain Bankier, Robert Goldfarb and 60 other accredited investors (2)	1,116,400 units at $1.25 per unit, each unit consisting of 10 shares of common stock, one Class A Warrant, one Class B Warrant and one Class C Warrant	$1,395,500
August 2017	5 officers and directors of the registrant (1)	6,400,000 shares of common stock, subject to forfeiture restrictions and valued at $0.125 per share. Restrictions lapsed as to one-third of each grant as of the initial date of grant, and restrictions as to one-twelfth of each grant will lapse quarterly for a two-year period commencing on the last day of each calendar quarter beginning on October 1, 2017	Services valued at $800,000
September 2017	One accredited investor (2)	100,000 shares of common stock at $0.25 per share	$25,000
September 2017 to November 2017	Two accredited investors (1)	442,800 shares of common stock at $0.125 per share	Services valued at $55,350
December 2017 to January 2018	54 accredited investors (2)	960,400 shares of common stock at $0.25 per share pursuant to the exercise of Class A warrants	$240,100
December 2017 to June 2018	16 accredited investors (2)	1 83,200 shares of common stock at $0.38 per share pursuant to the exercise of Class B warrants	$69,616
December 2017 to June 2018	7 accredited investors (2)	90 ,000 shares of common stock at $0.50 per share pursuant to the exercise of Class C warrants	$45 ,000
January 2018	1 accredited investor (1)	12,000 units at $2.10 per unit, each unit consisting of two shares of common stock and one common stock purchase warrant	$25,200

(1)	We relied upon the exemption from registration contained in Section 4(a)(2) of the Securities Act, as all of the investors were deemed to be sophisticated with respect to the investment in the securities due to their financial condition and involvement in the registrant’s business and had access to the kind of information which registration would disclose.

(2)	We relied upon the exemption from registration contained in Rule 506(b) of Regulation D under the Securities Act, as the securities were sold only to accredited investors.

No underwriters or placement agents were used and no commissions were paid in the above stock transactions. Restrictive legends were placed on the certificates evidencing the securities issued in all of the above transactions.

We relied upon the exemption from registration contained in Rule 506(b) of Regulation D under the Securities Act, as the securities were sold only to accredited investors, without the use of general solicitation or advertising. No underwriters or placement agents were used and no commissions were paid in the above stock transactions. Restrictive legends were placed on the certificates evidencing the securities issued in all of the above transactions.

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Item 16. Exhibits and Financial Statement Schedules

(a) Exhibits. The list of exhibits is set forth under “Exhibit Index” at the end of this registration statement and is incorporated by reference herein.

(b) Financial Statement Schedules. Schedules not listed above have been omitted because the information required to be set forth therein is not applicable or is shown in the financial statements or notes thereto.

Item 17. Undertakings

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

(c) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

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SIGNATURES

Pursuant to the requirement of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Glendale, State of Colorado, on June 19 , 2018.

INTIVA BIOPHARMA INC.

By:	/s/ Alain Bankier
Alain Bankier
Interim Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Richard Greenberg	Chairman of the Board	June 19 , 2018
Richard Greenberg

/s/ Alain Bankier	Interim Chief Executive Officer (Principal Executive Officer) and Director	June 19 , 2018
Alain Bankier

/s/ Evan Wasoff	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	June 19 , 2018
Evan Wasoff

/s/ Lindy Snider	Director	June 19 , 2018
Lindy Snider

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EXHIBIT INDEX

Exhibit Number	Description	Incorporated by Reference	Filed Herewith
2.1	Bankruptcy Court Order	Exhibit 2 to the registrant’s registration statement on Form 10 filed November 14, 2014
2.2	Amended and Restated Share Exchange Agreement between the Registrant and Intiva BioPharma Inc., dated October 13, 2017	Exhibit 10.2 to the registration current report on Form 8-K filed October 16, 2017
3.1	Certificate of Incorporation	Exhibit 3.1 to the registrant’s registration statement on Form 10 filed November 14, 2014
3.2	Certificate of Merger	Exhibit 3.1(i) to the registrant’s registration statement on Form 10 filed November 14, 2014
3.3	Certificate of Amendment to Certificate of Incorporation	Exhibit 3.1(ii) to the registrant’s registration statement on Form 10 filed November 14, 2014
3.4	Certificate of Amendment to Certificate of Incorporation	Exhibit 3.4 to the registrant’s quarterly report on Form 10-Q filed May 15, 2018
3.5	Bylaws	Exhibit 3.2 to the registrant’s Form 10 registration statement filed November 14, 2014
5.1	Opinion of Doida Law Group LLC	Exhibit 5.1 to the registration statement on Form S-1 (File No. 333-225477) filed June 11, 2018
10.1#	2017 Stock Incentive Plan	Exhibit 10.1 to the registrant’s quarterly report on Form 10-Q filed May 15, 2018
10.2	Licensing Agreement between the Company and Kotzker Consulting LLC.	Exhibit 10.2 to the registrant’s quarterly report on Form 10-Q filed May 15, 2018
10.3	Exclusive License Agreement between the Company and Accu-Break Pharmaceuticals, Inc.	Exhibit 10.3 to the registrant’s quarterly report on Form 10-Q filed May 15, 2018
10.4#	2018 Equity Incentive Plan	Exhibit 10.4 to the registrant’s quarterly report on Form 10-Q filed May 15, 2018
21.1	Subsidiaries of the registrant	Exhibit 21.1 to the registration statement on Form S-1 (File No. 333-225477) filed June 7, 2018
23.1	Consent of M&K CPAS, PLLC, independent registered public accounting firm	Exhibit 23.1 to the registration statement on Form S-1 (File No. 333-225477) filed June 7, 2018
23.2	Consent of Offices of Doida Law Group LLC (included in Exhibit 5.1)	Exhibit 5.1 to the registration statement on Form S-1 (File No. 333-225477) filed June 11, 2018

# Indicates a management contract or compensatory plan or arrangement.

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